Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PEMEX PROJECT FUNDING MASTER TRUST
(Exact name of Issuer as specified in its charter)
PETROLEOS MEXICANOS (MEXICAN PETROLEUM)
PEMEX-EXPLORACION Y PRODUCCION (PEMEX-EXPLORATION AND PRODUCTION)
PEMEX-REFINACION (PEMEX-REFINING)
and
PEMEX-GAS Y PETROQUIMICA BASICA (PEMEX-GAS AND BASIC PETROCHEMICALS)
(Exact names of co-registrants as specified in their charters and translations of co-registrants’ names into English)

Delaware	United Mexican States	1311	Not Applicable
(State or other jurisdiction of	(State or other jurisdiction of	(Primary Standard	(I.R.S. Employer
incorporation or organization	incorporation or organization	Industrial Classification	Identification Number)
of Issuer)	of co-registrants)	Code Number)

c/o The Bank of New York Mellon	Avenida Marina Nacional No. 329
Global Structured Finance Unit	Colonia Huasteca
101 Barclay Street, 4 East	México, D.F. 11311
New York, NY 10286	México
(Address, including zip code, and telephone number,	Telephone: (52-55) 1944-2500
including area code, of issuer’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of co-registrants’ principal executive offices)

Ismael Hernández Amor	Copies to:
P.M.I. Holdings North America, Inc.	Wanda J. Olson
909 Fannin, Suite 3200	Cleary Gottlieb Steen & Hamilton LLP
Houston, Texas 77010	One Liberty Plaza
Telephone: 713-567-0182	New York, New York 10006
(Name, address and telephone number of agent for service)	Facsimile: 212-225-3999
Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
Title of Each Class of	to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered	Per Unit(1)	Price(1)	Registration Fee(1)
5.75% Guaranteed Notes due 2018	U.S. $2,500,000,000	100%	U.S. $2,500,000,000	U.S. $98,250.00
6.625% Guaranteed Bonds due 2035	U.S. $501,000,000	100%	U.S. $501,000,000	U.S. $19,689.30
6.625% Guaranteed Bonds due 2038	U.S. $500,000,000	100%	U.S. $500,000,000	U.S. $19,650.00
Guaranties and subsidiary guaranties	U.S. $3,501,000,000	—	—	None(2)

(1)	The securities being registered are offered (i) in exchange for 5.75% Notes due 2018, 6.625% Bonds due 2035 and 6.625% Bonds due 2038 previously sold in transactions exempt from registration under the Securities Act of 1933 and (ii) upon certain resales of the securities by broker-dealers. The registration fee has been computed based on the face value of the securities solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457 under the Securities Act of 1933.

(2)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guaranties and the subsidiary guarantees.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus
Pemex Project Funding Master Trust

Exchange Offers

for the following classes of securities:

U.S. $2,500,000,000 5.75% Guaranteed Notes due 2018
U.S. $501,000,000 6.625% Guaranteed Bonds due 2035
U.S. $500,000,000 6.625% Guaranteed Bonds due 2038
unconditionally guaranteed by
Petróleos Mexicanos
Terms of the Exchange Offers

•	We are offering to exchange securities that we sold in private offerings for an equal principal amount of new registered securities.

•	The exchange offers commence on July •, 2008 and expire at Midnight, New York City time, on August •, 2008, unless we extend them.

•	You may withdraw a tender of old securities at any time prior to the expiration of the exchange offers.

•	All old securities that are validly tendered and not validly withdrawn will be exchanged.

•	We believe that the exchange of securities will not be a taxable exchange for either U.S. or Mexican federal income tax purposes.

•	We will not receive any proceeds from the exchange offers.

•	The terms of the new securities to be issued are identical to the old securities, except for the transfer restrictions and registration rights relating to the old securities.
•	The payment of principal and interest on the new securities will be unconditionally guaranteed by Petróleos Mexicanos, a decentralized public entity of the Federal Government of the United Mexican States, which we refer to as the guarantor.

•	Three of the four subsidiary entities of Petróleos Mexicanos will guarantee its obligations as guarantor of the new securities. These subsidiary entities are Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals; we refer to them as the subsidiary guarantors.

•	The new securities will contain provisions regarding acceleration and future modifications to their terms that differ from those applicable to certain of the Pemex Project Funding Master Trust’s, which we refer to as the issuer, and the guarantor’s other outstanding public external indebtedness issued prior to October 2004. Under these provisions, in certain circumstances, the issuer and the guarantor may amend the payment and certain other provisions of an issue of new securities with the consent of the holders of 75% of the aggregate principal amount of such new securities.

     We are not making an offer to exchange securities in any jurisdiction where the offer is not permitted.
     Investing in the securities issued in the exchange offers involves certain risks. See “Risk Factors” beginning on page 16.
     Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission in the United States has approved or disapproved the securities to be distributed in the exchange offers, nor have they determined that this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.
July •, 2008

 ii

     Terms such as “we,” “us” and “our” generally refer to Petróleos Mexicanos and its consolidated subsidiaries, unless the context otherwise requires.
     We will apply, through our listing agent, to have the new securities admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange. All of the old securities are currently admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange.
     Petróleos Mexicanos, as guarantor, has filed notices in respect of the offering of both the old securities and the new securities with the Comisión Nacional Bancaria y de Valores (National Banking and Securities Commission, or the CNBV) of the United Mexican States, which we refer to as Mexico, at the time the old securities were issued. Such notice is a requirement under the Ley de Mercado de Valores (the Securities Market Law) in connection with an offering of securities outside of Mexico by a Mexican issuer. Such notice is solely for information purposes and does not imply any certification as to the investment quality of the new securities, the solvency of the issuer, the guarantor or the subsidiary guarantors or the accuracy or completeness of the information contained in this prospectus.
     Furthermore, the information included in this prospectus is the sole responsibility of the issuer, the guarantor and the subsidiary guarantors (and not our managing trustee) and has not been reviewed or authorized by the CNBV of Mexico. The new securities have not been registered in the Registro Nacional de Valores, which we refer to as the Registry, maintained by the CNBV and, consequently, may not be offered or sold in Mexico except through a private offering under the Securities Market Law. Any Mexican investor who acquires the new securities from time to time must rely on its own examination of the issuer, the guarantor and the subsidiary guarantors.
     You should rely only on the information provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.
AVAILABLE INFORMATION
     Separate financial statements of the Pemex Project Funding Master Trust have not been included in this prospectus. Petróleos Mexicanos does not believe that these financial statements would be material to you because (1) Petróleos Mexicanos, an SEC reporting company, is the sole beneficiary of the issuer, (2) the issuer has no independent operations, and (3) Petróleos Mexicanos has fully and unconditionally guaranteed the issuer’s obligations under the securities.
     In its filings under the Securities Exchange Act of 1934, as amended, a footnote to Petróleos Mexicanos’ annual financial statements states that the issuer is consolidated with Petróleos Mexicanos, and that the guarantee, when taken together with the indenture, the trust agreement of the issuer and Petróleos Mexicanos’ obligations to pay all fees and expenses of the issuer, constitutes a full and unconditional guarantee by Petróleos Mexicanos of the issuer’s obligations under the securities.
     We have filed a registration statement with the SEC on Form F-4 covering the new securities. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any of those contracts, agreements or other documents as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
     Petróleos Mexicanos is required to file periodic reports and other information (File No. 0-99) with the SEC under the Securities Exchange Act of 1934, as amended. We will also furnish other reports as we may determine appropriate or as the law requires. You may read and copy the registration statement, including the attached exhibits, and any reports or other information we file, at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC’s Public Reference Section at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. In addition, any filings we make electronically with the SEC will be available to the public over the Internet at the SEC’s website at http://www.sec.gov under the name “Mexican Petroleum.”
     You may also obtain copies of these documents at the offices of the Luxembourg listing agent, KBL European Private Bankers S.A.
     The SEC allows Petróleos Mexicanos to “incorporate by reference” information it files with the SEC, which means that Petróleos Mexicanos can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supercede this information. We incorporate by reference the documents filed by Petróleos Mexicanos listed below:
•	Petróleos Mexicanos’ annual report on Form 20-F for the year ended December 31, 2007, furnished to the SEC on Form 20-F on June 30, 2008, which we refer to as the “Form 20-F”;

•	Petróleos Mexicanos’ report relating to our unaudited condensed consolidated results for the three months ended March 31, 2008, furnished to the SEC on Form 6-K on July 17, 2008; and

•	all of Petróleos Mexicanos’ annual reports on Form 20-F, and all reports on Form 6-K that are designated in such reports as being incorporated into this prospectus, filed with the SEC pursuant to Section 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the exchange offers.
     You may request a copy of any document that is incorporated by reference in this prospectus and that has not been delivered with this prospectus, at no cost, by writing or telephoning Petróleos Mexicanos at: Gerencia Jurídica de Finanzas, Avenida Marina Nacional No. 329, Colonia Huasteca, México D.F. 11311, telephone (52-55) 1944-9325, or by contacting our managing trustee at the address indicated on the inside back cover of this prospectus or by contacting our Luxembourg listing agent at the address indicated on the inside back cover of this prospectus, as long as any of the new securities are admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, and the rules of such stock exchange so require. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.
ELECTRONIC DELIVERY OF DOCUMENTS
     We are delivering copies of this prospectus in electronic form through the facilities of The Depository Trust Company (“DTC”). You may obtain paper copies of the prospectus by contacting the exchange agent or the Luxembourg listing agent at their respective addresses specified on the inside back cover of this prospectus. By participating in the exchange offers, you will (unless you have requested paper delivery of documents) be consenting to electronic delivery of these documents.
CURRENCY OF PRESENTATION
     References in this prospectus to “U.S. dollars,” “U.S. $,” “dollars” or “$” are to the lawful currency of the United States of America. References in this prospectus to “pesos” or “Ps.” are to the lawful currency of Mexico. We use the term “billion” in this prospectus to mean one thousand million.
     This prospectus contains translations of certain peso amounts into U.S. dollars at specified rates solely for your convenience. You should not construe these translations as representations that the peso amounts actually represent the actual U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated. Unless we indicate otherwise, the U.S. dollar amounts have been translated from pesos at an exchange rate of Ps. 10.8662 to U.S. $1.00, which is the exchange rate that the Secretaría de Hacienda y Crédito Público (the Ministry of Finance and Public Credit) instructed us to use on December 31, 2007.
     On July 17, 2008, the noon buying rate for cable transfers in New York reported by the Federal Reserve Bank of New York was Ps. 10.2235 = U.S. $1.00.
PRESENTATION OF FINANCIAL INFORMATION
     The audited consolidated financial statements of PEMEX as of December 31, 2006 and 2007 and for each of the three years ended December 31, 2005, 2006 and 2007 are included in Item 18 of the Form 20-F incorporated by reference in this prospectus and the registration statement covering the new securities. We refer to these financial statements as the 2007 financial statements. These consolidated financial statements were prepared in accordance with Normas de Información Financiera Mexicanas (Mexican Financial Reporting Standards, which we refer to as Mexican FRS or NIFs).
     The 2007 financial statements were reconciled to United States generally accepted accounting principles, or “U.S. GAAP.” Mexican FRS differs in certain significant respects from U.S. GAAP; the differences that are material to the 2007 financial statements are described in Note 21 to the 2007 financial statements.
     We have also incorporated by reference in this prospectus PEMEX’s condensed consolidated interim financial statements as of March 31, 2008 and for the three months ended March 31, 2007 and 2008, which were not audited and were prepared in accordance with Mexican FRS.
     For periods ending prior to January 1, 2008, Mexican FRS requires re-expression of all financial statements in constant Mexican pesos as of the date of the most recent balance sheet presented. Accordingly, other than the condensed consolidated interim financial information of PEMEX for the three months ended March 31, 2008, the financial statements and other financial information contained in this registration statement are presented in constant pesos with purchasing power as of December 31, 2007.

PROSPECTUS SUMMARY
     The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the new securities we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety.
The Issuer
     The issuer, Pemex Project Funding Master Trust, is a Delaware statutory trust established by Petróleos Mexicanos pursuant to the terms of a trust agreement dated as of November 10, 1998 among The Bank of New York Mellon, which, together with its successors and assigns, acts as the managing trustee, BNY Mellon Trust of Delaware, as Delaware Trustee and Petróleos Mexicanos, as sole beneficiary, as amended. The issuer is a financing vehicle for the long-term productive infrastructure projects of Petróleos Mexicanos, which we refer to as PIDIREGAS. The Delaware office of the issuer is BNY Mellon Trust of Delaware, 100 White Clay Center, Route 273, P. O. Box 6995, Newark, DE 19714, telephone: (302) 283-8905; the office of the managing trustee of the issuer is The Bank of New York Mellon, Corporate Trust, Global Structured Finance Unit, 101 Barclay Street, Floor 4 East, New York, NY 10286, telephone (212) 495-1784.
PEMEX
     Petróleos Mexicanos is a decentralized public entity of the federal government of the United Mexican States (“Mexico”). The Mexican Congress established Petróleos Mexicanos on June 7, 1938 in conjunction with the nationalization of the foreign oil companies then operating in Mexico. Its operations are carried out through four principal subsidiary entities, which are Pemex-Exploración y Producción (Pemex-Exploration and Production), Pemex-Refinación (Pemex-Refining), Pemex-Gas y Petroquímica Básica (Pemex-Gas and Basic Petrochemicals) and Pemex-Petroquímica (Pemex-Petrochemicals). Petróleos Mexicanos and each of the subsidiary entities are decentralized public entities of Mexico and legal entities empowered to own property and carry on business in their own names. In addition, a number of subsidiary companies, including Pemex Project Funding Master Trust, are incorporated into the consolidated financial statements. We refer to Petróleos Mexicanos, the subsidiary entities and the consolidated subsidiary companies as PEMEX, and together they comprise Mexico’s state oil and gas company.
The Exchange Offers
     On October 22, 2007, we issued U.S. $1,500,000,000 of 5.75% Notes due 2018. On June 4, 2008 we issued an additional U.S. $1,000,000,000 of 5.75% Notes due 2018. We refer to the U.S. $1,500,000,000 of 5.75% Notes due 2018 that were issued in October 2007, together with the additional U.S. $1,000,000,000 of 5.75% Notes due 2018 that we issued in June 2008, as the “2018 old notes.”
     On June 8, 2005, we issued U.S. $500,000,000 of 6.625% Bonds due 2035. On February 2, 2006, we issued an additional U.S. $750,000,000 of 6.625% Bonds due 2035. Of the U.S. $1,250,000,000 of 6.625% Bonds due 2035 that we issued in June 2005 and February 2006, U.S. $1,249,000,000 of 6.625% Bonds due 2035 were exchanged for new registered bonds in February and December 2006 pursuant to exchange offers we commenced in January and November 2006, respectively. On October 22, 2007 we issued an additional U.S. $500,000,000 of 6.625% Bonds due 2035. We refer to the U.S. $1,000,000 of 6.625% Bonds due 2035 that were issued in June 2005 and February 2006 and not exchanged in our previous exchange offers, together with the additional U.S. $500,000,000 of 6.625% Bonds due 2035 that we issued in October 2007, as the “2035 old bonds.”
     On June 4, 2008, we issued U.S. $500,000,000 of 6.625% Bonds due 2038. We refer to the U.S. $500,000,000 of 6.625% Bonds due 2038 as the “2038 old bonds.”
     We are offering new, registered securities in exchange for the 2018 old notes, the 2035 old bonds and the 2038 old bonds, which were unregistered securities and which we issued and sold to certain initial purchasers. These initial purchasers sold the 2018 old notes, the 2035 old bonds, and the 2038 old bonds in offshore transactions and to qualified institutional buyers in transactions that were exempt from the registration requirements of the Securities Act. In this prospectus, we refer to the unregistered securities that we have already issued as the old securities, and the securities that we are now offering as the new securities.
     The old securities and the new securities are guaranteed by Petróleos Mexicanos. Three of the subsidiary entities of Petróleos Mexicanos guarantee its obligations as guarantor of the securities. These subsidiary entities are Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals.
Registration Rights Agreements
     Each time we issued the old securities, we also entered into a registration rights agreement with the initial purchasers of those old securities in which we agreed to do our best to complete exchange offers of the old securities on or prior to a particular date. We have already complied with our obligations under the registration rights agreements that we entered into in respect of the 2035 old bonds issued in June 2005 and February 2006.
The Exchange Offers
     Under the terms of the exchange offers, holders of each series of old securities are entitled to exchange old securities for an equal principal amount of new securities with substantially identical terms, except as described herein.
     You should read the discussion under the heading “Description of the New Securities” for further information about the new securities and the discussion under the heading “The Exchange Offers” for more information about the exchange process. The 2018 old notes, the 2035 old bonds, and the 2038 old bonds may be tendered only in a principal amount of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof.
     The series of new securities that we will issue in exchange for old securities will correspond to the series of old securities tendered as follows:

Corresponding
New Securities Series	Old Securities Series
5.75% Guaranteed Notes due 2018, or “2018 new notes”	5.75% old notes due 2018
6.625% Guaranteed Bonds due 2035, or “2035 new bonds”	6.625% old bonds due 2035
6.625% Guaranteed Bonds due 2038, or “2038 new bonds”	6.625% old bonds due 2038
     As of the date of this prospectus, the following amounts of each series of old securities are outstanding:
•	U.S. $2,500,000,000 aggregate principal amount of 2018 old notes;

•	U.S. $501,000,000 aggregate principal amount of 2035 old bonds; and

•	U.S. $500,000,000 aggregate principal amount of 2038 old bonds.
Resale of New Securities
     Based on an interpretation by the SEC staff set forth in no-action letters issued to third parties, we believe that you may offer the new securities issued in the exchange offers for resale, resell them or otherwise transfer them without compliance with the registration and prospectus delivery provisions of the Securities Act, as long as:
•	you are acquiring the new securities in the ordinary course of your business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new securities; and

•	you are not an “affiliate” of ours, as defined under Rule 405 of the Securities Act.
     If any statement above is not true and you transfer any new security without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act. We do not assume responsibility for or indemnify you against this liability.
     If you are a broker-dealer and receive new securities for your own account in exchange for old securities that you acquired as a result of market making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new securities. We will make this prospectus available to broker-dealers for use in resales for 180 days after the expiration date of these exchange offers.
Consequences of Failure to Exchange Old Securities
     If you do not exchange your old securities for new securities, you will continue to hold your old securities. You will no longer be able to require that we register the old securities under the Securities Act. In addition, you will not be able to offer or sell the old securities unless:
•	they are registered under the Securities Act, or

•	you offer or sell them under an exemption from the requirements of, or in a transaction not subject to, the Securities Act.
Expiration Date
     The exchange offers will expire at Midnight, New York City time, on August •, 2008, unless we decide to extend the expiration date.
Interest on the New Securities
     The 2018 new notes will accrue interest at 5.75% per year, accruing from March 1, 2008, the last date on which we paid interest on the 2018 old notes issued in October 2007 and the date from which interest accrues on the 2018 old notes issues in June 2008. We will pay interest on the 2018 new notes on March 1 and September 1 of each year.
     The 2035 new bonds will accrue interest at 6.625% per year, accruing from June 15, 2008, the last date on which we paid interest on the 2035 old bonds. We will pay interest on the 2035 new bonds on June 15 and December 15 of each year.
     The 2038 new bonds will accrue interest at 6.625% per year, accruing from June 4, 2008, the date from which interest on the 2038 old bonds accrues. We will pay interest on the 2038 new bonds on June 15 and December 15 of each year.
Conditions to the Exchange Offers
     We may terminate the exchange offers and refuse to accept any old securities for exchange if:
•	there has been a change in applicable law or the SEC staff’s interpretation of applicable law, and the exchange offers are not permitted under applicable law or applicable SEC staff interpretations of law; or

•	there is a stop order in effect or threatened with respect to the exchange offers or the indenture governing the securities.
     We have not made any of the exchange offers contingent on holders tendering any minimum principal amount of old securities for exchange.
Certain Deemed Representations, Warranties and Undertakings
     If you participate in the exchange offers, you will be deemed to have made certain acknowledgments, representations, warranties and undertakings. See “The Exchange Offers—Holders’ Deemed Representations, Warranties and Undertakings.”
Procedure for Tendering Old Securities
     If you wish to accept the exchange offers, you must deliver electronically your acceptance together with your old securities through DTC’s Automated Tender Offer Program (“ATOP”) system.
     If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your acceptance to DTC electronically.
Withdrawal Rights
     You may withdraw the tender of your old securities at any time prior to Midnight, New York City time, on the expiration date, unless we have already accepted your old securities. To withdraw, you must send a written notice of withdrawal to the exchange agent through the electronic submission of a message in accordance with the procedures of DTC’s ATOP system by Midnight, New York City time, on the scheduled expiration date. We may extend the expiration date without extending withdrawal rights.
     If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your written notice of withdrawal to DTC electronically by Midnight, New York City time, on the expiration date.
Acceptance of Old Securities and Delivery of New Securities
     If all of the conditions to the exchange offers are satisfied or waived, we will accept any and all old securities that are properly tendered in the exchange offers prior to Midnight, New York City time, on the expiration date. We will deliver the new securities as promptly as practicable after the expiration date.
Tax Considerations
     We believe that the exchange of old securities for new securities will not be a taxable exchange for U.S. federal and Mexican income tax purposes. You should consult your tax advisor about the tax consequences of the exchange offers as they apply to your individual circumstances.

Fees and Expenses
     We will bear all expenses related to consummating the exchange offers and complying with the registration rights agreements. The initial purchasers have agreed to reimburse us for certain of these expenses.
Exchange Agent
     Deutsche Bank Trust Company Americas is serving as the exchange agent for the exchange offers. Deutsche Bank Luxembourg S.A. is serving as the exchange agent in Luxembourg. The exchange agents’ addresses, telephone numbers and facsimile numbers are included under the heading “The Exchange Offers—The Exchange Agent; Luxembourg Listing Agent.”
Description of the New Securities
Issuer
     Pemex Project Funding Master Trust.
Guarantors
     Petróleos Mexicanos will unconditionally guarantee the payment of principal and interest on the new securities. We call this the guarantee.
     Each of Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals will, jointly and severally, guarantee Petróleos Mexicanos’ payment obligations under its guaranty of the new securities. We call these the subsidiary guaranties.
New Securities Offered
•	U.S. $2,500,000,000 aggregate principal amount of 5.75% new notes due 2018,

•	U.S. $501,000,000 aggregate principal amount of 6.625% new bonds due 2035, and

•	U.S. $500,000,000 aggregate principal amount of 6.625% new bonds due 2038.
     The form and terms of each series of new securities will be the same as the form and terms of the corresponding series of old securities, except that:
•	the new securities will be registered under the Securities Act and therefore will not bear legends restricting their transfer,

•	holders of the new securities will not be entitled to some of the benefits of the registration rights agreement, and

•	we will not issue the new securities under our medium-term note program.
     The new securities will evidence the same debt as the old securities.
Maturity Dates
•	2018 new notes mature on March 1, 2018,

•	2035 new bonds mature on June 15, 2035, and

•	2038 new bonds mature on June 15, 2038.
Interest Payment Dates
•	for the 5.75% new notes, March 1 and September 1 of each year, and

•	for the 2035 new bonds and the 2038 new bonds, June 15 and December 15 of each year.

Consolidation with Other Securities
     The 2035 new bonds will be consolidated to form a single series with, and will be fully fungible with, the U.S. $1,249,000,000 principal amount of our outstanding 6.625% guaranteed bonds that we issued in February and December 2006 upon the consummation of the exchange offers that we commenced in January and November 2006, respectively.
Further Issues
     We may, without your consent, increase the size of the issue of any of the series of new securities or create and issue additional securities with either the same terms and conditions or the same except for the issue price, the issue date and the amount of the first payment of interest; provided that such additional securities do not have, for the purpose of U.S. federal income taxation, a greater amount of original issue discount than the affected series of new securities have as of the date of the issue of the additional securities. These additional securities may be consolidated to form a single series with the corresponding new securities.
Withholding Tax; Additional Amounts
     We will make all principal and interest payments on the new securities without any withholding or deduction for Mexican withholding taxes, unless we are required by law to do so. In some cases where we are obliged to withhold or deduct a portion of the payment, we will pay additional amounts so that you will receive the amount that you would have received had no tax been withheld or deducted. For a description of when you would be entitled to receive additional amounts, see “Description of the New Securities—Additional Amounts.”
Tax Redemption
     If, as a result of certain changes in Mexican law, the issuer or Petróleos Mexicanos is obligated to pay additional amounts on interest payments on any of the series of the new securities at a rate in excess of 10% per year, then we may choose to redeem those new securities. If we redeem any new securities, we will pay 100% of their outstanding principal amount, plus accrued and unpaid interest and any additional amounts payable up to the date of our redemption.
Redemption of the New Securities at the Option of the Issuer
     The issuer may at its option redeem any of the 2018 new notes, the 2035 new bonds or the 2038 new bonds, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to the principal amount thereof, plus the Make-Whole Amount (as defined under “Description of the New Securities—Redemption of the New Securities at the Option of the Issuer”) plus accrued interest on the principal amount of the 2018 new notes, the 2035 new bonds or the 2038 new bonds, as the case may be, to the date of redemption.
Ranking of the New Securities and the Guaranties
     The new securities:
•	will be direct, unsecured and unsubordinated public external indebtedness of the issuer, and

•	will rank equally in right of payment with each other and with all other existing and future unsecured and unsubordinated public external indebtedness of the issuer.
     The guaranties of the new securities by Petróleos Mexicanos and the subsidiary guarantors will constitute direct, unsecured and unsubordinated public external indebtedness of Petróleos Mexicanos and each of the subsidiary guarantors, respectively, and will rank pari passu with each other and with all other present and future unsecured and unsubordinated public external indebtedness of Petróleos Mexicanos and each of the subsidiary guarantors.
     Petróleos Mexicanos and the subsidiary guarantors are party to certain financial leases which will, with respect to the assets securing those financial leases, rank prior to the new securities and the guaranties.
Negative Pledge
     None of the issuer, Petróleos Mexicanos or the subsidiary guarantors or their respective subsidiaries will create security interests in our crude oil and crude oil receivables to secure any public external indebtedness. However, we may enter into up to U.S. $4 billion of receivables financings and similar transactions in any year and up to U.S. $12 billion of receivables financings and similar transactions in the aggregate.
     We may pledge or grant security interests in any of our other assets or the assets of Petróleos Mexicanos or the subsidiary guarantors to secure our debts. In addition, we may pledge oil or oil receivables to secure debts payable in pesos or debts which are different than the new securities, such as commercial bank loans.
Indenture
     The new securities will be issued pursuant to an indenture dated as of December 30, 2004, among the issuer, Petróleos Mexicanos and the trustee.
Trustee
     Deutsche Bank Trust Company Americas.
Events of Default
     The new securities and the indenture under which the new securities will be issued contain certain events of default. If an event of default occurs and is continuing with respect to a series of securities, 20% of the holders of the outstanding securities of that series can require us to pay immediately the principal of and interest on all those securities. For a description of the events of default and their grace periods, you should read “Description of the New Securities—Events of Default; Waiver and Notice.”
Collective Action Clauses
     The new securities will contain provisions regarding acceleration and future modifications to their terms that differ from those applicable to certain of the issuer’s and the guarantor’s other outstanding public external indebtedness issued prior to October 2004. Under these provisions, in certain circumstances, the issuer and the guarantor may amend the payment and certain other provisions of a series of new securities with the consent of the holders of 75% of the aggregate principal amount of such new securities.
Governing Law
     The new securities and the indenture will be governed by New York law, except that the laws of Mexico will govern the authorization and execution of these documents by Petróleos Mexicanos.
Listing
     The issuer intends to apply, through its listing agent, to have the new securities admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange. All of the old securities are currently admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange.
Use of Proceeds
     We will not receive any cash proceeds from the issuance of the new securities.
Principal Executive Offices
     Our headquarters are located at:
Avenida Marina Nacional No. 329
Colonia Huasteca
México, D.F. 11311
Phone: (52-55) 1944-2500.
Risk Factors
     Holders of old securities that do not exchange their old securities for new securities will continue to be subject to the restrictions on transfer that are listed on the legends of those old securities. These restrictions will make the old securities less liquid. To the extent that old securities are tendered and accepted in the exchange offers, the trading market, if any, for the old securities would be reduced.
     The issuer cannot promise that a market for the new securities will be liquid or will continue to exist. Prevailing interest rates and general market conditions could affect the price of the new securities. This could cause the new securities to trade at prices that may be lower than their principal amount or their initial offering price.
     The new securities provide a number of exceptions to the obligations to gross-up for Mexican withholding taxes and do not include a gross-up provision for United States withholding taxes.
     In addition to these risks, there are additional risk factors related to the operations of PEMEX, the Mexican Government’s ownership and control of PEMEX and Mexico generally. These risks are described beginning on page 16.

SELECTED FINANCIAL DATA
     The selected financial data set forth below should be read in conjunction with, and are qualified in their entirety by reference to, the 2007 financial statements included in Item 18 of the Form 20-F. The selected financial data as of March 31, 2008 and for the three-month periods ended March 31, 2007 and 2008 have been derived from the unaudited condensed consolidated interim financial statements of PEMEX for the three-month periods ended March 31, 2007 and 2008.
     The selected financial data set forth below as of and for the five years ended December 31, 2007 have been derived from the 2007 financial statements, which were audited by two independent registered public accounting firms, by KPMG Cárdenas Dosal, S.C. for the 2007 fiscal year and by PricewaterhouseCoopers, S.C. for the four previous years. The selected financial data set forth below as of and for the three months ended March 31, 2007 and 2008 have been derived from our condensed consolidated interim financial statements, which were not audited.
     The consolidated financial statements for the years ended December 31, 2003, 2004 and 2005 were prepared in accordance with Mexican Generally Accepted Accounting Principles, which we refer to as Mexican GAAP. Our consolidated financial statements for the years ended December 31, 2006 and 2007 were prepared in accordance with Mexican FRS, which replaced Mexican GAAP. In this document, unless otherwise stated, we use the term Mexican FRS to mean (1) Mexican GAAP for periods ending prior to January 1, 2006 and (2) NIFs for periods ending on or after January 1, 2006. The unaudited condensed consolidated financial statements as of March 31, 2008 and for the three-month periods ended March 31, 2008 and 2007 were prepared in accordance with Mexican FRS. PEMEX has historically prepared a statement of changes in financial position and expects to include cash-flow statements in the financial statements for the second quarter of 2008.
     Beginning January 1, 2003, we recognize the effects of inflation in accordance with Governmental Standard GS-06 BIS “A” Section C, which requires the adoption of Bulletin B-10, “Recognition of the Effects of Inflation on Financial Information,” under Mexican FRS (which we refer to as Bulletin B-10). As a result of the provisions of Bulletin B-10, we have restated our consolidated financial statements for the years ended December 31, 2003, 2004, 2005 and 2006, in order to present our results for each of these years on the same basis and purchasing power as the results for the year ended December 31, 2007 with respect to the recognition of the effects of inflation. Consequently, the amounts shown in the 2007 financial statements are expressed in thousands of constant Mexican pesos as of December 31, 2007. The December 31, 2007 restatement factors applied to the financial statements at December 31, 2003, 2004, 2005 and 2006 were 1.0519, 1.0333, 1.0405 and 1.0376, respectively, which correspond to inflation from January 1, 2004, 2005, 2006 and 2007 through December 31, 2007, respectively, based on the Mexican national consumer price index, or “NCPI.” See Note 3a. to the 2007 financial statements for a summary of the effects of adoption of Bulletin B-10 and Notes 3i., 3o., 3q., 3v. to the 2007 financial statements for a discussion of the inflation accounting rules applied as a result of the adoption of Bulletin B-10. As a result of the adoption of a new Bulletin B-10, commencing January 1, 2008, we will no longer use inflation accounting, unless the economic environment in which we operate qualifies as “inflationary,” as defined by Mexican FRS. Because the economic environment in the three-year period ended December 31, 2007 did not qualify as inflationary, we did not use inflation accounting to prepare our unaudited condensed consolidated interim financial information as of and for the three-month period ended March 31, 2008.
     Mexican FRS differs in certain significant respects from United States Generally Accepted Accounting Principles (which we refer to as U.S. GAAP). The principal differences between our net income and equity under U.S. GAAP and Mexican FRS are described in Note 21 to the 2007 financial statements and “Item 5—Operating and Financial Review and Prospects—U.S. GAAP Reconciliation” in the Form 20-F.

Selected Financial Data of PEMEX

	Year Ended December 31,(1)(2)
	2003		2004		2005		2006		2007		2007(4)
	(in millions of constant pesos as of										(in millions of
	December 31, 2007)(3)										U.S. dollars)
Income Statement Data
Amounts in accordance with Mexican FRS:
Net sales(5)	Ps.	736,254	Ps.	865,122	Ps.	1,003,831	Ps.	1,103,510	Ps.	1,136,035	$104,548
Total sales net of the IEPS tax		625,852		804,092		982,007		1,103,510		1,136,035	104,548
Operating income		433,643		509,922		539,703		604,277		590,431	54,336
Comprehensive financing result		36,077		7,863		4,836		23,847		20,047	1,845
Net income (loss) for the year		(47,698)		(28,443)		(82,358)		46,953		(18,308)	(1,685)
Balance Sheet Data (end of period)
Amounts in accordance with Mexican FRS:
Cash and cash equivalents		86,063		94,686		130,450		195,777		170,997	15,737
Total assets		992,193		1,057,088		1,125,596		1,250,020		1,330,281	122,424
Long-term debt		356,302		452,761		541,543		524,475		424,828	39,096
Total long-term liabilities		777,698		863,164		977,030		1,032,251		990,909	91,192
Equity (deficit)		53,820		37,199		(29,010)		41,456		49,908	4,593
Amounts in accordance with U.S. GAAP:
Total sales net of IEPS tax		625,679		803,672		982,007		1,103,510		1,136,035	104,548
Operating income net of IEPS tax		288,513		446,471		524,954		611,476		581,482	53,513
Comprehensive financing (cost) income		(31,465)		2,323		(10,116)		(18,152)		(25,610)	(2,357)
Net income (loss) for the period		(77,816)		(14,516)		(79,791)		56,722		(32,642)	(3,004)
Total assets		956,988		1,018,574		1,079,745		1,224,272		1,211,301	111,474
Equity (deficit)		(52,129)		(54,505)		(120,943)		(22,883)		(198,083)	(18,229)
Other Financial Data
Amounts in accordance with Mexican FRS:
Depreciation and Amortization		47,580		46,744		56,996		65,672		72,592	6,681
Investments in fixed assets at cost(6)		79,641		83,742		89,855		104,647		155,121	14,276
Ratio of earnings to fixed charges:
Mexican FRS(7)		—		—		—		1.8581		—	n.a
U.S. GAAP(7)		—		—		—		2.0680		—	n.a

n.a. = Not applicable.

(1)	Includes Petróleos Mexicanos, the subsidiary entities and the subsidiary companies (including the issuer, Fideicomiso F/163 and RepCon Lux, S.A., and, for U.S. GAAP purposes, Pemex Finance, Ltd.). For Mexican FRS purposes, beginning with the year ended December 31, 2005, we include the financial position and results of Pemex Finance, Ltd.

(2)	Mexican FRS differs from U.S. GAAP. For the most significant differences between U.S. GAAP and Mexican FRS affecting our 2007 financial statements, see Note 21 to the 2007 financial statements and “Item 5—Operating and Financial Review and Prospects—U.S. GAAP Reconciliation” in the Form 20-F.

(3)	Our consolidated financial statements for each of the five years ended December 31, 2007 were prepared in accordance with Mexican FRS, including the recognition of the effects of inflation in accordance with Bulletin B-10.

(4)	Translations into U.S. dollars of amounts in pesos have been made at the exchange rate established by the Ministry of Finance and Public Credit for accounting purposes of Ps. 10.8662 = U.S. $1.00 at December 31, 2007. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollar amounts at the foregoing or any other rate.

(5)	Includes the Special Tax on Production and Services, which we refer to as the “IEPS tax” as part of the sales price of the products sold, except in 2006 and 2007, when the IEPS tax rate was negative.

(6)	Includes investments in fixed assets and capitalized interest until 2006, and, beginning in 2007, capitalized comprehensive financial result. See Note 3i. to the 2007 financial statements and “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources” in the Form 20-F. For 2003, it excludes certain expenditures charged to the oil field exploration and depletion reserve.

(7)	Under Mexican FRS, earnings for the years ended December 31, 2003, 2004, 2005 and 2007 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 49,612 million, Ps. 45,026 million, Ps. 86,639 million and Ps. 16,174 million, respectively. Under U.S. GAAP, earnings for the years ended December 31, 2003, 2004, 2005 and 2007 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 79,844 million, Ps. 32,601 million, Ps. 84,708 million and Ps. 33,160 million, respectively.

Source: PEMEX’s financial statements.

Selected Financial Data of PEMEX (continued)

	Three Months Ended March 31,(1)(2)(3)
	2007	2008	2008
	(millions of	(millions of	(millions of
	constant pesos	current pesos)	U.S. dollars(4))
	as of
	December 31,
	2007)
Income Statement Data
Amounts in accordance with Mexican FRS:
Net sales	242,533	321,178	30,163
Total sales	242,803	321,463	30,189
Total sales net of the IEPS tax	242,803	321,463	30,189
Operating income	133,579	170,175	15,982
Comprehensive financing result(5)	10,512	895	84
Net income (loss) for the period	(10,429)	3,253	305
Balance Sheet Data (end of period)
Amounts in accordance with Mexican FRS:
Cash and cash equivalents	n.a.	118,178	11,098
Total assets	n.a.	1,247,180	117,126
Long-term debt	n.a.	413,590	38,841
Total long-term liabilities	n.a.	899,317	84,457
Equity (deficit)	n.a.	112,666	10,581
Other Financial Data
Amounts in accordance with Mexican FRS:
Depreciation and Amortization	15,614	20,959	1,968
Investments in fixed assets at cost(6)	23,563	39,142	3,676
Ratio of earnings to fixed Charges(7)	—	1.6738	—

(1)	Unaudited.

(2)	Includes Petrleos Mexicanos, the subsidiary entities and the subsidiary companies.

(3)	Amounts for the three month period ended March 31, 2007 are expressed in pesos with purchasing power as of December 31, 2007. As a result of a change in Mexican FRS for periods beginning on January 1, 2008, we have not presented 2008 amounts using inflation accounting or re-expressed 2007 amounts as of March 31, 2008.

(4)	Translations into U.S. dollars of amounts in pesos have been made at the established exchange rate for accounting purposes of Ps. 10.6482 = U.S. $1.00 at March 31, 2008. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollar amounts at the foregoing or any other rate.

(5)	Because the economic environment in the three-year period ended December 31, 2007 did not qualify as inflationary under Mexican FRS, in the three-month period ended March 31, 2008, we have not recognized any gain (loss) on net monetary position for this period as per Mexican FRS.

(6)	Includes investments in fixed assets and capitalized interest.

(7)	Earnings for the three months ended March 31, 2007 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 16,999 million.

Source: PEMEX’s interim financial statements.

RISK FACTORS
Risk Factors Related to the Operations of PEMEX
Crude oil and natural gas prices are volatile, and low crude oil and natural gas prices negatively affect PEMEX’s income
     International crude oil and natural gas prices are subject to global supply and demand and fluctuate due to many factors beyond our control. These factors include competition within the oil and natural gas industry, the prices and availability of alternative sources of energy, international economic trends, exchange rate fluctuations, expectations of inflation, domestic and foreign government regulations or international laws, political and other events in major oil and natural gas producing and consuming nations and actions taken by Organization of the Petroleum Exporting Countries (OPEC) members and other oil exporting countries.
     When international crude oil and natural gas prices are low, we earn less export sales revenue and, therefore, earns less income because our costs remain roughly constant. Conversely, when crude oil and natural gas prices are high, we earn more export sales revenue and our income increases. As a result, future fluctuations in international crude oil and natural gas prices will have a direct effect on our results of operations and financial condition.
PEMEX is an integrated oil and gas company and is exposed to production, equipment and transportation risks and deliberate acts of terror
     We are subject to several risks that are common among oil and gas companies. These risks include production risks (fluctuations in production due to operational hazards, natural disasters or weather, accidents, etc.), equipment risks (relating to the adequacy and condition of our facilities and equipment) and transportation risks (relating to the condition and vulnerability of pipelines and other modes of transportation). More specifically, our business is subject to the risks of explosions in pipelines, refineries, plants, drilling wells and other facilities, hurricanes in the Gulf of Mexico and other natural or geological disasters and accidents, fires and mechanical failures.
     Our facilities are also subject to the risk of sabotage and terrorism. In July 2007, two of our pipelines were attacked. In September 2007, six different sites were attacked and 12 of our pipelines were affected. A group called the Popular Revolutionary Army claimed responsibility for all the attacks.
     The occurrence of any of these events could result in personal injuries, loss of life, environmental damage with the resulting containment, clean-up and repair expenses, equipment damage and damage to our facilities. A shutdown of the affected facilities could disrupt our production and increase our production costs.
     Although we have purchased insurance policies covering some of these risks, these policies may not cover all liabilities, and insurance may not be available for all risks. There can be no assurance that accidents or acts of terror will not occur in the future, that insurance will adequately cover the entire scope or extent of our losses or that we may not be found directly liable in connection with claims arising from these and other events. See “Item 4—Information on the Company—Business Overview—PEMEX Corporate Matters—Insurance” in the Form 20-F.

PEMEX has a substantial amount of liabilities that could adversely affect its financial health and results of operations
     We have a substantial amount of debt. As of December 31, 2007, our total indebtedness, excluding accrued interest, was approximately U.S. $ 46.1 billion, in nominal terms, which is an 11.7% decrease, as compared to our total indebtedness, excluding accrued interest, of U.S. $52.2 billion at December 31, 2006. Our level of debt may not decrease further in the near or medium term and may have an adverse effect on our financial condition and results of operations.
     To service our debt, we have relied and may continue to rely on a combination of cash flows provided by operations, drawdowns under our available credit facilities and the incurrence of additional indebtedness. Certain rating agencies have expressed concern regarding the total amount of our debt, our increase in indebtedness over the last several years and our substantial unfunded reserve for retirement pensions and seniority premiums, which as of March 31, 2008 was equal to approximately U.S. $40.0 billion. Due to our heavy tax burden, we have resorted to financings to fund our capital investment projects. Any lowering of our credit ratings may have adverse consequences on our ability to access the financial markets and/or our cost of financing. Although since December 2006 we have financed most of our investments in Proyectos de Infraestructura Productiva de Largo Plazo (long-term productive infrastructure projects, which we refer to as PIDIREGAS) capital expenditures with our own resources through inter-company private placements (see “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—Commitments for Capital Expenditures and Sources of Funding” in the Form 20-F), we have relied and will continue to rely on debt to finance our investments in capital expenditures. If we are unable to obtain financing on terms that are favorable, this may hamper our ability to obtain further financing as well as hamper investment in downstream facilities financed through debt. As a result, we may not be able to make the capital expenditures needed to maintain our current production levels and increase Mexico’s hydrocarbon reserves, which may adversely affect our financial health and results of operation. See “—Risk Factors Related to the Relationship between PEMEX and the Mexican Government—PEMEX must make significant capital expenditures to maintain its current production levels and increase Mexico’s hydrocarbon reserves. Mexican Government budget cuts, reductions in PEMEX’s income and inability to obtain financing may limit PEMEX’s ability to make capital investments” below.
PEMEX’s compliance with environmental regulations in Mexico could result in material adverse effects on its results of operations
     A wide range of general and industry-specific Mexican federal and state environmental laws and regulations apply to our operations. Numerous Mexican Government agencies and departments issue environmental rules and regulations, which are often difficult and costly to comply with and which carry substantial penalties for non-compliance. This regulatory burden increases our costs because it requires us to make significant capital expenditures and limits our ability to extract hydrocarbons, resulting in lower revenues. For an estimate of our accrued environmental liabilities, see “Item 4—Information on the Company—Environmental Regulation—Environmental Liabilities” in the Form 20-F.
PEMEX publishes less U.S. GAAP financial information than U.S. companies are required to file with the SEC
     We prepare our financial statements according to Mexican FRS, which differs in certain significant respects from U.S. GAAP. See “Item 3—Key Information—Selected Financial Data” in the Form 20-F and Note 21 to the 2007 financial statements. As a foreign issuer, we are not required to prepare quarterly U.S. GAAP financial information, and we therefore generally prepares a reconciliation of our net income and equity under Mexican FRS to U.S. GAAP as well as explanatory notes and additional disclosure requirements under U.S. GAAP on a yearly basis only. As a result, there may be less or different publicly available information about us than there is about U.S. issuers.
Risk Factors Related to the Relationship between PEMEX and the Mexican Government
The Mexican Government controls PEMEX, and it could limit PEMEX’s ability to satisfy its external debt obligations or could reorganize or transfer PEMEX or its assets
     Petróleos Mexicanos is a decentralized public entity of the Mexican Government, and therefore the Mexican Government controls us, as well as our annual budget, which is approved by the Mexican Congress. However, our financing obligations do not constitute obligations of and are not guaranteed by the Mexican Government. The Mexican Government has the power to intervene directly or indirectly in our commercial and operational affairs. Intervention by the Mexican Government could adversely affect our ability to make payments under any securities issued or guaranteed by us, including the new securities.
     The Mexican Government’s agreements with international creditors may affect our external debt obligations, including the guarantee and the subsidiary guaranties. In certain past debt restructurings of the Mexican Government, Petróleos Mexicanos’ external indebtedness was treated on the same terms as the debt of the Mexican Government and other public sector entities. In addition, Mexico has entered into agreements with official bilateral creditors to reschedule public sector external debt. Mexico has not requested restructuring of bonds or debt owed to multilateral agencies.
     The Mexican Government would have the power, if federal law and the Constitución Política de los Estados Unidos Mexicanos (Political Constitution of the United Mexican States) were amended, to reorganize PEMEX, including a transfer of all or a portion of Petróleos Mexicanos and the subsidiary entities or their assets to an entity not controlled by the Mexican Government. A reorganization or transfer could adversely affect production, cause a disruption in our workforce and our operations, and cause us to default on certain obligations, including the new securities. See also “—Considerations Related to Mexico” below.
Petróleos Mexicanos and the subsidiary entities pay special taxes, duties and dividends to the Mexican Government
     The Mexican Government taxes Petróleos Mexicanos and the subsidiary entities heavily. In 2007, approximately 63.2% of the sales revenues of Petróleos Mexicanos, the subsidiary entities and the subsidiary companies were used to pay taxes to the Mexican Government. The Mexican Congress determines the rates of taxes and duties applicable to Petróleos Mexicanos and the subsidiary entities from year to year depending on a variety of factors. For further information, see “Item 4—Information on the Company—Taxes and Duties” and “Item 5—Operating and Financial Review and Prospects—IEPS Tax, Hydrocarbon Duties and Other Taxes” in the Form 20-F.
The Mexican Government has entered into agreements with other nations to limit production
     Although Mexico is not a member of OPEC, in the past it has entered into agreements with OPEC and non-OPEC countries to reduce global crude oil supply. We do not control the Mexican Government’s international affairs and the Mexican Government could agree with OPEC or other countries to reduce our crude oil production or exports in the future. A reduction in our oil production or exports could reduce our revenues. For more information, see “Item 5—Operating and Financial Review and Prospects—Export Agreements” in the Form 20-F.
The Mexican Government has imposed price controls in the domestic market on PEMEX’s products
     The Mexican Government imposes price controls on the sales of natural gas, liquefied petroleum gas (LPG), gasolines, diesel, domestic gas oil and fuel oil number 6, among others. As a result of these price controls, PEMEX is not able to pass on all of the increases in the prices of its product purchases to its customers in the domestic market. We do not control the Mexican Government’s domestic policies and the Mexican Government could impose additional price controls on the domestic market in the future. The imposition of such price controls would adversely effect our results of operations. For more information, see “Item 4—Information on the Company—Business Overview— Refining —Pricing Decrees” and “Item 4—Information on the Company—Business Overview—Gas and Basic Petrochemicals—Pricing Decrees” in the Form 20-F.
The Mexican nation, not PEMEX, owns the hydrocarbon reserves in Mexico
     The Political Constitution of the United Mexican States provides that the Mexican nation, not PEMEX, owns all petroleum and other hydrocarbon reserves located in Mexico. Although Mexican law gives Pemex-Exploration and Production the exclusive right to exploit Mexico’s hydrocarbon reserves, it does not preclude the Mexican Congress from changing current law and assigning some or all of these rights to another company. Such an event would adversely affect our ability to generate income.
Information on Mexico’s hydrocarbon reserves is based on estimates, which are uncertain and subject to revisions
     The information on oil, gas and other reserves set forth in the Form 20-F is based on estimates. Reserves valuation is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner; the accuracy of any reserve estimate depends on the quality and reliability of available data, engineering and geological interpretation and subjective judgment. Additionally, estimates may be revised based on subsequent results of drilling, testing and production. Therefore, proved reserve estimates may differ materially from the ultimately recoverable quantities of crude oil and natural gas. Pemex-Exploration and Production revises its estimates of Mexico’s hydrocarbon reserves annually, which may result in material revisions to our estimates of Mexico’s hydrocarbon reserves.
PEMEX must make significant capital expenditures to maintain its current production levels and increase Mexico’s hydrocarbon reserves. Mexican Government budget cuts, reductions in PEMEX’s income and inability to obtain financing may limit PEMEX’s ability to make capital investments
     We invest funds to increase the amount of extractable hydrocarbon reserves in Mexico. We also continually invests capital to enhance our hydrocarbon recovery ratio and improve the reliability and productivity of our infrastructure. Pemex-Exploration and Production’s crude oil production decreased by 5.3% from 2006 to 2007, primarily as a result of the natural decline of production in the Cantarell complex. Our ability to make these capital expenditures is limited by the substantial taxes that we pay and cyclical decreases in our revenues primarily related to lower oil prices. In addition, budget cuts imposed by the Mexican Government and the availability of financing may also limit our ability to make capital investments. For more information, see “Item 4—Information on the Company—History and Development—Capital Expenditures and Investments” in the Form 20-F.
PEMEX may claim some immunities under the Foreign Sovereign Immunities Act and Mexican law, and your ability to sue or recover may be limited
     Petróleos Mexicanos and the subsidiary entities are decentralized public entities of the Mexican Government. Accordingly, you may not be able to obtain a judgment in a U.S. court against us unless the U.S. court determines that we are not entitled to sovereign immunity with respect to that action. However, the guarantor and the subsidiary guarantors have irrevocably submitted to the jurisdiction of the federal courts (or, if jurisdiction in federal courts is not available, to the jurisdiction of state courts) located in the Borough of Manhattan in The City of New York and, to the extent permitted by law, waived immunity from the jurisdiction of these courts in connection with any action based upon the new securities, the guarantee or the subsidiary guaranties brought by any holder of new securities.
     You should know, however, that the guarantor and the subsidiary guarantors have reserved the right to plead immunity under the Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”) in actions brought against them under the U.S. federal securities laws or any state securities laws. Unless the guarantor and the subsidiary guarantors waive their immunity against such actions, you could obtain a U.S. court judgment against one of them only if a U.S. court were to determine that they are not entitled to sovereign immunity under the Immunities Act with respect to that action.
     In addition, Mexican law does not allow attachment prior to judgment or attachment in aid of execution upon a judgment by Mexican courts upon the assets of the guarantor or any of the subsidiary guarantors. As a result, your ability to enforce judgments against us in the courts of Mexico may be limited. We also do not know whether Mexican courts would enforce judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws. Therefore, even if you were able to obtain a U.S. judgment against us, you might not be able to obtain a judgment in Mexico that is based on that U.S. judgment. Moreover, you may not be able to enforce a judgment against our property in the United States except under the limited circumstances specified in the Immunities Act. Finally, if you were to bring an action in Mexico seeking to enforce our obligations under any of our securities, satisfaction of those obligations would be made in pesos, pursuant to the laws of Mexico.
     PEMEX’s directors and officers, as well as some of the experts named in this prospectus, reside outside the United States. Substantially all of our assets and those of most of our directors, officers and experts are located outside the United States. As a result, you may not be able to effect service of process on our directors or officers or those experts within the United States.
Considerations Related to Mexico
Economic conditions and government policies in Mexico may have a material impact on PEMEX’s operations
     A deterioration in Mexico’s economic condition, social instability, political unrest or other adverse social developments in Mexico could adversely affect our business and financial condition. Those events could also lead to increased volatility in the foreign exchange and financial markets, thereby affecting our ability to obtain and service foreign debt. In addition, the Mexican Government may cut spending in the future. These cuts could adversely affect our business, financial condition and prospects. In the past, Mexico has experienced several periods of slow or negative economic growth, high inflation, high interest rates, currency devaluation and other economic problems. These problems may reemerge in the future, and could adversely affect our business and our ability to service our debt, including the new securities.
Changes in exchange rates or in Mexico’s exchange control laws may hamper the ability of PEMEX to service its foreign currency debt
     While the Mexican Government does not currently restrict the ability of Mexican companies or individuals to convert pesos into dollars or other currencies, in the future, the Mexican Government could impose a restrictive exchange control policy, as it has done in the past. We cannot assure you that the Mexican Government will maintain its current policies with regard to the peso or that the peso’s value will not fluctuate significantly in the future. The peso has been subject to significant devaluations against the U.S. dollar in the past and may be subject to significant fluctuations in the future. Mexican Government policies affecting the value of the peso could prevent PEMEX from paying our foreign currency obligations.
     Most of our debt is denominated in U.S. dollars. In the future, we may incur additional indebtedness denominated in U.S. dollars or other currencies. Declines in the value of the peso relative to the U.S. dollar or other currencies may increase our interest costs in pesos and result in foreign exchange losses.
     For information on historical peso/U.S. dollar exchange rates, see “Item 3—Key Information—Exchange Rates” in the Form 20-F.
Political conditions in Mexico could materially and adversely affect Mexican economic policy and, in turn, PEMEX’s operations
     Political events in Mexico may significantly affect Mexican economic policy and, consequently, our operations. On December 1, 2006, Felipe de Jesús Calderón Hinojosa, a member of the National Action Party, formally assumed office as the new President of Mexico. Currently, no political party holds a simple majority in either house of the Mexican Congress. It is not certain how the policies of the new administration and a possible lack of alignment between the President of Mexico and the Mexican Congress may affect us.
Other Risk Factors
If PEMEX is not able to adequately implement the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and is the subject of sanctions or investigation, PEMEX’s results of operations and its ability to provide timely and reliable financial information may be adversely affected
     Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations implemented by the SEC and the Public Company Accounting Oversight Board, or PCAOB, are creating uncertainty for public companies and foreign issuers, increasing legal and financial compliance costs and making some activities more time consuming. Management evaluated our internal control over financial reporting as of December 31, 2007 in compliance with the management certification requirement of Section 404 of the Sarbanes-Oxley Act of 2002. In 2009, our external auditors will be performing the system and process evaluation and testing required to comply with the auditor attestation requirements of Section 404, which we are required to include in our annual report which we will file in 2010 for our 2009 fiscal year. In addition, we are in the process of implementing the automatization of controls in our system to strengthen our internal controls. As a result, we will incur substantial additional expenses and diversion of management’s time. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities such as the SEC. Any such action could adversely affect our financial results. In addition, if we fail to maintain effective internal controls and procedures and/or if we have unexpected problems in the implementation of the automatization of controls in our system, we may be unable to provide the financial information in a timely and reliable manner.
Risks Related to Non-Participation in the Exchange
If holders of old securities do not participate in the exchange offers, the old securities will continue to be subject to transfer restrictions
     Holders of old securities that are not registered under the Securities Act who do not exchange these unregistered old securities for new securities will continue to be subject to the restrictions on transfer that are listed on the legends of those old securities. These restrictions will make these old securities less liquid. To the extent that old securities are tendered and accepted in the exchange offers, the trading market, if any, for the old securities would be reduced.
Risks Related to the New Securities
The market for the new securities or the old securities may not be liquid, and market conditions could affect the price at which the new securities or the old securities trade
     The issuer intends to apply, through its listing agent, to have the new securities admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange. All of the old securities are currently admitted to trading on the Euro MTF. In the event that the new securities are admitted to trading on Euro MTF, we will use our best efforts to maintain such listing; provided that if legislation is adopted in Luxembourg in a manner that would require us to publish its financial statements according to accounting principles or standards that are materially different from those we apply in our financial reporting under the securities laws of Mexico and the United States or that would otherwise impose requirements on us or the subsidiary guarantors that we determine in good faith are unduly burdensome, the issuer may de-list the new securities and/or the old securities. The issuer will use its reasonable best efforts to obtain an alternative admission to listing, trading or quotation for such securities by another listing authority, exchange or system within or outside the European Union, as the issuer may reasonably decide, although there can be no assurance that such alternative listing will be obtained.
     In addition, the issuer cannot promise that a market for either the new securities or the old securities will be liquid or will continue to exist. Prevailing interest rates and general market conditions could affect the price of the new securities or the old securities. This could cause the new securities or the old securities to trade at prices that may be lower than their principal amount or their initial offering price.
The new securities will contain provisions that permit the issuer to amend the payment terms of a series of new securities without the consent of all holders
     The new securities will contain provisions regarding acceleration and voting on amendments, modifications and waivers which are commonly referred to as “collective action clauses.” Under these provisions, certain key terms of a series of the new securities may be amended, including the maturity date, interest rate and other payment terms, without the consent of all of the holders. See “Description of the New Securities—Modification and Waiver.”
The new securities provide a number of exceptions to the obligations to gross-up for Mexican withholding taxes and do not include a gross-up provision for United States withholding taxes
     Payments under the new securities are subject to withholding or deduction for Mexican taxes. The new securities currently provide that the issuer or, as the case may be, the guarantor or the relevant subsidiary guarantor, will be required to pay such additional amounts as may be necessary in order to compensate holders of the new securities for any such withholding or deduction, subject to certain conditions. These conditions include, among others, the satisfaction by the holders of certain certification or similar requirements necessary to demonstrate that they are eligible for a reduced rate of Mexican withholding tax. If you are not able or willing to comply with one or more of these requirements or if you otherwise fit into one of the new securities’ exceptions to the obligation of the issuer, the guarantor or the relevant subsidiary guarantor to pay such additional amounts, you may receive an amount which is less than the amount stated to be due and payable on the new securities.
     The new securities are the obligations of the issuer, a Delaware statutory trust that acts as a financing vehicle for the guarantor. The issuer and the guarantor believe that payments on the new securities are not currently subject to any such U.S. withholding tax or similar deduction. If such a tax were to be imposed, the new securities do not require the issuer to compensate holders of the new securities for any such withholding or deduction.

     FORWARD-LOOKING STATEMENTS
     This prospectus contains words, such as “believe,” “expect,” “anticipate” and similar expressions that identify forward-looking statements, which reflect our views about future events and financial performance. We have made forward-looking statements that address, among other things, our:
•	drilling and other exploration activities;

•	import and export activities;

•	projected and targeted capital expenditures and other costs, commitments and revenues; and

•	liquidity.
     Actual results could differ materially from those projected in such forward-looking statements as a result of various factors that may be beyond our control. These factors include, but are not limited to:
•	changes in international crude oil and natural gas prices;

•	effects on us from competition;

•	limitations on our access to sources of financing on competitive terms;

•	significant economic or political developments in Mexico;

•	developments affecting the energy sector; and

•	changes in our regulatory environment.
     Accordingly, you should not place undue reliance on these forward-looking statements. In any event, these statements speak only as of their dates, and we undertake no obligation to update or revise any of them, whether as a result of new information, future events or otherwise.
     For a discussion of important factors that could cause actual results to differ materially from those contained in any forward-looking statement, you should read “Risk Factors” above.
USE OF PROCEEDS
     We will not receive any cash proceeds from the issuance of the new securities under the exchange offers. In consideration for issuing the new securities as contemplated in this prospectus, we will receive in exchange an equal principal amount of old securities, which will be cancelled. Accordingly, the exchange offers will not result in any increase in our indebtedness or our guarantors’ indebtedness. The net proceeds we received from issuing the old securities were and are being used to finance our investment program.

RATIO OF EARNINGS TO FIXED CHARGES
     PEMEX’s ratio of earnings to fixed charges is calculated as follows:
     Fixed charges for this purpose consist of the sum of interest expense plus interest capitalized during the period. Fixed charges do not take into account exchange gain or loss attributable to PEMEX’s indebtedness. Mexican FRS differs in certain significant respects from U.S. GAAP. The material differences as they relate to PEMEX’s financial statements are described in Note 21 to the 2007 financial statements.
     The following table sets forth PEMEX’s consolidated ratio of earnings to fixed charges for the five-year period ended December 31, 2007, in accordance with Mexican FRS and U.S. GAAP.

	Year Ended December 31, 2007
	2003	2004	2005	2006	2007
Ratio of earnings to fixed charges:
Mexican FRS(1)	—	—	—	1.8581	—
U.S. GAAP(1)	—	—	—	2.0680	—

(1)	Under Mexican FRS, earnings for the years ended December 31, 2003, 2004, 2005 and 2007 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 49,612 million, Ps. 45,026 million, Ps. 86,639 million and Ps. 16,174 million, respectively. Under U.S. GAAP, earnings for the years ended December 31, 2003, 2004, 2005 and 2007 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 79,844 million, Ps. 32,601 million, Ps. 84,708 million and Ps. 33,160 million, respectively.

Source:	PEMEX’s financial statements.

CAPITALIZATION OF PEMEX
     The following table sets forth the capitalization of PEMEX at March 31, 2008, as calculated in accordance with Mexican FRS.

	At March 31, 2008(1)(2)
	(millions of current pesos or
	U.S. dollars)
Long-term external debt	Ps.	320,503	U.S.$	30,100
Long-term domestic debt		93,087		8,741

Total long-term debt (3)	Ps.	413,590	U.S.$	38,841

Certificates of Contribution “A” (4)	Ps.	96,958	U.S.$	9,106
Mexican Government increase in equity of subsidiary entities (5)		147,264		13,830
Surplus in the restatement of equity		—		—
Effect on equity from labor obligations		—		—
Effect of derivative financial instruments		3,241		304
Accumulated losses		(138,051)		(12,965)
Net income (loss) for the period		3,253		305

Total equity		112,665		10,581

Total capitalization	Ps.	526,255	U.S.$	49,422

Notes:	Numbers may not total due to rounding.

(1)	Unaudited. Convenience translations into U.S. dollars of amounts in pesos at the established exchange rate of Ps. 10.6482 = U.S. $1.00 at March 31, 2008. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollar amounts at the foregoing or any other rate.

(2)	As of the date of this prospectus, there has been no material change in the capitalization of PEMEX since March 31, 2008, except for PEMEX’s undertaking of new financings as disclosed in Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—Financing Activities—2008 Financing Activities” in the Form 20-F.

(3)	Total long-term debt does not include short-term indebtedness of Ps. 90.6 billion (U.S. $8.5 billion) at March 31, 2008. See “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources” in the Form 20-F.

(4)	Equity instruments held by the Mexican Government.

(5)	In December 2007, the Mexican Government increased PEMEX’s equity by Ps.11.2 billion.

Source:	PEMEX’s unaudited condensed consolidated interim financial statements.

RECENT DEVELOPMENTS
     The following discussion of PEMEX’s recent results should be read in conjunction with “Item 4—Information on the Company” and “Item 5—Operating and Financial Review and Prospects” in the Form 20-F, the 2007 financial statements and PEMEX’s unaudited condensed consolidated interim financial statements incorporated by reference in this prospectus.
Results of Operations of Petróleos Mexicanos, the Subsidiary Entities and the Subsidiary Companies — First Three Months of 2008 Compared to First Three Months of 2007
     The condensed consolidated interim financial information set forth below was prepared in accordance with Mexican FRS.
     The interim financial statements should be read in conjunction with the 2007 financial statements. This unaudited condensed consolidated interim financial information was not reconciled to U.S. GAAP.

	Three months ended March 31,
	2007(1)		2008(1) (2)
	(millions of current pesos or U.S. dollars)
Net sales
Domestic	Ps.	135,916	Ps.	163,483	U.S.$	15,353
Export		106,617		157,695		14,809
Services income		270		285		27

Total		242,803		321,463		30,189

Costs of sales		90,550		123,582		11,606

General expenses		18,673		27,706		2,602

Other revenues(3), (net)		5,243		35,873		3,369
Comprehensive financing result(4)		(10,512)		(895)		(84)
Participation in results of subsidiaries and affiliates		(980)		(260)		(24)

Income before taxes and duties		127,330		204,894		19,242
Taxes and duties		137,759		201,642		18,937

Net (loss) income for the period	Ps.	(10,429)	Ps.	3,253	U.S.$	305

(1)	Unaudited.

(2)	Convenience translations into U.S. dollars of amounts in pesos have been made at the established exchange rate of Ps. 10.6482 = U.S. $1.00 at March 31, 2008. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollars at the foregoing or any other rate.

(3)	Includes the IEPS tax in 2007 and 2008, when the IEPS tax rate was negative.

(4)	Includes exchange rate losses in the amount of Ps. 8,058 million in the first three months of 2007 and exchange rate gains in the amount of Ps. 4,526 million in the first three months of 2008. Because the economic environment in the three-year period ended December 31, 2007 did not qualify as inflationary under Mexican FRS, in the three month period ended March 31, 2008, we have not recognized any gain (loss) on net monetary position for this period as per Mexican FRS.

Source:	PEMEX
Sales
     Total sales increased by 32.4%, to Ps. 321.5 billion, in the first three months of 2008 from Ps. 242.8 billion in the first three months of 2007. The increase in total sales resulted primarily from the increase in prices for crude oil exports.

Domestic Sales
     Domestic sales increased by 20.3% in the first three months of 2008, from Ps. 135.9 billion in the first three months of 2007 to Ps. 163.5 billion in the first three months of 2008, primarily due to a 16.9% increase in sales of petroleum products, a 38.8% increase in natural gas sales and a 36.7% increase in petrochemical products. Sales of natural gas increased by 38.8% in the first three months of 2008, from Ps. 19.4 billion in the first three months of 2007 to Ps. 26.1 billion in the first three months of 2008, due to a 14.4% increase in the volume of sales and a 21.1% average increase in price. Domestic sales of petroleum products increased by 16.9% in the first three months of 2008, from Ps. 110.5 billion in the first three months of 2007 to Ps. 129.2 billion in the first three months of 2008, primarily due to a 1.4% increase in sales volumes, caused by the increased demand for gasoline and diesel. Domestic petrochemical sales (including sales of certain by-products of the petrochemical production process) increased by 36.7%, from Ps. 6.0 billion in the first three months of 2007 to Ps. 8.2 billion in the first three months of 2008, due to a 43.0% increase in the volume of petrochemical product sales, which was partially offset by a 5.3% average decrease in price.
Export Sales
     Total export sales (with dollar-denominated export revenues translated to pesos at the exchange rate on the date on which the export sale was made) increased by 47.9%, from Ps. 106.6 billion in the first three months of 2007 to Ps. 157.7 billion in the first three months of 2008. Excluding the trading activities of the subsidiaries of Petróleos Mexicanos P.M.I. Comercio Internacional, S.A. de C.V., P.M.I. Trading, Ltd. and their affiliates (the “PMI Group”), export sales by the Subsidiary Entities to the PMI Group and third parties increased by 47.0%, from Ps. 93.8 billion in the first three months of 2007 to Ps. 137.9 billion in the first three months of 2008. In dollar terms, excluding the trading activities of the PMI Group, total export sales increased by 54.2%, from U.S. $8.3 billion in the first three months of 2007 to U.S. $12.8 billion in the first three months of 2008.
     Crude oil and condensate export sales accounted for 88.7% of export sales (excluding the trading activities of the PMI Group) in the first three months of 2008, as compared to 87.0% in the first three months of 2007. Crude oil and condensate export sales increased in peso terms by 47.0%, from Ps. 93.8 billion in the first three months of 2007 to Ps. 137.9 billion in the first three months of 2008, primarily due to a 74.2% increase in the weighted average price of crude oil exports (from U.S. $47.7 per barrel in the first three months of 2007 to U.S. $83.1 per barrel in the first three months of 2008), which was partially offset by a 12.4% decrease in the volume of crude oil exports mainly due to a decline of production in the Cantarell field.
     Export sales of petroleum products represented 11.0% of export sales (excluding the trading activities of the PMI Group) in the first three months of 2008, as compared to 10.6% in the first three months of 2007. Export sales of petroleum products increased by 41.7%, from Ps. 10.3 billion in the first three months of 2007 to Ps. 14.6 billion in the first three months of 2008, primarily due to an increase in prices and volumes of exports of PEMEX’s main petroleum products, including naphtas and diesel.
     Export sales of natural gas represented 0.2% of total export sales (excluding the trading activities of the PMI Group) in the first three months of 2008, as compared to 1.4% in the first three months of 2007. Export sales of natural gas decreased by 83.1%, from Ps. 1.3 billion in the first three months of 2007 to Ps. 0.2 billion in the first three months of 2008, due to an increase in domestic demand for natural gas.

     Petrochemical products accounted for the remainder of export sales (excluding the trading activities of the PMI Group) in the first three months of 2007 and 2008 (0.7% and 0.54%, respectively). Export sales of petrochemical products (including certain by-products of the petrochemical process) increased by 33.3%, from Ps. 0.6 billion in the first three months of 2007 to Ps. 0.8 billion in the first three months of 2008 due to a 90.7% increase in sales volume mainly related to an increase in the sale of sulfur.
Services Income
     Services income relates, mainly, to revenues obtained by Kot Insurance Ltd. from reinsurance premiums. In the first three months of 2008 and 2007, services income amounted to Ps. 0.3 billion. There was no meaningful change of services income in the first three months of 2008 compared to the first three months of 2007.
Costs of Sales
     Costs of sales increased by 36.5%, from Ps. 90.6 billion in the first three months of 2007 to Ps. 123.6 billion in the first three months of 2008. This increase was primarily due to a Ps. 26.5 billion increase in product purchases, a Ps. 5.3 billion increase in depreciation and amortization expense and a Ps. 4.2 billion increase in costs associated with the labor provision for pension and other post-retirement obligations.
General Expenses
     General expenses increased by 48.4%, from Ps. 18.7 billion in the first three months of 2007 to Ps. 27.7 billion in the first three months of 2008. This increase was primarily due to a 57.8% increase in administrative expenses and a 28.8% increase in distribution expenses related to an increase in costs associated with the labor provision for pension and other post-retirement obligations.
Other Revenue, net
     Other revenues, net, increased by Ps. 30.7 billion, from a net revenue of Ps. 5.2 billion in the first three months of 2007 to a net revenue of Ps. 35.9 billion in the first three months of 2008, primarily due to an increase in the amount of the credit attributable to the negative rate of the IEPS tax amounting approximately to Ps. 30.0 billion.
Comprehensive Financing Result
     Under Mexican FRS, comprehensive financing result reflects interest income (including gains and losses on certain derivative instruments), interest expense, foreign exchange gain or loss and, for periods ending prior to January 1, 2008, the gain or loss attributable to the effects of inflation on monetary liabilities and assets minus any portion of the comprehensive financing result capitalized during the period. A substantial portion of PEMEX’s indebtedness (76.6% at March 31, 2008) is denominated in U.S. dollars, so a depreciation of the peso against the U.S. dollar results in foreign exchange loss and higher peso-denominated interest expense.
     Our comprehensive financing result decreased from a loss of Ps. 10.5 billion in the first three months of 2007 to a loss of Ps. 0.9 billion in the first three months of 2008, primarily as a result of the following:

•	The appreciation of the peso against the U.S. dollar in the first three months of 2008 in comparison to a depreciation of the peso in the same period of 2007 resulted in a Ps. 12.6 billion increase in net foreign exchange gains, from a net loss of Ps. 8.1 billion in the first three months of 2007 to a net gain of Ps. 4.5 billion in the first three months of 2008.

•	In the first three months of 2007, PEMEX’s average monetary liabilities exceeded its average monetary assets, resulting in a net gain in monetary position of Ps. 3.0 billion. Beginning with the first quarter of 2008, as a result of the changes introduced by the adoption of Mexican FRS B-10 “Effects of Inflation”, which superseded Bulletin B-10, PEMEX no longer recognizes the effects of inflation in its financial statements during periods when inflation is below certain thresholds. As a result, PEMEX did not recognize any gain or loss in monetary position in the first three months of 2008.

•	Net interest expense decreased by Ps. 70.7 million in the first three months of 2008 as compared to the first three months of 2007.
Taxes and Duties
     Hydrocarbon extraction duties and other duties and taxes increased by 46.4%, from Ps. 137.8 billion in the first three months of 2007 to Ps. 201.6 billion in the first three months of 2008, largely due to the increases in total sales and other revenues. Taxes and duties represented 62.8% of total sales in the first three months of 2008, as compared to 56.8% in the first three months of 2007, because PEMEX’s effective rate of taxes and duties rises as oil prices increase.
Net (Loss)/Income
     In the first three months of 2008, PEMEX reported net income of Ps. 3.3 billion on Ps. 321.5 billion in total revenues, as compared with a net loss of Ps. 10.4 billion on Ps. 242.8 billion in total revenues in the first three months of 2007. The increase in net income from the first three months of 2007 to the first three months of 2008 resulted primarily from (i) a Ps. 36.6 billion increase in operating profit due to general price increases in crude oil, natural gas and petroleum products, (ii) a Ps. 30.6 billion increase in other net revenues caused primarily by the increase in the amount of the IEPS tax credit, and (iii) a Ps. 9.6 billion improvement in comprehensive financing result primarily due to foreign exchange gains, which more than offset a Ps. 63.9 billion increase in taxes and duties, in each case as compared to the first three months of 2007.
Liquidity and Capital Resources
Recent Financing Activities
     On July 21, the Pemex Project Funding Master Trust issued, through an inter-company private placement, U.S. $1,000,000,000 of its Floating Rate Notes due 2022; the notes were issued under the Pemex Project Funding Master Trust’s Medium-Term Note Program, Series A; all of the notes were purchased by Petróleos Mexicanos.
     For a description of our commitments for capital expenditures and sources of funding, see “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources” in the Form 20-F.

Business Overview
     Set forth below is selected summary operating data relating to PEMEX.

	Three months ended
	March 31,
	2007		2008
Operating Highlights
Production
Crude oil (tbpd)		3,158		2,911
Natural gas (mmcfpd)		5,816		6,586
Petroleum products (tbpd)		1,585		1,497
Petrochemicals(1) (mt)		2,954		3,043

Monthly average crude oil exports (tbpd)
Olmeca		225		141
Isthmus		27		37
Maya(2)		1,459		1,321

Total		1,710		1,499

Value of crude oil exports (value in millions of U.S. dollars)		7,368		11,337

Monthly average PEMEX crude oil export prices per barrel(3)
Olmeca	U.S.$	57.68	U.S.$	98.10
Isthmus		52.26		96.57
Maya		46.24		81.21
Weighted average price(4)		47.74		83.13

Monthly average West Texas Intermediate crude oil average price per barrel(5)	U.S.$	58.05	U.S.$	97.86

Notes:	Numbers may not total due to rounding. tbpd = thousands of barrels per day; mmcfpd = millions of cubic feet per day; mtpy = thousands of tons per year

(1)	Excludes ethane and butane gases.

(2)	Subject to adjustment to reflect the percentage of water in each shipment.

(3)	Average price during period indicated based on billed amounts.

(4)	On July 16, 2008 the weighted average price of PEMEX’s crude oil export mix was U.S. $125.41 per barrel.

(5)	On July 16, 2008, the West Texas Intermediate crude oil spot price was U.S. $134.50 per barrel.

Source: PEMEX
Refining
Pricing Decrees
     On July 1, 2008, a decree was published in the Diario Oficial de la Federación (Official Gazette of the Federation) establishing the maximum LPG price for end-user sales during July 2008. See “—Risk Factors Related to the Relationship between PEMEX and the Mexican Government—The Mexican Government has imposed price controls in the domestic market on PEMEX’s products” above.

Employees
     On July 22, 2008, Petróleos Mexicanos and the Sindicato de Trabajadores Petroleros de la República Mexicana (Petroleum Workers’ Union or the Union) entered into a side agreement, effective August 1, 2008, which provides for a 4.8% increase in wages and 1.9% increase in other benefits.
United Mexican States
     The following information regarding Mexico should be read in conjunction with “Item 4—Information on the Company—United Mexican States” in the Form 20-F.
The Economy
     Prices and Wages
     Inflation (as measured by the change in the national consumer price index) for 2007 was 3.8%, 0.29 percentage points lower than inflation for 2006. Inflation for the first five months of 2008 was 1.61%, 1.15 percentage points higher than inflation for the same period of 2007.
     Interest Rates
     During the first six months of 2008, interest rates on 28-day Treasury bills (“Cetes”) averaged 7.45% and interest rates on 91-day Cetes averaged 7.58%, as compared to average rates on 28-day Cetes and 91-day Cetes of 7.10% and 7.26%, respectively, during the same period of 2007. On July 1, 2008, the 28-day Cetes rate was 7.75% and the 91-day Cetes rate was 8.11%.
Financial System
     Central Bank and Monetary Policy
     At May 31, 2008, the M1 money supply (defined as bills and coins held by the public, plus checking accounts denominated in local currency and foreign currency, plus interest-bearing deposits denominated in pesos and operated by debit cards) was 3.9% greater in real terms than the level at May 31, 2007. In addition, the aggregate amount of checking account deposits denominated in pesos at May 31, 2008 was 2.9% greater in real terms than at May 31, 2007.
     At May 31, 2008, financial savings were 7.8% greater in real terms than financial savings at May 31, 2007. Savings generated by Mexican residents were 6.0% greater in real terms and savings generated by non-residents were 47.8% greater in real terms than their respective levels at May 31, 2007.
     At July 1, 2008, the monetary base totaled Ps. 445.6 billion, a 9.9% nominal decrease from the level of Ps. 494.7 billion at December 31, 2007. Banco de México estimates that the monetary base will total approximately Ps. 548.3 billion at December 31, 2008.
     The minimum overnight funding rate, the primary monetary instrument of Banco de México, remained at 7.5% from October 26, 2007 to June 20, 2008. On June 20, 2008, Banco de México announced an increase in the minimum overnight funding rate to 7.75%.
     The Securities Markets
     At December 31, 2007, the Stock Market Index stood at 29,536.83 points, representing an 11.68% nominal increase from the level at December 29, 2006. At July 1, 2008, the Stock Market Index stood at 29,221.11 points, representing a 1.07% nominal decrease from the level at December 31, 2007.
External Sector of the Economy
     Foreign Trade
     In 2007, Mexico registered a trade deficit of U.S. $10.1 billion, as compared with a deficit of U.S. $6.1 billion for 2006. Merchandise exports increased by 8.8% during 2007, to U.S. $271.9 billion, as compared to U.S. $249.9 billion for 2006. In 2007, total imports grew by 10.1% to U.S. $281.9 billion, as compared with U.S. $256.1 billion for 2006. Imports of consumer goods increased by 16.7%, imports of capital goods increased by 10.1% and imports of intermediate goods increased by 8.8%, each as compared with 2006.
     During the first five months of 2008, Mexico registered a trade deficit of U.S. $2.8 billion, as compared with a deficit of U.S. $3.9 billion for the same period of 2007. Merchandise exports increased by 17.1% during the first five months of 2008, to U.S. $123.1 billion, as compared to U.S. $105.2 billion for the same period of 2007. During the first five months of 2008, petroleum exports increased by 47.9%, while non-petroleum exports increased by 11.8%, each as compared with the same period of 2007.
     During the first five months of 2008, total imports grew by 15.4%, to U.S. $125.9 billion, as compared with U.S. $109.1 billion for the same period of 2007. During the first five months of 2008, imports of consumer goods increased by 20.3%, imports of intermediate goods increased by 14.7% and imports of capital goods increased by 13.6%, each as compared with the first five months of 2007.
     Balance of International Payments
     Banco de México announced on January 15, 2008 that, under the mechanism adopted by the Foreign Exchange Commission to moderate the accumulation of international reserves, the daily amount of dollars to be auctioned for the period from February 1, 2008 to April 30, 2008 would be U.S. $20 million. On April 15, 2008, Banco de México announced that the daily amount of dollars to be auctioned for the period from May 2, 2008 to July 31, 2008 would be U.S. $32 million. The total amount of dollars to be sold in a quarter is sold through daily auctions, each for an amount equal to the total for the quarter divided by the number of business days in the quarter.

PEMEX PROJECT FUNDING MASTER TRUST
     The Pemex Project Funding Master Trust was organized as a statutory trust under Delaware law pursuant to a Trust Agreement dated November 10, 1998, as amended (which we refer to as the Trust Agreement). The Bank of New York Mellon acts as managing trustee and BNY Mellon Trust of Delaware acts as Delaware trustee of the issuer. The Pemex Project Funding Master Trust’s purpose is, as set forth in the Trust Agreement, to administer certain financial resources earmarked for PIDIREGAS, which are described below.
     Petróleos Mexicanos is the sole beneficiary of the Pemex Project Funding Master Trust and controls the Pemex Project Funding Master Trust in all of its activities. As set forth below, the Pemex Project Funding Master Trust is dependent on payments by the guarantors and subsidiary guarantors in respect of indebtedness incurred by the Pemex Project Funding Master Trust.
PIDIREGAS Projects
     Under Mexico’s General Law of Public Debt, a PIDIREGAS must be a long-term productive infrastructure project which is:
•	related to an economic activity identified as a priority by the Mexican Government,

•	expected to generate funds sufficient to repay the financing incurred for the project, and

•	previously approved by the Mexican Government.
     Petróleos Mexicanos or a subsidiary guarantor negotiates and enters into turn-key and other contracts for the construction of PIDIREGAS. PEMEX subsequently delegates to the Pemex Project Funding Master Trust the payment obligations under the related project contracts and transfers any funds obtained through related financing transactions. Accordingly, upon receipt by PEMEX of invoices under the project contracts, Petróleos Mexicanos instructs the Pemex Project Funding Master Trust to make payment to the appropriate contractors.
     Financings for PIDIREGAS are either entered into by Petróleos Mexicanos and assigned to the Pemex Project Funding Master Trust or arranged by Petróleos Mexicanos and entered into directly by the Pemex Project Funding Master Trust, as is the case with the old securities and the new securities. In either case, funds obtained through these financings are transferred to The Bank of New York Mellon as managing trustee, whose decisions are, in turn, dictated by Petróleos Mexicanos. All payments under financings entered into by or assigned to the Pemex Project Funding Master Trust are unconditionally guaranteed by Petróleos Mexicanos. The subsidiary guarantors jointly and severally guarantee Petróleos Mexicanos’ payment obligations under its guaranties of these financings.
     The Pemex Project Funding Master Trust has been consolidated with PEMEX and its subsidiary companies in the 2007 financial statements and in the unaudited condensed consolidated interim financial statements incorporated by reference in this prospectus.
Assignment and Indemnity Agreement
     Under an Assignment and Indemnity Agreement dated November 10, 1998, among Petróleos Mexicanos, The Bank of New York Mellon and the subsidiary guarantors, as amended, Petróleos Mexicanos and the subsidiary guarantors have assumed certain obligations of the Pemex Project

Funding Master Trust with respect to the liabilities incurred or assumed by the Pemex Project Funding Master Trust in connection with PIDIREGAS. These obligations include:
•	the obligation of Petróleos Mexicanos to guarantee the repayment of the debt obligations undertaken by the Pemex Project Funding Master Trust to finance PIDIREGAS;

•	the obligation of Petróleos Mexicanos and the particular subsidiary guarantor that is sponsoring a PIDIREGAS to make payments to the issuer as may be necessary for the Pemex Project Funding Master Trust to fulfill its payment obligations in respect of any financing that the issuer has entered into in connection with the PIDIREGAS; and

•	the joint and several obligations of Petróleos Mexicanos and each of the subsidiary guarantors to indemnify the Pemex Project Funding Master Trust with respect to any liability incurred by the Pemex Project Funding Master Trust in connection with PIDIREGAS.
Liquidity and Capital Resources
     Petróleos Mexicanos makes decisions to draw-down funds under PIDIREGAS-related financings on the basis of the short-term obligations of the issuer under PIDIREGAS contracts. The issuer invests any excess liquidity in short-term investments, including interest-bearing deposits at Banco de México and other foreign banks.
     At December 31, 2007, cash and cash equivalents of the issuer totaled U.S. $1.8 billion, its total assets were U.S. $52.2 billion, its long-term indebtedness totaled U.S. $44.3 billion, its short-term indebtedness (including interest payable of U.S. $0.40 billion) totaled U.S. $6.2 billion and its other liabilities totaled U.S. $1.6 billion (including accounts payable to contractors of U.S. $1.2 billion and other accounts payable of U.S. $0.4 billion), of which short-term liabilities totaled U.S. $7.8 billion.
     At March 31, 2008, cash and cash equivalents of the issuer totaled U.S. $2.1 billion, its total assets were U.S. $54.4 billion, its long-term indebtedness totaled U.S. $47.6 billion, its short-term indebtedness (including interest payable of U.S. $0.5 billion) totaled U.S. $5.3 billion and its other liabilities totaled U.S. $1.0 billion (including accounts payable to contractors of U.S. $0.8 billion and other accounts payable of U.S. $0.22 billion), of which short-term liabilities totaled U.S. $6.3 billion.
     The assets of the issuer consist primarily of the funds it receives through various PIDIREGAS financings incurred directly or indirectly by the issuer, earnings from the short-term investment of its excess liquidity and its rights to receive payment from Petróleos Mexicanos and the subsidiary guarantors.
     Future amortization of the issuer’s outstanding indebtedness of U.S. $52.4 billion at March 31, 2008 is scheduled as follows:
Issuer
Indebtedness Amortization Schedule
Maturities

					Over
2008	2009	2010	2011	2012	5 years	Total
			(in millions)
U.S.$ 2,179.8	U.S.$ 6,040.3	U.S.$ 4,492.7	U.S.$ 3,809.7	U.S.$ 7,117.1	U.S.$ 28,805.6	U.S.$ 52,445.3

SUBSIDIARY GUARANTORS
     The subsidiary guarantors—Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals—are decentralized public entities of Mexico, which were created by the Mexican Congress on July 17, 1992 out of operations that had previously been directly managed by Petróleos Mexicanos. Each of the subsidiary guarantors is a legal entity empowered to own property and carry on business in its own name. The executive offices of each of the subsidiary guarantors are located at Avenida Marina Nacional No. 329, Colonia Huasteca, México, D.F. 11311, México.
     The Organic Law allocates the operating functions of Petróleos Mexicanos among the subsidiary guarantors, each of which is a 100% owned subsidiary of Petróleos Mexicanos. The principal objectives of the subsidiary guarantors, as noted in Article 3 of the Organic Law, are as follows:
•	Pemex-Exploration and Production explores for and exploits crude oil and natural gas and transports, stores and markets these hydrocarbons;

•	Pemex-Refining refines petroleum products and derivatives that may be used as basic industrial raw materials and stores, transports, distributes and markets these products and derivatives; and

•	Pemex-Gas and Basic Petrochemicals processes natural gas, natural gas liquids and derivatives that may be used as basic industrial raw materials, stores, transports, distributes and markets these products and produces, stores, transports, distributes and markets basic petrochemicals.
     For further information about the legal framework governing the subsidiary guarantors, see “Item 4—Information on the Company—History and Development—Organizational Laws” in the Form 20-F. Copies of the Organic Law will be available at the specified offices of Deutsche Bank Trust Company Americas and the paying agent and transfer agent in Luxembourg.
     The subsidiary guarantors have been consolidated with PEMEX in the 2007 financial statements included in the Form 20-F, and in the unaudited condensed consolidated interim financial statements incorporated by reference in this prospectus. See Note 22 to the 2007 financial statements for the condensed balanced sheets, statements of income and statements of cash flow for the subsidiary guarantors that are utilized to produce the consolidated financial statements of PEMEX. None of the subsidiary guarantors publish their own financial statements.
     The following is a brief description of each Subsidiary Guarantor.
     Pemex-Exploration and Production
     Pemex-Exploration and Production explores for and produces crude oil and natural gas, primarily in the northeastern and southeastern regions of Mexico and offshore in the Gulf of Mexico. In nominal peso terms, our capital investment in exploration and production activities increased by 12.9% in 2007, and we continued to finance an array of programs to expand production capacity and efficiency. As a result of our investments in previous years, our total hydrocarbon production reached a level of approximately 4,392 thousand barrels of oil equivalent per day in 2007. Pemex-Exploration and Production’s crude oil production decreased by 5.3% from 2006 to 2007, averaging 3,082 thousand barrels per day in 2007. Pemex-Exploration and Production’s natural gas production

(excluding natural gas liquids) increased by 13.1% from 2006 to 2007, averaging 6,058.5 million cubic feet per day in 2007. Exploration drilling activity decreased by 29.0%, from 69 exploratory wells completed in 2006 to 49 exploratory wells completed in 2007. Development drilling activity increased by 3.9%, from 587 development wells in 2006 to 610 development wells in 2007. In 2007, we completed the drilling of 659 wells. Our drilling activity in 2007 was focused on increasing the production of non-associated gas and light oil production in the Burgos, Veracruz and Macuspana regions.
     Our onshore and offshore drilling efforts in 2007 led to significant discoveries of non-associated gas fields and light and extra-light crude oil resources, particularly in the southeastern basins of the Marine and Southern regions. Our current challenge with respect to these discoveries is their immediate development in order to maintain current production levels.
     For further information about Pemex-Exploration and Production, see “Item 4—Information on the Company—Business Overview—Exploration and Production” in the Form 20-F.
Pemex-Refining
     Pemex-Refining converts crude oil into gasoline, jet fuel, diesel, fuel oil, asphalts and lubricants. It also distributes and markets most of these products throughout Mexico, where it experiences a significant demand for its refined products. Pemex-Refining’s atmospheric distillation refining capacity remained constant at approximately 1,540 thousand barrels per day during 2007. In 2007, Pemex-Refining produced 1,312 thousand barrels per day of refined products as compared to 1,330 thousand barrels per day of refined products in 2006.
     For further information about Pemex-Refining, see “Item 4—Information on the Company—Business Overview—Refining” in the Form 20-F.
Pemex-Gas and Basic Petrochemicals
     Pemex-Gas and Basic Petrochemicals processes wet natural gas in order to obtain dry natural gas, LPG and other natural gas liquids. Furthermore, it transports, distributes and sells natural gas and LPG throughout Mexico and produces and sells several basic petrochemical feedstocks, which are used by Pemex-Refining or Pemex-Petrochemicals. In 2007, Pemex-Gas and Basic Petrochemicals’ total sour natural gas processing capacity remained constant at 4,503 million cubic feet per day. Pemex-Gas and Basic Petrochemicals processed 3,162 million cubic feet per day of sour natural gas in 2007, a 1.3% decrease from the 3,203 million cubic feet per day of sour natural gas processed in 2006. It produced 405 thousand barrels per day of natural gas liquids in 2007, a 7.1% decrease from the 436 thousand barrels per day of natural gas liquids production in 2006. It also produced 3,546 million cubic feet per day of dry gas in 2007, a 2.9% increase from the 3,445 million cubic feet per day of dry gas produced in 2006.
     For further information about Pemex-Gas and Basic Petrochemicals, see “Item 4—Information on the Company—Business Overview—Gas and Basic Petrochemicals” in the Form 20-F.
     For further information about the investment policies of the Subsidiary Guarantors, see “Item 4—Information on the Company—Business Overview—Capital Expenditures and Investment” in the Form 20-F.

THE EXCHANGE OFFERS
     This is a summary of the exchange offers and the material provisions of the exchange and registration rights agreement that we entered into on October 22, 2007 with the initial purchasers of the 2018 old notes and the 2035 old bonds issued on that day, and the exchange and registration rights agreement that we entered into on June 4, 2008 with the initial purchasers of the 2018 old notes and the 2038 old bonds issued on that day. This section may not contain all the information that you should consider regarding the exchange offers and the exchange and registration rights agreements before participating in the exchange offers. For more detail, you should refer to the registration rights agreements, which we have filed with the SEC as exhibits to the registration statement. You can obtain copies of these documents by following the instructions under the heading “Where You Can Find More Information.”
Background and Purpose of the Exchange Offers
     We sold U.S. $1,500,000,000 of the 2018 old notes and U.S. $500,000,000 of the 2035 old bonds to their initial purchasers pursuant to a terms agreement dated October 17, 2007. We sold U.S. $1,000,000,000 of the 2018 old notes and U.S. $500,000,000 of the 2038 old bonds to their initial purchasers pursuant to a terms agreement dated May 28, 2008. The initial purchasers then resold the 2018 old notes, the 2035 old bonds and the 2038 old bonds to other purchasers in offshore transactions in reliance on Regulation S of the Securities Act and to qualified institutional buyers in reliance on Rule 144A under the Securities Act.
     We also entered into registration rights agreements with the initial purchasers of the 2018 old notes, the 2035 old bonds and the 2038 old bonds issued on October 22, 2007 and June 4, 2008. As long as we determine that applicable law permits us to make the exchange offers, each of the registration rights agreements requires that we use our best efforts to:

Action	Date Required
1. File a registration statement for a registered exchange offer relating to an issue of new securities with terms substantially similar to the old securities	August 31, 2008

2. Cause the registration statement to be declared effective by the SEC and promptly begin the exchange offer after the registration statement is declared effective	March 1, 2009

3. Issue the new securities in exchange for all old securities tendered in the exchange offer	April 5, 2009
     The exchange offers described in this prospectus will satisfy our obligations under the registration rights agreements relating to the 2018 old notes and the 2035 old bonds issued on October 22, 2007, as well as the 2018 old notes and the 2038 old bonds issued on June 4, 2008.
     We also entered into registration rights agreements with the initial purchasers of the 2035 old bonds that we issued on June 8, 2005 and February 2, 2006. We complied with our obligations under those registration rights agreements through the exchange offers that we commenced in January 2006 and completed in February 2006 and the exchange offers that we commenced in November 2006 and completed in December 2006. We are voluntarily including in our current exchange offers the U.S. $1,000,000 of outstanding 2035 old bonds issued in June 2005 and February 2006 that were not exchanged in our previous exchange offers, so that holders may exchange those old securities for new securities.
General Terms of the Exchange Offers
     We are offering, upon the terms and subject to the conditions set forth in this prospectus, to exchange the old securities for new securities as follows:

New Securities Series	Corresponding Old Securities Series
2018 new notes	2018 old notes
2035 new bonds	2035 old bonds
2038 new bonds	2038 old bonds
     As of the date of this prospectus, the following amounts of each series of old securities are outstanding:
•	U.S. $2,500,000,000 aggregate principal amount of 2018 old notes,

•	U.S. $501,000,000 aggregate principal amount of 2035 old bonds, and

•	U.S. $500,000,000 aggregate principal amount of 2038 old bonds.
     Upon the terms and subject to the conditions set forth in this prospectus we will accept for exchange all old securities that are validly tendered and not withdrawn before Midnight, New York City time, on the expiration date. We will issue new securities in exchange for an equal principal amount of outstanding old securities accepted in the exchange offers. Holders may tender their 2018 old notes, 2035 old bonds and 2038 old bonds only in a principal amount of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. Subject to these requirements, you may tender less than the aggregate principal amount of any series of old securities you hold, as long as you appropriately indicate this fact in your acceptance of the exchange offers.
     We are sending this prospectus to all holders of record of the old securities as of July • , 2008. However, we have chosen this date solely for administrative purposes, and there is no fixed record date for determining which holders of old securities are entitled to participate in the exchange offers. Only holders of old securities, their legal representatives or their attorneys-in-fact may participate in the exchange offers.
     The exchange offers are not conditioned upon any minimum principal amount of old securities being tendered for exchange. However, our obligation to accept old securities for exchange is subject to certain conditions as set forth below under “—Conditions to the Exchange Offers.”
     Any holder of old securities that is an “affiliate” of the Pemex Project Funding Master Trust or an “affiliate” of any of the guarantor or the subsidiary guarantors may not participate in the exchange offers. We use the term “affiliate” as defined in Rule 405 of the Securities Act. We believe that, as of the date of this prospectus, no such holder is an “affiliate” as defined in Rule 405.

     We will have formally accepted validly tendered old securities when we give written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the purpose of receiving old securities from holders and delivering new securities to them in exchange.
     The new securities issued pursuant to the exchange offers will be delivered as promptly as practicable following the expiration date. If we do not extend the expiration date, then we would expect to deliver the new securities on or about August • , 2008.
Resale of New Securities
     Based on interpretations by the staff of the SEC set forth in no-action letters issued to other issuers, we believe that you may offer for resale, resell or otherwise transfer the new securities issued in the exchange offers without compliance with the registration and prospectus delivery provisions of the Securities Act. However, this right to freely offer, resell and transfer exists only if:
•	you are not a broker-dealer who purchased the old securities directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

•	you are not an “affiliate” of ours or any of the guarantor or the subsidiary guarantors, as that term is defined in Rule 405 of the Securities Act; and

•	you are acquiring the new securities in the ordinary course of your business, you are not participating in, and do not intend to participate in, a distribution of the new securities and you have no arrangement or understanding with any person to participate in a distribution of the new securities.
     If you acquire new securities in the exchange offers for the purpose of distributing or participating in a distribution of the new securities or you have any arrangement or understanding with respect to the distribution of the new securities, you may not rely on the position of the staff of the SEC enunciated in the no-action letters Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available April 13, 1988), or interpreted in the SEC interpretative letter to Shearman & Sterling (available July 2, 1993), or similar no-action or interpretative letters, and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.
     Each broker-dealer participating in the exchange offers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new securities received in exchange for old securities that were acquired as a result of market-making activities or other trading activities. By acknowledging this obligation and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
     A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new securities received in exchange for old securities where the broker-dealer acquired the old securities as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for up to 180 days after the registration statement is declared effective (subject to extension under certain circumstances) for use in connection with any such resale. See “Plan of Distribution.”

Expiration Date; Extensions; Amendments
     The exchange offers will expire on August • , 2008, at Midnight, New York City time, unless we extend the exchange offers. If we extend them, the exchange offers will expire on the latest date and time to which they are extended.
     If we elect to extend the expiration date, we will notify the exchange agent of the extension by written notice and will make a public announcement regarding the extension prior to 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date.
     We reserve the right, in our sole discretion, to:
•	delay accepting any old securities tendered,

•	extend the exchange offers, and

•	amend the terms of the exchange offers in any manner.
     If we amend the terms of the exchange offers, we will promptly disclose the amendments in a new prospectus that we will distribute to the registered holders of the old securities. The term “registered holder” as used in this prospectus with respect to the old securities means any person in whose name the old securities are registered on the books of the trustee.
     If the exchange offers are extended, we will notify the Luxembourg Stock Exchange of the new expiration date.
Holders’ Deemed Representations, Warranties and Undertakings
     By tendering your old securities pursuant to the terms of the exchange offers, you are deemed to make certain acknowledgments, representations, warranties and undertakings to the issuer, the exchange agent and the Luxembourg exchange agent, including that, as of the time of your tender and on the settlement date:
1.	you have received and reviewed this prospectus;

2.	any new securities you receive in exchange for old securities tendered by you in the exchange offers will be acquired in the ordinary course of business by you;

3.	you own, or have confirmed that the party on whose behalf you are acting owns, the old securities being offered, and have the full power and authority to offer for exchange the old securities offered by you, and that if the same are accepted for exchange by the issuer pursuant to the exchange offers, the issuer will acquire good and marketable title thereto on the settlement date, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

4.	if you or any such other holder of old securities is not a broker-dealer, neither you nor such other person is engaged in, or intends to engage in, a distribution of the new securities;

5.	neither you nor any person who will receive the new securities has any arrangement or understanding with any person to participate in a distribution of the new securities;

6.	you are not an “affiliate” of ours or any of the guarantor or the subsidiary guarantors, as that term is defined in Rule 405 of the Securities Act;

7.	if you or any such other holder of old securities is a broker-dealer, you will receive new securities for your own account in exchange for old securities that were acquired by you as a result of market-making activities or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale of such new securities. However, by so acknowledging and by delivering a prospectus, you or such other person will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

8.	the exchange offers are being made in reliance upon existing interpretations by the staff of the Securities and Exchange Commission set forth in interpretive letters issued to parties unrelated to the issuer that the new securities issued in exchange for the old securities pursuant to the exchange offers may be offered for sale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the issuer, Petróleos Mexicanos or a subsidiary guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such new securities are acquired in the ordinary course of such holder’s business an such holder has no arrangement or understanding with any person to participate in the distribution of such new securities;

9.	you acknowledge that your exchange offer constitutes an irrevocable offer to exchange the old securities specified therein for new securities, on the terms and subject to the conditions of the exchange offers (and subject to the issuer’s right to terminate or amend the exchange offers and to your right to withdraw your acceptance prior to 5:00 P.M, New York City time, on August [ • ], 2008, in either case in the manner specified in this prospectus);

10.	all questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders will be determined by the issuer, in its sole discretion, which determination shall be final and binding;

11.	you will, upon request, execute and deliver any additional documents deemed by the exchange agent, the Luxembourg exchange agent or the issuer to be necessary or desirable to complete such exchange;

12.	(a) if your old securities are held through an account at DTC, you have (1) delivered your old securities by book-entry transfer to the account maintained by the exchange agent at the book-entry transfer facility maintained by DTC and (2) you have transmitted your acceptance of the exchange offers to DTC electronically through DTC’s ATOP system in accordance with DTC’s normal procedures; or (b) if your old securities are held through an account at Euroclear or Clearstream Banking, Luxembourg, société anonyme (“Clearstream, Luxembourg”), you have delivered or caused to be delivered instructions to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with their normal procedures, to take the steps referred to in clause (a) above with respect to your old securities; and

13.	you authorize the exchange agent, DTC, Euroclear and/or Clearstream, Luxembourg, as the case may be, to take those actions specified in this prospectus with respect to the old securities that are the subject of the exchange offers.

Procedures for Tendering Old Securities
     Old securities can only be tendered by a financial institution that is a participant in the book-entry transfer system of DTC.
     If you are a DTC participant and you wish to tender your old securities in the exchange offers, you must:
1.	transmit your old securities by book-entry transfer to the account maintained by the exchange agent at the book-entry transfer facility system maintained by DTC before Midnight, New York City time, on the expiration date; and

2.	acknowledge and agree to be bound by the terms set forth under “—Holders’ Deemed Representations, Warranties and Undertakings” through the electronic transmission of an agent’s message via DTC’s ATOP system.
     The term “agent’s message” means a computer-generated message that DTC’s book-entry transfer facility has transmitted to the exchange agent and that the exchange agent has received. The agent’s message forms part of a book-entry transfer confirmation, which states that DTC has received an express acknowledgment from you as the participating holder tendering old securities. We may enforce this agreement against you.
     If you are not a direct participant in DTC and hold your old securities through a DTC participant or the facilities of Euroclear or Clearstream, Luxembourg, you must submit in accordance with the procedures of the DTC participant, Euroclear or Clearstream, Luxembourg computerized instructions to the DTC participant, Euroclear or Clearstream, Luxembourg to transfer your old securities to the exchange agent’s account at DTC and make, on your behalf, the acknowledgments, representations, warranties and undertakings set forth under “—Holders’ Deemed Representations, Warranties and Undertakings” through the electronic submission of an agent’s message via DTC’s ATOP system.
     You must be sure to take these steps sufficiently in advance of the expiration date to allow enough time for the DTC participant, Euroclear or Clearstream, Luxembourg to arrange for the timely electronic delivery of your old securities and submission of an agent’s message through DTC’s ATOP system.
     Delivery of instructions to Euroclear or Clearstream, Luxembourg does not constitute delivery to the exchange agent through DTC’s ATOP system. You may not send any old securities or other documents to us.
     In the unlikely event that your old securities are issued in definitive certificated form, you may tender your certificated securities by delivering them duly endorsed, together with a duly executed document containing your express acknowledgment and agreement to the matters set forth under “—Holders’ Deemed Representations, Warranties and Undertakings,” by hand or overnight courier, to the exchange agent at its address set forth under “—Exchange Agent” or to the exchange agent in Luxembourg at:

Deutsche Bank Luxembourg S.A.
2 Boulevard Konrad Adenauer
L-1115 Luxembourg
Ref: Coupon Paying Dept.
Phone: (352) 42122-641
Fax: (352) 42122-449
on or before Midnight, New York City time, on the expiration date.
     If you are a beneficial owner whose old securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender old securities in the exchange offers, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.
     Your tender of old securities and our acceptance of them as part of the exchange offers will constitute an agreement between you and the Pemex Project Funding Master Trust under which both of us accept the terms and conditions contained in this prospectus.
     We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of old securities tendered for exchange, and our determinations will be final and binding. We reserve the absolute right to reject any and all old securities that are not properly tendered or any old securities which we cannot, in our opinion or that of our counsel, lawfully accept. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offers as to particular old securities or particular holders of old securities either before or after the expiration date.
     Our interpretation of the terms and conditions of the exchange offers will be final and binding on all parties. Unless we waive them, any defects or irregularities in connection with tenders of old securities for exchange must be cured within a period of time that we will determine. While we will use reasonable efforts to notify holders of defects or irregularities with respect to tenders of old securities for exchange, we will not incur any liability for failure to give notification. We will not consider old securities to have been tendered until any defects or irregularities have been cured or waived.
Acceptance of Old Securities for Exchange; Delivery of New Securities
     After all the conditions to the exchange offers have been satisfied or waived, we will accept any and all old securities that are properly tendered before Midnight, New York City time, on the expiration date. We will deliver the new securities that we issue in the exchange offers as promptly as practicable after the expiration date. For purposes of the exchange offers, we will have formally accepted validly tendered old securities when we give written notice of acceptance to the exchange agent.
     We will issue new securities in exchange for old securities only after the exchange agent’s timely receipt of:
•	a confirmation of a book-entry transfer of the old securities into the exchange agent’s DTC account; and

•	an agent’s message transmitted through DTC’s ATOP system in which the tendering holder acknowledges and agrees to be bound by the terms set forth under “—Holders’ Deemed Representations, Warranties and Undertakings.”
     However, we reserve the absolute right to waive any defects or irregularities in any tenders of old securities for exchange. If we do not accept any tendered old securities for any reason, they will be returned, without expense to the tendering holder, as promptly as practicable after the expiration or termination of the exchange offers.
Withdrawal of Tenders
     Unless we have already accepted the old securities under the exchange offers, you may withdraw your tendered old securities at any time before Midnight, New York City time, on the scheduled expiration date. We may extend the expiration date without extending withdrawal rights.
     For a withdrawal to be effective, the exchange agent must receive a written notice through the electronic submission of an agent’s message through, and in accordance with, the withdrawal procedures applicable to DTC’s ATOP system, before we have accepted the old securities for exchange and before Midnight, New York City time, on the scheduled expiration date. Notices of withdrawal must:
1.	specify the name of the person who deposited the old securities to be withdrawn,

2.	identify the series of old securities to be withdrawn, including the principal amount of such old securities, and

3.	be signed electronically by the holder in the same manner as the original signature by which the holder tendered the old securities.
     We will determine in our sole discretion all questions relating to the validity, form, eligibility and time of receipt of withdrawal notices. We will consider old securities that are properly withdrawn as not validly tendered for exchange for purposes of the exchange offers. Any old securities that are tendered for exchange but are withdrawn will be returned to their holder, without cost, as soon as practicable after their valid withdrawal. You may retender any old securities that have been properly withdrawn at any time on or before the expiration date by following the procedures described under “—Procedures for Tendering Old Securities” above.
     If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your written notice of withdrawal to DTC electronically.
Conditions to the Exchange Offers
     Notwithstanding any other terms of the exchange offers or any extension of the exchange offers, there are some circumstances in which we are not required to accept old securities for exchange or issue new securities in exchange for them. In these circumstances, we may terminate or amend the exchange offers as described above before accepting old securities. We may take these steps if:
•	we determine that we are not permitted to effect the exchange offers because of any change in law or applicable interpretations by the SEC;

•	a stop order is in effect or has been threatened with respect to the exchange offers or the qualification of the indenture under the Trust Indenture Act of 1939, as amended; provided that we use our best efforts to prevent the stop order from being issued, or if it has been issued, to have it withdrawn as promptly as practicable; or

•	we determine in our reasonable judgment that our ability to proceed with the exchange offers may be materially impaired because of changes in the SEC staff’s interpretations.
     If we determine, in good faith, that any of the foregoing conditions are not satisfied, we have the right to:
•	refuse to accept any old securities and return all tendered securities to the tendering holders,

•	extend the exchange offers and retain all old securities that were tendered prior to the expiration date, unless the holders exercise their right to withdraw them (see “—Withdrawal of Tenders”), or

•	waive the unsatisfied conditions of the exchange offers and accept all validly tendered old securities that have not been withdrawn. If a waiver of this type constitutes a material change to the exchange offers, we will promptly disclose the waiver in a supplement to this prospectus that will be distributed to the registered holders. We may also extend the exchange offers for a period of time, depending on the waiver’s significance and the manner in which it was disclosed to the registered holders, if the exchange offers would otherwise expire during that period.
Consequences of Failure to Exchange
     You will not be able to exchange old securities for new securities under the exchange offers if you do not tender your old securities by the expiration date. After the exchange offers expire, holders may not offer or sell their untendered old securities in the United States except in accordance with an applicable exemption from the registration requirements of the Securities Act. However, subject to some conditions, we have an obligation to file a shelf registration statement covering resales of untendered old securities, as discussed below under “— Shelf Registration Statement.”
The Exchange Agent; Luxembourg Listing Agent
     Deutsche Bank Trust Company Americas is the exchange agent. All tendered old securities and other related documents should be directed to the exchange agent, by book-entry transfer as detailed under “—Procedures for Tendering Old Securities.” You should address questions, requests for assistance and requests for additional copies of this prospectus and other related documents to the exchange agent as follows:
DB Services Tennessee, Inc.
Trust & Security Services
Reorganization Unit
648 Grassmere Park Road
Nashville, Tennessee 37211
Phone: (800) 735-7777
or

Deutsche Bank Luxembourg S.A.
2 Boulevard Konrad Adenauer
L-1115 Luxembourg
Ref: Coupon Paying Dept.
Phone: (352) 42122-641
Fax: (352) 42122-449
     You may also obtain additional copies of this prospectus from our Luxembourg listing agent at the following address:
KBL European Private Bankers S.A.
43 Boulevard Royal
L-2955 Luxembourg
Fees and Expenses
     We will pay all expenses related to our performance of the exchange offers, including:
•	all SEC registration and filing fees and expenses,

•	all costs related to compliance with federal securities and state “blue sky” laws,

•	all printing expenses,

•	all fees and disbursements of our attorneys, and

•	all fees and disbursements of our independent certified public accountants.
The initial purchasers have agreed to reimburse us for some of these expenses.
     We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offers. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with the exchange offers.
Transfer Taxes
     We will pay all transfer taxes incurred by you as a holder tendering your old securities for exchange under the exchange offers. However, you will be responsible for paying any applicable transfer taxes on those transactions if:
•	you instruct us to register the new securities in someone else’s name, or

•	you request that we return untendered or withdrawn old securities or old securities not accepted in the exchange offers to someone else.
Shelf Registration Statement
     Under each of the registration rights agreements that we entered into with the initial purchasers of the 2018 old notes, 2035 old bonds and 2038 old bonds issued on October 22, 2007 and June 4, 2008, we are obligated in some situations to file a shelf registration statement under the

Securities Act covering holders’ resales of those old securities. We have agreed to use our best efforts to cause a shelf registration statement to become effective if:
1.	we cannot file the exchange offers registration statement or issue the new securities because the exchange offers are no longer permitted by applicable law or applicable SEC policy;

2.	for any other reason, we fail to complete the exchange offers within the time period set forth in the registration rights agreement; or

3.	any holder of old securities issued on October 22, 2007 or June 4, 2008 notifies us less than 20 days after the exchange offers are completed that:
•	a change in applicable law or SEC policy prevents it from reselling the new securities to the public without delivering a prospectus, and this prospectus is not appropriate or available for such resales;

•	it is an initial purchaser and owns old securities purchased directly from us or an affiliate of ours; or

•	the holders of a majority of the relevant series of old securities are not allowed to resell to the public the new securities acquired in the exchange offers without restriction under the Securities Act or applicable “blue sky” or state securities laws.
     If we are obligated to file a shelf registration statement, we will at our own expense use our best efforts to file it within 30 days after the filing obligation arises (but in no event before August 1 or after September 30 of any calendar year).
     We will use our best efforts to have the SEC declare the shelf registration statement effective within 60 days after we are required to file the shelf registration statement, and to keep the shelf registration statement effective and to amend and supplement the prospectus contained in it to permit any holder of securities covered by it to deliver that prospectus for use in connection with any resale until the earlier of two years after the issue date of the old securities (or a shorter period under certain circumstances) or such time as all of the securities covered by the shelf registration statement have been sold. Nonetheless, we will not be required to cause the shelf registration statement to be declared effective by the SEC or keep it effective, supplemented or amended during any period prior to August 1 or after September 30 of any calendar year.
     In the event that a shelf registration statement is filed, we will provide each holder of old securities that cannot be transferred freely with copies of the prospectus that is part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take certain other actions that are required to permit unrestricted resales of the new securities. A holder that sells old securities pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with its sales and, if it holds old securities issued on October 22, 2007 and June 4, 2008, will be bound by the provisions of the registration rights agreement that are applicable to that holder (including certain indemnification rights and obligations).

     In order to be eligible to sell its securities pursuant to the shelf registration statement, a holder must comply with our request for information about the holder which we may, as required by the SEC, include in the shelf registration statement within 15 days after receiving our request.
Additional Interest
     Under each of the registration rights agreements that we entered into in October 2007 and June 2008, we must pay additional interest as liquidated damages to holders of old securities of the relevant series (except for the old securities issued in June 2005 or February 2006) in the event of any of the following registration defaults:
1.	we do not file the registration statement or shelf registration statement in lieu thereof, on or before August 31, 2008;

2.	the registration statement or shelf registration statement in lieu thereof is not declared effective by the SEC on or before March 1, 2009;

3.	we fail to consummate the exchange offers by April 5, 2009;

4.	a shelf registration statement required to be filed pursuant to the registration rights agreement is not filed on or before the date specified for its filing;

5.	a shelf registration statement otherwise required to be filed is not declared effective on or before the date specified in the registration rights agreement; or

6.	the shelf registration statement is declared effective but subsequently, subject to certain limited exceptions, ceases to be effective at any time that we and the guarantors are obligated to maintain its effectiveness.
     After a registration default occurs, we will increase the interest rate on the old securities of the affected series (or in the case of a default under clause 4, 5 or 6 above, the interest rate on the old securities of the affected series to which the default relates) by 0.25% per year over the rate stated on the face of the securities for each 90-day period during which the registration default continues, up to a maximum increase of 1.00% per year over the original rate; provided that any such additional interest on the 2038 old bonds will cease to accrue at the later of (i) the date on which the 2038 old bonds become freely transferable pursuant to Rule 144 under the Securities Act and (ii) the date on which the Lehman Brothers U.S. Aggregate Bond Index is modified to permit the inclusion of freely transferable securities that have not been registered with the SEC. We call this increase in the interest rate “additional interest.” Our obligation to pay additional interest will cease once we have cured the registration defaults and the applicable interest rate on each of these series of securities will revert to the original rate.
     The holders of old securities issued in June 2005 and February 2006 are not entitled to additional interest, because we have already complied with our obligation to conduct an exchange offer for those old securities.

DESCRIPTION OF THE NEW SECURITIES
General
     This is a summary of the material terms of the new securities and the indenture dated December 30, 2004 among the Pemex Project Funding Master Trust, Petróleos Mexicanos and the trustee. Because this is a summary, it does not contain the complete terms of the new securities and the indenture, and may not contain all the information that you should consider before investing in the new securities. A copy of the indenture has been filed as an exhibit to the registration statement, which includes this prospectus. We urge you to closely examine and review the indenture itself. See “Where You Can Find More Information” for information on how to obtain a copy. You may also inspect a copy of the indenture at the corporate trust office of the trustee, which is currently located at:
Deutsche Bank Trust Company Americas
for Deutsche Bank National Trust Company
25 DeForest Avenue
2nd Floor
Mail Stop: SUM01-0105
Summit, NJ 07901
Phone: (908) 608-3125
Fax: (732) 578-4635
and at the office of the Luxembourg paying and transfer agent and exchange agent in Luxembourg, which is located at:
Deutsche Bank Luxembourg S.A.
2 Boulevard Konrad Adenauer
L-1115 Luxembourg
Ref: Coupon Paying Dept.
Phone: (352) 42122-641
Fax: (352) 42122-449
     We will issue the new securities under the indenture. The form and terms of the new securities of each series will be identical in all material respects to the form and terms of the old securities of the corresponding series, except that:
•	we will register the new securities under the Securities Act and therefore they will not bear legends restricting their transfer;

•	holders of the new securities will not receive some of the benefits of the registration rights agreement; and

•	we will not issue the new securities under our medium-term note program.
     The 2018 new notes we are offering and the 2018 old notes we previously sold will collectively be a single series for all purposes under the indenture. The 2035 new bonds we are offering and the 2035 old bonds we previously sold will collectively be a single series for all purposes under the indenture. The 2038 new bonds we are offering and the 2038 old bonds we previously sold will collectively be a single series for all purposes under the indenture.

     We will issue the new securities only in fully registered form, without coupons and in denominations of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof.
     The new securities will mature on:
•	March 1, 2018, in the case of the 2018 new notes;

•	June 15, 2035, in the case of the 2035 new bonds; and

•	June 15, 2038, in the case of the 2038 new bonds.
     The 2018 new notes will accrue interest at 5.75% per year, accruing from March 1, 2008, the last date on which we paid interest on the 2018 old notes issued in October 2007 and the date from which interest accrues on the 2018 old notes issued on June 2008. We will pay interest on the 2018 new notes on March 1 and September 1 of each year.
     The 2035 new bonds will accrue interest at 6.625% per year, accruing from June 15, 2008, the last date on which we paid interest on the 2035 old bonds. We will pay interest on the 2035 new bonds on June 15 and December 15 of each year.
     The 2038 new bonds will accrue interest at 6.625% per year, accruing from June 4, 2008, the date from which interest on the 2038 old bonds accrues. We will pay interest on the 2038 new bonds on June 15 and December 15 of each year.
     Interest on the new securities will accrue from the last date on which interest on the corresponding series of old securities was paid. We will compute the amount of each interest payment on the basis of a 360-day year consisting of twelve 30-day months.
Consolidation with other Securities
     The 2035 new bonds will be consolidated to form a single series with, and be fully fungible with, U.S. $1,249,000,000 principal amount of our outstanding 6.625% Guaranteed Bonds due 2035, which we issued in February 2006 and December 2006 upon the consummation of the exchange offers that we commenced in January 2006 and October 2006, respectively.
Principal and Interest Payments
     We will make payments of principal of and interest on the new securities represented by a global security by wire transfer of U.S. dollars to DTC or to its nominee as the registered owner of the new securities, which will receive the funds for distribution to the holders. We expect that the holders will be paid in accordance with the procedures of DTC and its participants. Neither we nor the trustee or any paying agent shall have any responsibility or liability for any of the records of, or payments made by, DTC or its nominee.
     If the new securities are represented by definitive securities, we will make interest and principal payments to you, as a holder, by wire transfer if:
•	you own at least U.S. $10,000,000 aggregate principal amount of new securities; and

•	not less than 15 days before the payment date, you notify the trustee of your election to receive payment by wire transfer and provide it with your bank account information and wire transfer instructions;
or if:
•	we are making the payments at maturity; and

•	you surrender the new securities at the corporate trust office of the trustee or at the offices of the other paying agents that we appoint pursuant to the indenture.
     If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail a check to you on or before the due date for the payment at your address as it appears on the register maintained by the trustee on the applicable record date.
     We will pay interest payable on the new securities, other than at maturity, to the registered holders at the close of business on the 15th day (whether or not a business day) (a “regular record date”) before the due date for the payment. Should we not make punctual interest payments, such payments will no longer be payable to the holders of the new securities on the regular record date. Under such circumstances, we may either:
•	pay interest to the persons in whose name the new securities are registered at the close of business on a special record date for the payment of defaulted interest. The trustee will fix the special record date and will provide notice of that date to the holders of the new securities not less than ten days before the special record date; or

•	pay interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the new securities are then listed.
     Interest payable at maturity will be payable to the person to whom principal of the new securities is payable.
     If any money that the issuer, the guarantor or a subsidiary guarantor pays to the trustee for principal or interest is not claimed at the end of two years after the payment was due and payable, the trustee will repay that amount to the issuer upon its written request. After that repayment, the trustee will not have any further liability with respect to the payment. However, the issuer’s obligation to pay the principal of and interest on the new securities, and the obligations of the guarantor and the subsidiary guarantors on their respective guaranties and subsidiary guaranties with respect to that payment, will not be affected by that repayment. Unless otherwise provided by applicable law, your right to receive payment of principal of any new security (whether at maturity or otherwise) or interest will become void at the end of five years after the due date for that payment.
     If the due date for the payment of principal, interest or additional amounts with respect to any new security falls on a Saturday or Sunday or another day on which the banks in New York are authorized to be closed, then holders will have to wait until the next business day to receive payment. You will not be entitled to any extra interest or payment as a result of that delay.
Paying and Transfer Agents
     We will pay principal of the new securities, and holders of the new securities may present them for registration of transfer or exchange, at:

•	the corporate trust office of the trustee,

•	the office of the Luxembourg paying and transfer agent, or

•	the office of any other paying agent or transfer agent that we appoint.
     With certain limitations that are detailed in the indenture, we may, at any time, change or end the appointment of any paying agent or transfer agent with or without cause. We may also appoint another, or additional, paying agent or transfer agent, as well as approve any change in the specified offices through which those agents act. In any event, however:
•	at all times we must maintain a paying agent, transfer agent and registrar in New York, New York, and

•	if and for as long as the new securities are traded on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, and if the rules of that stock exchange require, we must have a paying agent and a transfer agent in Luxembourg.
     We have initially appointed the trustee at its corporate trust office as principal paying agent, transfer agent, authenticating agent and registrar for all of the new securities. The trustee will keep a register in which we will provide for the registration of transfers of the new securities.
     We will give you notice of any of these terminations or appointments or changes in the offices of the agents in accordance with “—Notices” below.
Guaranties
     Guaranty. Pursuant to the indenture, Petróleos Mexicanos has unconditionally guaranteed the due and punctual payment of all amounts payable by the issuer in respect of the securities, as and when the same shall become due and payable, whether at maturity, by declaration of acceleration or otherwise.
     Subsidiary Guaranties. In a guaranty agreement dated July 29, 1996, which we refer to as the subsidiary guaranty agreement, among Petróleos Mexicanos and the subsidiary guarantors, each of the subsidiary guarantors will be jointly and severally liable with Petróleos Mexicanos for all payment obligations of Petróleos Mexicanos under international financing agreements entered into by Petróleos Mexicanos. This liability extends only to those payment obligations that Petróleos Mexicanos designates as being entitled to the benefit of the subsidiary guaranty agreement in a certificate of designation.
     Petróleos Mexicanos has designated both the indenture and the new securities as benefiting from the guaranty agreement in certificates of designation, dated February 11, 2005, October 22, 2007 and June 4, 2008. Accordingly, each of the subsidiary guarantors will be unconditionally liable for Petróleos Mexicanos’ obligations under its guaranty of all amounts payable by the issuer in respect of the new securities as and when they become due and payable.
     Under the terms of the subsidiary guaranty agreement, each of the subsidiary guarantors will be jointly and severally liable for the full amount of each payment under the guaranty by the guarantor. Although the issuer, the guarantor and the subsidiary guarantors may terminate the guaranty agreement in the future, the guaranties of the subsidiary guarantors on all obligations designated before termination will remain in effect until all amounts payable with respect to such obligations have been paid in full. These designated amounts will include the entire principal of and interest on the new securities.
     Any amendment to the subsidiary guaranty agreement that would affect the rights of any party to, or beneficiary of, the indenture and the new securities will be valid only with the consent of the same parties, or percentage of holders, as is required to amend the indenture or the new securities.
Ranking of New Securities and Guaranties
     The new securities will be direct, unsecured and unsubordinated public external indebtedness of the issuer. All of the new securities will be equal in the right of payment with each other.
     The payment obligations of the Pemex Project Funding Master Trust under the new securities will rank equally with all of its other present and future unsecured and unsubordinated public external indebtedness for borrowed money. The guaranty of the new securities by Petróleos Mexicanos and the guaranties by the subsidiary guarantors of Petróleos Mexicanos’ payment obligations under its guaranty will be direct, unsecured and unsubordinated public external indebtedness of the guarantor and the subsidiary guarantors and will rank equal in the right of payment with each other and with all other present and future unsecured and unsubordinated public external indebtedness for borrowed money of Petróleos Mexicanos and the subsidiary guarantors, respectively.
     The new securities are not obligations of, or guaranteed by, Mexico.
Additional Amounts
     When the issuer, the guarantor or the subsidiary guarantors make a payment on the new securities or its respective guaranty, we may be required to deduct or withhold present or future taxes, assessments or other governmental charges imposed by Mexico or a political subdivision or taxing authority of or in Mexico (we call these Mexican withholding taxes). If this happens, the issuer, the guarantor or the subsidiary guarantors will pay the holders of the new securities additional amounts as may be necessary to insure that every net payment made by the issuer, the guarantor or the subsidiary guarantors, after deduction or withholding for Mexican withholding taxes, will not be less than the amount actually due and payable on the new securities. However, this obligation to pay additional amounts will not apply to:
1.	any Mexican withholding taxes which would not have been imposed or levied on a holder of new securities were there not some past or present connection between the holder and Mexico or any of its political subdivisions, territories, possessions or areas subject to its jurisdiction, including, but not limited to, that holder:
•	being or having been a citizen or resident of Mexico,

•	maintaining or having maintained an office, permanent establishment, or a branch in Mexico,

•	being or having been present or engaged in trade or business in Mexico, except for a connection arising solely from the ownership of, or the receipt of payment under, the new securities; or
2.	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

3.	any Mexican withholding taxes that are imposed or levied because the holder failed to comply with any certification, identification, information, documentation, declaration or other reporting requirement that is imposed or required by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican withholding taxes, but only if we have given written notice to the trustee with respect to these reporting requirements at least 60 days before:
•	the first payment date to which this paragraph (3) applies; and

•	in the event the requirements change, the first payment date after a change in the reporting requirements to which this paragraph (3) applies;
4.	any Mexican withholding taxes imposed at a rate greater than 4.9%, if a holder has failed to provide, on a timely basis at our reasonable request, any information or documentation (not included in paragraph (3) above) concerning the holder’s eligibility, if any, for benefits under an income tax treaty that Mexico is a party to that is necessary to determine the appropriate deduction or withholding rate of Mexican withholding taxes under that treaty;

5.	any Mexican withholding taxes that would not have been imposed if the holder had presented its new security for payment within 15 days after the date when the payment became due and payable or the date payment was provided for, whichever is later;

6.	any payment to a holder who is a fiduciary, partnership or someone other than the sole beneficial owner of the payment, to the extent that the beneficiary or settlor with respect to the fiduciary, a member of the partnership or the beneficial owner of the payment would not have been entitled to the payment of the additional amounts had the beneficiary, settlor, member or beneficial owner actually been the holder of the new security; or

7.	any withholding tax or deduction imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other European Union directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such a directive or presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant new security to another paying and transfer agent in a member state of the European Union.
     All references in this prospectus to principal of and interest on new securities, unless the context otherwise requires, mean and include all additional amounts, if any, payable on the new securities.
     Paragraphs (3) and (4) above will not apply if the reporting requirements described in those paragraphs would be materially more onerous, in form, procedure or the substance of the information disclosed, to the holder or beneficial owner of the new securities, than comparable information or other applicable reporting requirements under United States federal income tax law (including the United States-Mexico income tax treaty), enacted or proposed regulations and administrative practice. When looking at the comparable burdens, we will take into account the relevant differences between United States and Mexican law, regulations and administrative practice.

     In addition, paragraphs (3) and (4) will not apply if Article 195, Section II, paragraph a), of the Mexican Income Tax Law, or a substantially similar future rule, is in effect, unless:
•	the reporting requirements in paragraphs (3) and (4) are expressly required by statute, regulation, general rules or administrative practice in order to apply Article 195, Section II, paragraph a) or a substantially similar future rule, and we cannot get the necessary information or satisfy any other reporting requirements on our own through reasonable diligence and we would otherwise meet the requirements to apply Article 195, Section II, paragraph a) or a substantially similar future rule; or

•	in the case of a holder or beneficial owner of a new security that is a pension fund or other tax-exempt organization, if that entity would be subject to a lesser Mexican withholding tax than provided in Article 195, Section II, paragraph a) if the information required in paragraph (4) were furnished.
We will not interpret paragraph (3) or (4) above to require a non-Mexican pension or retirement fund, a non-Mexican tax-exempt organization or a non-Mexican financial institution or any other holder or beneficial owner of the new securities to register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding taxes.
     Upon written request, we will provide the trustee, the holders and the paying agent with a certified or authenticated copy of an original receipt of the payment of Mexican withholding taxes which the issuer, the guarantor or a subsidiary guarantor has withheld or deducted from any payments made under or with respect to the new securities or the guaranty of the new securities, as the case may be.
     If we pay additional amounts with respect to the new securities that are based on rates of deduction or withholding of Mexican withholding taxes that are higher than the applicable rate, and the holder is entitled to make a claim for a refund or credit of this excess, then by accepting the new security, the holder shall be deemed to have assigned and transferred all right, title and interest to any claim for a refund or credit of this excess to the issuer, the guarantor or the applicable subsidiary guarantor, as the case may be. However, by making this assignment, you do not promise that we will be entitled to that refund or credit and you will not incur any other obligation with respect to that claim.
Tax Redemption
     The issuer has the option to redeem any or all series of the new securities in whole, but not in part, at par at any time, together with, if applicable, interest accrued to, but excluding, the date fixed for redemption, if:
1.	the issuer or the guarantor certifies to the trustee immediately prior to giving the notice that it has or will become obligated to pay greater additional amounts than we would have been obligated to pay if payments (including payments of interest) on the new securities or payments under the guaranties with respect to interest on the new securities were subject to withholding tax at a rate of 10%, because of a change in, or amendment to, or lapse of, the laws, regulations or rulings of Mexico or any of its political subdivisions or taxing authorities affecting taxation, or any change in, or amendment to, an official interpretation or application of laws, regulations or rulings, that becomes effective on or after the date of issuance of such securities; and

2.	before publishing any notice of redemption, the issuer shall deliver to the trustee a certificate signed by the issuer or the guarantor stating that the issuer or the guarantor cannot avoid the obligation referred to in paragraph (1) above, despite taking reasonable measures available to it. The trustee is entitled to accept this certificate as sufficient evidence of the satisfaction of the requirements of paragraph (1) above.
     We can exercise our redemption option by giving the holders of the new securities irrevocable notice not less than 30 but not more than 60 days before the date of redemption. Once accepted, a notice of redemption will be conclusive and binding on the holders of the new securities. We may not give a notice of redemption earlier than 90 days before the earliest date on which we would have been obligated to pay additional amounts as described in paragraph (1) above, and at the time we give that notice, our obligation to pay additional amounts must still be in effect.
Redemption of the New Securities at the Option of the Issuer
     The issuer will have the right at its option to redeem any of the 2018 new notes, the 2035 new bonds or the 2038 new bonds, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to the principal amount thereof, plus the Make-Whole Amount (as defined below), plus accrued interest on the principal amount of the new securities to be redeemed to the date of redemption. “Make-Whole Amount” means the excess of (i) the sum of the present values of each remaining scheduled payment of principal and interest on the applicable new securities (exclusive of interest accrued to the date of redemption), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 37.5 basis points (in the case of the 2018 new notes), 50 basis points (in the case of the 2035 new bonds) or 30 basis points (in the case of the 2038 new bonds) over (ii) the principal amount of the applicable new securities.
     For this purpose:
   “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
   “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the new securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the applicable new securities.
   “Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) appointed by either the issuer or the guarantor.
   “Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
   “Reference Treasury Dealer” means (1) in the case of the 2018 new notes and the 2038 new bonds, any of Credit Suisse Securities (USA) LLC, Lehman Brothers Inc., Barclays Capital Inc.,

Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., and UBS Securities LLC or their affiliates which are primary United States government securities dealers, and their respective successors and (2) in the case of the 2035 new bonds, any of Credit Suisse Securities (USA) LLC, Barclays Capital Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated or their affiliates which are primary United States government securities dealers, and their respective successors. However, if any of these banks ceases to be a primary United States government securities dealer in The City of New York (a “Primary Treasury Dealer”), the issuer or the guarantor will substitute for it another Primary Treasury Dealer.
   “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding that redemption date.
Assumption of Issuer’s Obligations by the Guarantor
     Petróleos Mexicanos may at any time directly assume the payment and performance obligations of the issuer under any series of the new securities and the issuer’s obligations under the indenture with respect to the same series of new securities without the consent of the holders, but only if, after giving effect to this assumption, no event of default under the relevant new securities has occurred and is continuing. Upon the assumption, the guarantor will execute a supplemental indenture evidencing this assumption and the issuer will be released from its obligations with respect to the new securities.
Negative Pledge
     Petróleos Mexicanos will not create or permit to exist, and will not allow the issuer, Petróleos Mexicanos’ subsidiaries or the subsidiary guarantors or any of their respective subsidiaries to create or permit to exist, any security interest in their crude oil or receivables in respect of crude oil to secure:
•	any of its or their public external indebtedness,

•	any of its or their guarantees of public external indebtedness, or

•	any public external indebtedness or guarantees in respect of public external indebtedness of any other person, unless at the same time or before creating such security interest the new securities of each series are secured equally and ratably by the same security interest or are given another security interest approved by the holders of at least 66 2/3% in aggregate principal amount of the outstanding (as defined in the indenture) new securities of each affected series.
     However, the issuer, the guarantor, the subsidiary guarantors and their respective subsidiaries may create security interests in their crude oil and crude oil receivables if:
1.	on the date the security interest is created, the total of:

•	the amount of principal and interest payments secured by oil receivables due during that calendar year under receivable financings entered into on or before that date; plus

•	the total revenues in that calendar year from the sale of crude oil or natural gas transferred, sold, assigned or disposed of in forward sales that are not government forward sales entered into on or before that date; and

•	the total amount of payments of the purchase price of crude oil, natural gas or petroleum products foregone in that calendar year as a result of all advance payment arrangements entered into on or before that date;
is not greater than U.S. $4,000,000,000 (or the equivalent in other currencies) minus the amount of Government Forward Sales in that calendar year;

2.	the total outstanding amount in all currencies at any one time of all receivables financings, forward sales (other than government forward sales) and advance payment arrangements is not greater than U.S. $12,000,000,000 (or its equivalent in other currencies); and

3.	the guarantor furnishes a certificate to the trustee that certifies that, on the date of the creation of the security interest, there is no default under any of the financing documents that are identified in the indenture resulting from a failure to pay principal or interest.
     For a more detailed description of paragraph (3) above, you may look to the indenture.
     The negative pledge does not restrict the issuer, the guarantor, the subsidiary guarantors or any of their respective subsidiaries from creating security interests over any of their assets, other than their crude oil and receivables in respect of crude oil. Under Mexican law, all domestic reserves of crude oil belong to Mexico and not to PEMEX, but the guarantor and the subsidiary guarantors have been established with the exclusive purpose of exploiting the Mexican petroleum and gas reserves, including the production of oil and gas, oil products and basic petrochemicals.
     In addition, the negative pledge does not restrict the issuer, the guarantor, the subsidiary guarantors or their respective subsidiaries from creating security interests to secure any of their obligations that are payable in pesos. Nor does it restrict any of them from creating security interests to secure any type of obligation (e.g., commercial bank borrowings) regardless of the currency, other than obligations similar to the new securities (e.g., issuances of debt securities).
Events of Default; Waiver and Notice
     If an event of default occurs and is continuing with respect to any series of new securities, then the trustee, if requested by the holders of at least 20% in principal amount of the outstanding new securities of that series, will give notice to the issuer and the guarantor that the new securities of that series are immediately due and payable at their principal amount, together with accrued interest. Each of the following is an “event of default” with respect to a series of new securities:
1.	Non-Payment: any payment of principal of any of the new securities of that series is not made when due and the default continues for seven days after the due date, or any payment of interest on the new securities of that series is not made when due and the default continues for fourteen days after the due date;

2.	Breach of Other Obligations: the issuer or the guarantor fails to perform, observe or comply with any of its other obligations under the new securities of that series, which cannot be remedied, or if it can be remedied, is not remedied within 30 days after the trustee gives written notice of the default to the issuer, the guarantor and the subsidiary guarantors;

3.	Cross-Default: the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries (as defined in “—Certain Definitions” below) defaults in the payment of principal of or interest on any of their public external indebtedness or on any public external indebtedness guaranteed by them in an aggregate principal amount exceeding U.S. $40,000,000 or its equivalent in other currencies, and such default continues past any applicable grace period;

4.	Enforcement Proceedings: any execution or other legal process is enforced or levied on or against any substantial part of the property, assets or revenues of the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries, and that execution or other process is not discharged or stayed within 60 days;

5.	Security Enforced: an encumbrancer takes possession of, or a receiver, manager or other similar officer is appointed for, all or any substantial part of the property, assets or revenues of the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries;

6.	The issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries:
•	becomes insolvent;

•	is generally not able to pay its debts as they mature;

•	applies for, or consents to or permits the appointment of, an administrator, liquidator, receiver or similar officer of it or of all or any substantial part of its property, assets or revenues;

•	institutes any proceeding under any law for a readjustment or deferment of all or a part of its obligations for bankruptcy, reorganization, dissolution or liquidation;

•	enters into a general assignment, arrangement or composition with, or for the benefit of, its creditors; or

•	stops or threatens to cease carrying on its business or any substantial part of its business;
7.	Winding Up: an order is entered for, or the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries passes an effective resolution for, winding up any such entity;

8.	Moratorium: a general moratorium is agreed or declared with respect to any of the external indebtedness of the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries;

9.	Authorizations and Consents: the issuer, the guarantor or any of the subsidiary guarantors does not take, fulfill or obtain, within 30 days of its being so required, any action, condition or thing (including obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) that is required in order:
•	to enable the issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the new securities and the indenture,

•	to enable the guarantor lawfully to enter into, exercise its rights and perform and comply with its obligations under the indenture or the subsidiary guaranty agreement with respect to the new securities and its guaranties of the new securities,

•	to enable any of the subsidiary guarantors lawfully to enter into, perform and comply with its obligations under the subsidiary guaranty agreement relating to the new securities, the related guaranties or the indenture, and

•	to ensure that the obligations of the issuer, the guarantor and the subsidiary guarantors under the new securities, the indenture and the subsidiary guaranty agreement are legally binding and enforceable;
10.	Illegality: it is or becomes unlawful for:
•	the issuer to perform or comply with one or more of its obligations under the new securities or the indenture,

•	the guarantor to perform or comply with any of its obligations under the indenture or the subsidiary guaranty agreement relating to the new securities or the indenture; or

•	any of the subsidiary guarantors to perform or comply with any of its obligations under the subsidiary guaranty agreement relating to the new securities or the indenture;
11.	Control, dissolution, etc.: the guarantor ceases to be a decentralized public entity of the Mexican Government or the Mexican Government otherwise ceases to control the guarantor or any subsidiary guarantor; or the issuer, the guarantor or any of the subsidiary guarantors is dissolved, disestablished or suspends its operations, and that dissolution, disestablishment or suspension is material in relation to the business of the issuer, the guarantor and the subsidiary guarantors taken as a whole; or the guarantor and the subsidiary guarantors cease to be the entities that have the exclusive right and authority to conduct on behalf of Mexico the activities of exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil and exploration, exploitation, production and first-hand sale of natural gas, as well as the transportation and storage inextricably linked with that exploitation and production; or the issuer ceases to be controlled by the guarantor;

12.	Disposals:
(A)	the guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise voluntarily or involuntarily disposes of all or substantially all of its assets, either by one transaction or a series of related or unrelated transactions, other than:
•	solely in connection with the implementation of the Organic Law of PEMEX, or

•	to a subsidiary guarantor; or
(B)	any subsidiary guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise voluntarily or involuntarily disposes of all or substantially all of its assets, either by one transaction or a series of related or unrelated transactions, and that cessation, sale, transfer or other disposal is material in relation to the business of the guarantor and the subsidiary guarantors taken as a whole;
13.	Analogous Events: any event occurs which under the laws of Mexico has an analogous effect to any of the events referred to in paragraphs (4) to (7) above; or

14.	Guaranties: the guaranty of the new securities by the guarantor or the subsidiary guaranty agreement is not in full force and effect or the guarantor or any of the subsidiary guarantors claims that it is not in full force and effect.
     If any event of default results in the acceleration of the maturity of the securities of any series, the holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul that acceleration at any time before the trustee obtains a judgment for the payment of the money due based on that acceleration. Prior to the rescission and annulment, however, all events of default, other than nonpayment of the principal of the securities of that series which became due only because of the declaration of acceleration, must have been cured or waived as provided for in the indenture.
     Under the indenture, the holders of the securities must agree to indemnify the trustee before the trustee is required to exercise any right or power under the indenture at the request of the holders. The trustee is entitled to this indemnification, provided that its actions are taken with the requisite standard of care during an event of default. The holders of a majority in principal amount of the securities of a series may direct the time, method and place of conducting any proceedings for remedies available to the trustee or exercising any trust or power given to the trustee. However, the trustee may refuse to follow any direction that conflicts with any law and the trustee may take other actions that are not inconsistent with the holders’ direction.
     No holder of any security may institute any proceeding with respect to the indenture or any remedy under the indenture, unless:
1.	that holder has previously given written notice to the trustee of a continuing event of default;

2.	the holders of at least 20% in aggregate principal amount of the outstanding securities of that series have made a written request to the trustee to institute proceedings relating to the event of default;

3.	those holders have offered to the trustee reasonable indemnity against any costs, expenses or liabilities it might incur;

4.	the trustee has failed to institute the proceeding within 60 days after receiving the written notice; and

5.	during the 60-day period in which the trustee has failed to take action, the holders of a majority in principal amount of the outstanding securities of that series have not given any direction to the trustee which is inconsistent with the written request.
These limitations do not apply to a holder who institutes a suit for the enforcement of the payment of principal of or interest on a security on or after the due date for that payment.
     The holders of a majority in principal amount of the outstanding securities of any series may, on behalf of the holders of all securities of that series, waive any past default and any event of default that arises, provided that a default not theretofore cured in the payment of the principal of or premium or interest on such securities or in respect of a covenant or provision in the indenture the modification of which would constitute a reserved matter (as defined below), may be waived only by a percentage of holders of outstanding securities of such series that would be sufficient to effect a modification, amendment, supplement or wavier of such matter.
     Petróleos Mexicanos is required to furnish annually to the trustee a statement regarding the performance of the issuer’s and the guarantor’s obligations under the indenture and any default in that performance.
Purchase of New Securities
     The issuer, the guarantor or any of the subsidiary guarantors may at any time purchase new securities at any price in the open market, in privately negotiated transactions or otherwise. The issuer, the guarantor or any subsidiary guarantor may hold, resell or surrender to the trustee for cancellation any new securities purchased by it.
Further Issues
     We may, without your consent, issue additional securities that have the same terms and conditions as any series of the new securities or the same except for the issue price, the issue date and the amount of the first payment of interest, which additional securities may be made fungible with that series of new securities; provided that such additional securities do not have, for the purpose of U.S. federal income taxation, a greater amount of original issue discount than the affected series of new securities has as of the date of the issue of the additional securities.
Modification and Amendment
     The issuer and the trustee may modify, amend or supplement the terms of the securities of any series or the indenture in any way, and the holders of a majority in aggregate principal amount of the securities of any series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture or the securities allow a holder to make, take or give, when authorized:
•	at a meeting of holders that is properly called and held by the affirmative vote, in person or by proxy (authorized in writing), of the holders of a majority in aggregate principal amount of the outstanding securities of that series represented at the meeting; or

•	with the written consent of the holders of the majority (or of such other percentage as stated in the text of the securities with respect to the action being taken) in aggregate principal amount of the outstanding securities of that series.
     However, without the consent of the holders of not less than 75% in aggregate principal amount of the outstanding securities of each series affected thereby, no action may:
1.	change the governing law with respect to the indenture, the guaranty, the subsidiary guaranties or the new securities of that series;

2.	change the submission to jurisdiction of New York courts, the obligation to appoint and maintain an authorized agent in the Borough of Manhattan, New York City or the waiver of immunity provisions with respect to the new securities of that series;

3.	amend the events of default in connection with an exchange offer for the new securities of that series;

4.	change the ranking of the new securities of that series; or

5.	change the definition of “outstanding” with respect to the new securities of that series.
     Further, without (A) the consent of each holder of outstanding new securities of each series affected thereby or (B) the consent of the holders of not less than 75% in aggregate principal amount of the outstanding new securities of each series affected thereby, and (in the case of this clause (B) only) the certification by the guarantor or the issuer to the trustee that the modification, amendment, supplement or waiver is sought in connection with a general restructuring (as defined below) by Mexico, no such modification, amendment or supplement may:
1.	change the due date for any payment of principal (if any) of or premium (if any) or interest on new securities of that series;

2.	reduce the principal amount of the new securities of that series, the portion of the principal amount that is payable upon acceleration of the maturity of the new securities of that series, the interest rate on the new securities of that series or the premium (if any) payable upon redemption of the new securities of that series;

3.	shorten the period during which the issuer is not permitted to redeem the new securities of that series or permit the issuer to redeem new securities of that series prior to maturity, if, prior to such action, the issuer is not permitted to do so except as permitted in each case under “—Tax Redemption” and “Redemption of New Securities at the Option of the Issuer” above;

4.	change U.S. dollars as the currency in which, or change the required places at which, payment with respect to principal of or interest on new securities of that series is payable;

5.	modify the guarantor’s guaranty of the new securities of that series or the subsidiary guaranty agreement in any manner adverse to the holder of any of the new securities of that series;

6.	change the obligation of the issuer, the guarantor or any subsidiary guarantor to pay additional amounts on the new securities of that series;

7.	reduce the percentage of the principal amount of the securities of that series, the vote or consent of the holders of which is necessary to modify, amend or supplement the indenture or the new securities of that series or the related guaranties or take other action as provided therein; or

8.	modify the provisions in the indenture relating to waiver of compliance with certain provisions thereof or waiver of certain defaults, or change the quorum requirements for a meeting of holders of the new securities of that series, in each case except to increase any related percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding new security of that series affected by such action.
     A “general restructuring” by Mexico means a request made by Mexico for one or more amendments or one or more exchange offers by Mexico, each of which affects a matter that would (if made to a term or condition of the new securities) constitute any of the matters described in clauses 1 through 8 in the immediately preceding paragraph or clauses 1 through 5 of the next preceding paragraph (each of which we refer to as a reserved matter), and that applies to either (1) at least 75% of the aggregate principal amount of outstanding external market debt of Mexico that will become due and payable within a period of five years following the date of such request or exchange offer or (2) at least 50% of the aggregate principal amount of external market debt of Mexico outstanding at the date of such request or exchange offer. For the purposes of determining the existence of a general restructuring, the principal amount of external market debt that is the subject of any such request for amendment by Mexico shall be added to the principal amount of external market debt that is the subject of a substantially contemporaneous exchange offer by Mexico. As used here, “external market debt” means indebtedness of the Mexican Government (including debt securities issued by the Mexican Government) which is payable or at the option of its holder may be paid in a currency other than the currency of Mexico, excluding any such indebtedness that is owed to or guaranteed by multilateral creditors, export credit agencies and other international or governmental institutions.
     In determining whether the holders of the requisite principal amount of the outstanding new securities of a series have consented to any amendment, modification, supplement or waiver, whether a quorum is present at a meeting of holders of the outstanding new securities of a series or the number of votes entitled to be cast by each holder of a new security regarding the new security at any such meeting, new securities owned, directly or indirectly, by Mexico or any public sector instrumentality of Mexico (including the issuer, the guarantor or any subsidiary guarantor) shall be disregarded and deemed not to be outstanding, except that, in determining whether the trustee shall be protected in relying upon any such consent, amendment, modification, supplement or waiver, only new securities which a responsible officer of the trustee actually knows to be owned in this manner shall be disregarded. As used in this paragraph, “public sector instrumentality” means Banco de México, any department, ministry or agency of the federal government of Mexico or any corporation, trust, financial institution or other entity owned or controlled by the federal government of Mexico or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions instead of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.
     The issuer and the trustee may, without the vote or consent of any holder of the securities of a series, modify or amend the indenture or the securities of that series for the purpose of:
1.	adding to the covenants of the issuer or the guarantor for the benefit of the holders of the new securities;

2.	surrendering any right or power conferred upon the issuer or the guarantor;

3.	securing the new securities of that series as required in the indenture or otherwise;

4.	curing any ambiguity or curing, correcting or supplementing any defective provision of the indenture or the new securities of that series or the guaranties;

5.	amending the indenture or the new securities of that series in any manner which the issuer and the trustee may determine and that will not adversely affect the rights of any holder of the new securities of that series in any material respect;

6.	reflecting the succession of another corporation to Petróleos Mexicanos or the issuer and the successor corporation’s assumption of the covenants and obligations of Petróleos Mexicanos or the issuer, as the case may be, under the new securities of that series and the indenture; or

7.	modifying, eliminating or adding to the provisions of the indenture to the extent necessary to qualify the indenture under the Trust Indenture Act or under any similar U.S. federal statute enacted in the future or adding to the indenture any additional provisions that are expressly permitted by the Trust Indenture Act.
     The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, modification, supplement or waiver. It is sufficient if the consent approves the substance of the proposed amendment, modification, supplement or waiver. After an amendment, modification, supplement or waiver under the indenture becomes effective, we will mail to the holders a notice briefly describing the amendment, modification, supplement or waiver. However, the failure to give this notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment, modification, supplement or waiver.
No Personal Liability of Directors, Officers, Employees and Stockholders
     No director, officer, employee or stockholder of the issuer, the guarantor or any of the subsidiary guarantors, as such, will have any liability for any obligations of the issuer, the guarantor or any of the subsidiary guarantors under the new securities, the indenture, the guaranty agreement or the subsidiary guaranty agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting its new securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new securities. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Governing Law, Jurisdiction and Waiver of Immunity
     The new securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that authorization and execution of the new securities and the indenture by the guarantor will be governed by the laws of Mexico. The payment obligations of the guarantor under the guarantee and the payment obligations of the subsidiary guarantors under the subsidiary guaranty agreement will be governed by and construed in accordance with the laws of the State of New York.
     The guarantor and the subsidiary guarantors have appointed the Consul General of Mexico in New York as their authorized agent for service of process in any action based on the new securities that a holder may institute in any federal court (or, if jurisdiction in federal court is not available, state court) in the Borough of Manhattan, The City of New York by the holder of any new security, and the issuer, the guarantor, each subsidiary guarantor and the trustee have submitted to the jurisdiction of any such courts in respect of any such action and will irrevocably waive any objection which it may now or hereafter have to the laying of venue of any such action in any such court, and the guarantor and each of the subsidiary guarantors will waive any right to which it may be entitled on account of residence or domicile.
     The guarantor and each of the subsidiary guarantors reserve the right to plead sovereign immunity under the Immunities Act in actions brought against them under U.S. federal securities laws or any state securities laws, and the guarantor’s and each of the subsidiary guarantors’ appointment of the Consul General as their agent for service of process does not include service of process for these types of actions. Without the guarantor’s and each of the subsidiary guarantors’ waiver of immunity regarding these actions, you will not be able to obtain a judgment in a U.S. court against any of them unless such a court determines that the guarantor or a subsidiary guarantor is not entitled to sovereign immunity under the Immunities Act. However, even if you obtain a U.S. judgment under the Immunities Act, you may not be able to enforce this judgment in Mexico. Moreover, you may not be able to execute on the guarantor’s or any of the subsidiary guarantors’ property in the United States to enforce a judgment except under the limited circumstances specified in the Immunities Act.
     Mexican law, including Article 27 of the Political Constitution of the United Mexican States, Articles 6 and 13 (and other related articles) of the General Law on National Patrimony, Articles 1, 2, 3, 4 (and related articles) of the Regulatory Law to Article 27 of the Constitution (the “Regulatory Law”), Articles 15, 16 and 19 of the Regulations to the Regulatory Law, Articles 1, 2, 3, 4 (and other related articles) of the Organic Law of Petróleos Mexicanos and subsidiary entities and Article 4 of the Federal Code of Civil Procedure of Mexico provide, among other things, that
1.	attachment prior to judgment, attachment in aid of execution and execution of a final judgment may not be ordered by Mexican courts against property of the guarantor or any subsidiary guarantor;

2.	all domestic petroleum and hydrocarbon resources (whether in solid, liquid, gas or intermediate form) are permanently and inalienably vested in Mexico (and, to that extent, subject to immunity);

3.	the rights to:
•	the exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil;

•	the exploration, exploitation, production and first-hand sale of gas, as well as the transportation and storage inextricably linked with such exploitation and production; and

•	the production, storage, transportation, distribution and first-hand sale of the derivatives of petroleum (including petroleum products) and of gas used as basic industrial raw materials and that constitute basic petrochemicals (which we refer to as the petroleum industry);
are reserved exclusively to Mexico and, to that extent, the related assets are entitled to immunity; and

4.	the public entities created and appointed by the Federal Congress of Mexico to conduct, control, develop and operate the petroleum industry of Mexico are the guarantor and the subsidiary guarantors which are, therefore, entitled to immunity with respect to these exclusive rights and powers.
     As a result, regardless of the guarantor’s and the subsidiary guarantors’ waiver of immunity, a Mexican court may not enforce a judgment against the guarantor or any of the subsidiary guarantors by ordering the attachment of its assets in aid of execution.
Meetings
     The indenture has provisions for calling a meeting of the holders of the new securities. Under the indenture, the trustee may call a meeting of the holders of any series of the new securities at any time. The issuer, the guarantor or holders of at least 10% of the aggregate principal amount of the outstanding new securities of a series may also request a meeting of the holders of such new securities by sending a written request to the trustee detailing the proposed action to be taken at the meeting.
     At any meeting of the holders of a series of new securities to act on a matter that is not a reserved matter, a quorum exists if the holders of a majority of the aggregate principal amount of the outstanding new securities of that series are present or represented. At any meeting of the holders of a series of new securities to act on a matter that is a reserved matter, a quorum exists if the holders of 75% of the aggregate principal amount of the outstanding new securities of that series are present or represented. However, if the consent of each such holder is required to act on such reserved matter, then a quorum exists only if the holders of 100% of the aggregate principal amount of the outstanding new securities of that series are present or represented.
     Any holders’ meeting that has properly been called and that has a quorum can be adjourned from time to time by those who are entitled to vote a majority of the aggregate principal amount of the outstanding new securities of that series that are represented at the meeting. The adjourned meeting may be held without further notice.
     Any resolution passed, or decision made, at a holders’ meeting that has been properly held in accordance with the indenture is binding on all holders of the new securities of the relevant series.
Notices
     All notices will be given to the holders of the new securities by mail to their addresses as they are listed in the trustee’s register. In addition, for so long as any series of the new securities is admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, and the rules of the exchange so require, all notices to the holders of the new securities of such series will be published in a daily newspaper of general circulation in Luxembourg (expected to be the “Luxemburger Wort”) or, alternatively, on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication is not practicable, notice will be considered to be validly given if made in accordance with the rules of the Luxembourg Stock Exchange.
Certain Definitions
     “Advance payment arrangement” means any transaction in which the issuer, the guarantor, the subsidiary guarantors or any of their subsidiaries receives a payment of the purchase price of crude oil or gas or Petroleum Products that is not yet earned by performance.

     “External indebtedness” means indebtedness which is payable, or at the option of its holder may be paid, (1) in a currency or by reference to a currency other than the currency of Mexico, (2) to a person resident or having its head office or its principal place of business outside Mexico and (3) outside the territory of Mexico.
     “Forward sale” means any transaction that involves the transfer, sale, assignment or other disposition by the issuer, the guarantor, the subsidiary guarantors or any of their subsidiaries of any right to payment under a contract for the sale of crude oil or gas that is not yet earned by performance, or any interest in such a contract, whether in the form of an account receivable, negotiable instrument or otherwise.
     “Government forward sale” means a forward sale to:
•	Mexico or Banco de México,

•	the Bank for International Settlements, or

•	any other multilateral monetary authority or central bank or treasury of a sovereign state.
     “Guarantee” means any obligation of a person to pay the indebtedness of another person, including, without limitation:
1.	an obligation to pay or purchase that indebtedness;

2.	an obligation to lend money or to purchase or subscribe for shares or other securities, or to purchase assets or services in order to provide money to pay the indebtedness; or

3.	any other agreement to be responsible for the indebtedness.
     “Indebtedness” means any obligation (whether present or future, actual or contingent) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and leasing).
     “Material subsidiaries” means, at any time, (1) each of the subsidiary guarantors and (2) any subsidiary of the guarantor or any of the subsidiary guarantors having, as of the end of the most recent fiscal quarter of the guarantor, total assets greater than 12% of the total assets of the guarantor, the subsidiary guarantors and their respective subsidiaries on a consolidated basis. As of the date of this prospectus, there were no material subsidiaries other than the issuer and the subsidiary guarantors.
     “Oil receivables” means amounts payable to the issuer, the guarantor, the subsidiary guarantors or any of their respective subsidiaries for the sale, lease or other provision of crude oil or gas, whether or not they are already earned by performance.
     “Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state, or other entity, whether or not having a separate legal personality.
     “Petroleum products” means the derivatives and by-products of crude oil and gas (including basic petrochemicals).

     “Public external indebtedness” means any external indebtedness which is in the form of, or represented by, notes, bonds or other securities which are at that time being quoted, listed or traded on any stock exchange.
     “Receivables financing” means any transaction resulting in the creation of a security interest on oil receivables to secure new external indebtedness incurred by, or the proceeds of which are paid to or for the benefit of, the issuer, the guarantor, any subsidiary guarantor or any of their respective subsidiaries.
     “Security interest” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance, including without limitation any equivalent thereof created or arising under the laws of Mexico.
     “Subsidiary” means, in relation to any person, any other person which is controlled directly or indirectly, or which has more than 50% of its issued capital stock (or equivalent) held or beneficially owned by, the first person or any one or more of the first person’s subsidiaries. In this case, “control” means the power to appoint the majority of the members of the governing body or management of, or otherwise to control the affairs and policies of, that person.

BOOK ENTRY; DELIVERY AND FORM
Form
     One or more permanent global notes (in the case of the 2018 new notes) or global bonds (in the case of the 2035 new bonds and the 2038 new bonds), in fully registered form without coupons, will represent the new securities. We refer to the global notes and global bonds collectively as the “global securities.” We will deposit each global security with the trustee at its corporate trust office as custodian for DTC. We will register each global security in the name of Cede & Co., as nominee of DTC, for credit to the respective accounts at DTC, Euroclear and Clearstream, Luxembourg of the holders of old securities participating in the exchange offers or to whichever accounts they direct.
     Except in the limited circumstances described below under “—Certificated Securities,” owners of beneficial interests in a global security will not receive physical delivery of new securities in registered, certificated form. We will not issue the new securities in bearer form.
     When we refer to a new security in this prospectus, we mean any certificated security and any global security. Under the indenture, only persons who are registered on the books of the trustee as the owners of a new security are considered the holders of the new security. Cede & Co., or its successor, as nominee of DTC, is considered the only holder of a new security represented by a global security. The issuer, the guarantor, the subsidiary guarantors and the trustee and any of our respective agents may treat the registered holder of a new security as the absolute owner, for all purposes, of that new security whether or not it is overdue.
Global Securities
     The statements below include summaries of certain rules and operating procedures of DTC, Euroclear and Clearstream, Luxembourg that affect transfers of interests in the global securities.
     Except as set forth below, a global security may be transferred, in whole or part, only to DTC, another nominee of DTC or a successor of DTC or that nominee.
     Financial institutions will act on behalf of beneficial owners as direct and indirect participants in DTC. Beneficial interests in a global security will be represented, and transfers of those beneficial interests will be effected, through the accounts of those financial institutions. The interests in the global security may be held and traded in denominations of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. If investors participate in the DTC, Euroclear or Clearstream, Luxembourg systems, they may hold interests directly in DTC, Euroclear or Clearstream, Luxembourg. If they do not participate in any of those systems, they may indirectly hold interests through an organization that does participate.
     At their respective depositaries, both Euroclear and Clearstream, Luxembourg have customers’ securities accounts in their names through which they hold securities on behalf of their participants. In turn, their respective depositaries have, in their names, customers’ securities accounts at DTC through which they hold Euroclear’s and Clearstream, Luxembourg’s respective securities.
     DTC has advised us that it is:
•	a limited-purpose trust company organized under New York State laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered as required by Section 17A of the Exchange Act.
     DTC’s participants include:
•	securities brokers and dealers;

•	banks (including the trustee);

•	trust companies;

•	clearing corporations; and

•	certain other organizations.
     Some of DTC’s participants or their representatives own DTC. These participants created DTC to hold their securities and to use electronic book-entry changes to facilitate clearing and settling securities transactions in the participants’ accounts so as to eliminate the need for the physical movement of certificates.
     Access to DTC’s book-entry system is also available to others that clear through or maintain a direct or indirect custodial relationship with a participant. Persons who are not participants may beneficially own securities held by DTC only through participants.
     When we issue the global securities, DTC will use its book-entry registration and transfer system to credit the respective principal amounts of the new securities represented by the global securities to the accounts of the participants designated by the holders of the old securities participating in the exchange offers.
     Any person owning a beneficial interest in any of the global securities must rely on the procedures of DTC and, to the extent relevant, Euroclear or Clearstream, Luxembourg. If that person is not a participant, that person must rely on the procedures of the participant through which that person owns its interest to exercise any rights of a holder. Owners of beneficial interests in the global securities, however, will not:
•	be entitled to have new securities that represent those global securities registered in their names, receive or be entitled to receive physical delivery of the new securities in certificated form; or

•	be considered the holders under the indenture or the new securities.
     We understand that it is existing industry practice that if an owner of a beneficial interest in a global security wants to take any action that Cede & Co., as the holder of the global security, is entitled to take, Cede & Co. would authorize the participants to take the desired action, and the participants would authorize the beneficial owners to take the desired action or would otherwise act upon the instructions of the beneficial owners who own through them.
     DTC may grant proxies or otherwise authorize DTC participants (or persons holding beneficial interests in the new securities through DTC participants) to exercise any rights of a holder or to take any other actions which a holder is entitled to take under the indenture or the new securities. Under its usual procedures, DTC would mail an omnibus proxy to us assigning Cede & Co.’s consenting or voting rights to the DTC participants to whose accounts the new securities are credited.
     Euroclear or Clearstream, Luxembourg will take any action a holder may take under the indenture or the new securities on behalf of its participants, but only in accordance with their relevant rules and procedures, and subject to their depositaries’ ability to effect any actions on their behalf through DTC.
     We will allow owners of beneficial interests in the global securities to attend holders’ meetings and to exercise their voting rights in respect of the principal amount of new securities that they beneficially own, if they:
1.	obtain a certificate from DTC, a DTC participant, a Euroclear participant or a Clearstream, Luxembourg participant stating the principal amount of new securities beneficially owned by such person; and

2.	deposit that certificate with us at least three business days before the date on which the relevant meeting of holders is to be held.
Certificated Securities
     If DTC or any successor depositary is at any time unwilling or unable to continue as a depositary for a global security, or if it ceases to be a “clearing agency” registered under the Securities Exchange Act, and we do not appoint a successor depositary within 90 days after we receive notice from the depositary to that effect, then we will issue or cause to be issued, authenticate and deliver certificated securities, in registered form, in exchange for the global securities. In addition, we may determine that any global security will be exchanged for certificated securities. In that case, we will mail the certificated securities to the addresses that are specified by the registered holder of the global securities. If the registered holder so specifies, the certificated securities may be available for pick-up at the office of the trustee or any transfer agent (including the Luxembourg transfer agent), in each case not later than 30 days following the date of surrender of the relevant global security, endorsed by the registered holder, to the trustee or any transfer agent.
     A holder of certificated securities may transfer those certificated securities or exchange them for certificated securities of any other authorized denomination by returning them to the office or agency that we maintain for that purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the trustee, or at the office of any transfer agent. No service charge will be imposed for any registration of transfer of new securities, but we may require the holder of a new security to pay a fee to cover any related tax or other governmental charge.
     Neither the registrar nor any transfer agent will be required to register the transfer or exchange of any certificated securities for a period of 15 days before any interest payment date, or to register the transfer or exchange of any certificated securities that have been called for redemption.
     If any certificated security is mutilated, defaced, destroyed, lost or stolen, we will execute and we will request that the trustee authenticate and deliver a new certificated security. The new certificated security will be of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on the original certificated security, in exchange and substitution for the original certificated security (upon its surrender and cancellation) or in lieu of and substitution for the certificated security. If a certificated security is destroyed, lost or stolen, the applicant for a substitute certificated security must furnish us and the trustee with whatever security or indemnity we may require to hold each of us harmless. In every case of destruction, loss or theft of a certificated security, the applicant must also furnish us with satisfactory evidence of the destruction, loss or theft of the certificated security and its ownership. Whenever we issue a substitute certificated security, we may require the registered holder to pay a sum sufficient to cover related fees and expenses.

TAXATION
     The following is a summary of the principal Mexican and U.S. federal income tax considerations that may be relevant to the exchange of old securities and ownership and disposition of the new securities. This summary is based on the U.S. federal and Mexican tax laws in effect on the date of this prospectus. These laws are subject to change. Any change could apply retroactively and could affect the continued validity of the summary. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than Mexico and the United States.
     This summary does not describe all of the tax considerations that may be relevant to your situation, particularly if you are subject to special tax rules. Each holder or beneficial owner of old securities considering an exchange of old securities for new securities should consult its own tax advisor as to the Mexican, United States or other tax consequences of the ownership and disposition of new securities and the exchange of old securities for new securities, including the effect of any foreign, state or local tax laws.
     The United States and Mexico entered into a Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, and a Protocol thereto, both signed on September 18, 1992 and amended by additional Protocols signed on September 8, 1994 and November 26, 2002 (which we refer to as the tax treaty). This summary describes the provisions of the tax treaty that may affect the taxation of certain U.S. holders of new securities. The United States and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters.
     Mexico has also entered into tax treaties with various other countries (most of which are in effect) and is negotiating tax treaties with various other countries. These tax treaties may have effects on holders of new securities. This summary does not discuss the consequences (if any) of such treaties.
Mexican Taxation
     This summary of certain Mexican federal tax considerations refers only to potential holders of the new securities that are not residents of Mexico for Mexican tax purposes and that will not hold the new securities or a beneficial interest therein through a permanent establishment for tax purposes in Mexico. We refer to such non-resident holder as a foreign holder. For purposes of Mexican taxation, an individual is a resident of Mexico if he/she has established his/her domicile in Mexico, unless he/she has a place of residence in another country as well, in which case such individual will be considered a resident of Mexico for tax purposes, if such individual has his/her center of vital interest in Mexico. An individual would be deemed to maintain his/her center of vital interest in Mexico if, among other things, (a) more than 50% of his/her total income for the calendar year results from Mexican sources, or (b) his/her principal center of professional activities is located in Mexico.
     A legal entity is a resident of Mexico if it:
•	maintains the principal place of its management in Mexico; or

•	has established its effective management in Mexico.
A Mexican citizen is presumed to be a resident of Mexico unless such person can demonstrate the contrary. If a legal entity or individual has a permanent establishment for tax purposes in Mexico,

such legal entity or individual shall be required to pay taxes in Mexico on income attributable to such permanent establishment in accordance with Mexican federal tax law.
     Taxation of Interest and Principal. Under existing Mexican laws and regulations, a foreign holder will not be subject to any taxes or duties imposed or levied by or on behalf of Mexico in respect of payments of principal of the new securities made by the issuer, the guarantor and the subsidiary guarantors.
     Pursuant to the Mexican income tax law and to rules issued by the Ministry of Finance and Public Credit applicable to PEMEX, payments of interest (or amounts deemed to be interest) made by the issuer, the guarantor or the subsidiary guarantors in respect of the new securities to a foreign holder will be subject to a Mexican withholding tax imposed at a rate of 4.9% if, as expected:
1.	the new securities are (or the old securities for which they were exchanged) placed outside of Mexico by a bank or broker dealer in a country with which Mexico has a valid tax treaty in effect,

2.	the CNBV is notified of the issuance of the new securities and evidence of such notification is timely filed with the Ministry of Finance and Public Credit,

3.	the guarantor timely files with the Ministry of Finance and Public Credit (a) certain information related to the new securities and this prospectus and (b) information representing that no party related to the guarantor, directly or indirectly, is the effective beneficiary of five percent (5%) or more of the aggregate amount of each such interest payment, and

4.	the guarantor or the subsidiary guarantor maintains records that evidence compliance with (3)(b) above.
If these requirements are not satisfied, the applicable withholding tax rate will be higher.
     Under the tax treaty, the Mexican withholding tax rate is 4.9% for certain holders that are residents of the United States (within the meaning of the tax treaty) under certain circumstances contemplated therein.
     Payments of interest made by the issuer, the guarantor or a subsidiary guarantor in respect of the new securities to a non-Mexican pension or retirement fund will be exempt from Mexican withholding taxes, provided that any such fund:
1.	is duly established pursuant to the laws of its country of origin and is the effective beneficiary of the interest paid,

2.	is exempt from income tax in respect of such payments in such country, and

3.	is registered with the Ministry of Finance and Public Credit for that purpose.
     Additional Amounts. The issuer, the guarantor and the subsidiary guarantors have agreed, subject to specified exceptions and limitations, to pay additional amounts, which are specified and defined in the indenture, to the holders of the new securities to cover Mexican withholding taxes. If the issuer, the guarantor and the subsidiary guarantors pay additional amounts to cover Mexican withholding taxes in excess of the amount required to be paid, you will assign to us your right to receive a refund of such excess additional amounts but you will not be obligated to take any other action. See “Description of the New Securities—Additional Amounts.”
     We may ask you and other holders or beneficial owners of the new securities to provide certain information or documentation necessary to enable us to determine the appropriate Mexican withholding tax rate applicable to you and such other holders or beneficial owners. In the event that you do not provide the requested information or documentation on a timely basis, our obligation to pay additional amounts may be limited. See “Description of the New Securities—Additional Amounts.”
     Taxation of Dispositions. Capital gains resulting from the sale or other disposition of the new securities (including an exchange of old securities for new securities pursuant to the exchange offers) by a foreign holder to another foreign holder will not be subject to Mexican income or other similar taxes.
     Transfer and Other Taxes. A foreign holder does not need to pay any Mexican stamp, registration or similar taxes in connection with the purchase, ownership or disposition of the new securities. A foreign holder of the new securities will not be liable for Mexican estate, gift, inheritance or similar tax with respect to the new securities.
United States Federal Income Taxation
     The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to investors considering the exchange offers. Except for the discussion under “—Non-United States Persons” and “—Information Reporting and Backup Withholding,” the discussion generally applies only to holders of new securities that are U.S. holders. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the new securities.
     This summary applies to you only if you own your new securities as capital assets. It does not address considerations that may be relevant to you if you are an investor to which special tax rules apply, such as a bank, tax-exempt entity, insurance company, dealer in securities or currencies, trader in securities that elects mark-to-market treatment, a short-term holder of securities, a person that hedges its exposure in the new securities or that will hold new securities as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or a person whose “functional currency” is not the U.S. dollar. You should be aware that the U.S. federal income tax consequences of holding the new securities may be materially different if you are an investor described in the prior sentence.
     Exchange of Old Securities and New Securities. You will not realize any gain or loss upon the exchange of your old securities for new securities. Your tax basis and holding period in the new securities will be the same as your tax basis and holding period in the old securities.
     Taxation of Interest and Additional Amounts. The gross amount of interest and additional amounts (that is, without reduction for Mexican withholding taxes, determined utilizing the appropriate Mexican withholding tax rate applicable to you) you receive will be treated as ordinary interest income in respect of the new securities. Mexican withholding taxes paid at the appropriate rate applicable to you will be treated as foreign income taxes eligible for credit against your U.S. federal income tax liability, subject to generally applicable limitations and conditions, or, at your election, for deduction in computing your taxable income. Interest and additional amounts will constitute income from sources without the United States for U.S. foreign tax credit purposes. Furthermore, interest and additional amounts generally will constitute “passive income” for U.S. foreign tax credit purposes.
     The calculation of foreign tax credits and, in case you elect to deduct foreign taxes, the availability of deductions, involves the application of rules that depend on your particular circumstances. You should consult your own tax advisor regarding the availability of foreign tax credits and the treatment of additional amounts.
     Taxation of Dispositions. Upon the sale, exchange or retirement of a new security, you will generally recognize gain or loss equal to the difference between the amount realized (not including any amounts attributable to accrued and unpaid interest) and your tax basis in the new security. Gain or loss recognized on the sale, redemption or other disposition of a new security generally will be long-term capital gain or loss if, at the time of the disposition, the new security has been held for more than one year. Long term capital gains recognized by an individual holder generally are taxed at preferential rates of tax.
     Non-United States Persons. The following summary applies to you if you are not a United States person for U.S. federal income tax purposes. You are a United States person, and therefore this summary does not apply to you, if you are:
•	a citizen or resident of the United States or its territories, possessions or other areas subject to its jurisdiction,

•	a corporation, partnership or other entity organized under the laws of the United States or any political subdivision,

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and (2) one or more United States persons have the authority to control all of the trust’s substantial decisions.
     If you are not a United States person, the interest income that you derive in respect of the new securities generally will be exempt from U.S. federal income taxes, including withholding tax. However, to receive this exemption you may be required to satisfy certification requirements, which are described below under the heading “—Information Reporting and Backup Withholding,” to establish that you are not a United States person.
     Even if you are not a United States person, U.S. federal income taxation may still apply to any interest income you derive in respect of the new securities if:
•	you are an insurance company carrying on a U.S. insurance business, within the meaning of the Internal Revenue Code, or

•	you have an office or other fixed place of business in the United States that receives the interest and you earn the interest in the course of operating (1) a banking, financing or similar business in the United States or (2) a corporation the principal business of which is trading in stock or securities for its own account, and certain other conditions exist.

     If you are not a United States person, any gain you realize on a sale or exchange of new securities generally will be exempt from U.S. federal income tax, including withholding tax, unless:
•	such income is effectively connected with your conduct of a trade or business in the United States or

•	in the case of gain, you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale, and either (1) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (2) you have a tax home in the United States.
     U.S. federal estate tax will not apply to a new security held by an individual holder who at the time of death is a non-resident alien.
     Information Reporting and Backup Withholding. The paying agent must file information returns with the U.S. Internal Revenue Service in connection with new security payments made to certain United States persons. If you are a United States person, you generally will not be subject to U.S. backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the new securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.
E.U. Savings Directive
     Under the European Council Directive 2003/48/EC on the taxation of savings income, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories have agreed to adopt similar measures (some of which involve a withholding system).

PLAN OF DISTRIBUTION
     Each broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of new securities that it receives for its own account in exchange for old securities pursuant to the exchange offers if such broker-dealer acquired such old securities as a result of market-making activities or other trading activities. A broker-dealer may use this prospectus, as amended or supplemented, in connection with resales of new securities that it receives in exchange for old securities if such broker-dealer acquired such old securities as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days following the expiration date, we will make this prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale.
     None of the issuer, the guarantor or any of the subsidiary guarantors will receive any proceeds from any sale of new securities by broker-dealers. New securities that broker-dealers receive for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale. These transactions may be at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new securities. Any broker-dealer that resells new securities that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such new securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new securities and any commission or concessions that any such persons receive may be deemed to be underwriting compensation under the Securities Act. However, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
     For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incidental to the exchange offers, but we will not pay any broker-dealer commissions or concessions. We will indemnify the holders of the old securities, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.
     By accepting the exchange offers, each broker-dealer that receives new securities in the exchange offers agrees that it will stop using the prospectus if it receives notice from us of any event which makes any statement in this prospectus false in any material respect or which requires any changes in this prospectus in order to make the statements true.
     We are delivering copies of this prospectus in electronic form through the facilities of DTC. You may obtain paper copies of the prospectus by contacting the exchange agent or the Luxembourg listing agent at their respective addresses specified on the inside back cover of this prospectus. By participating in the exchange offers, you will (unless you have requested paper delivery of documents) be consenting to electronic delivery of these documents.
     The new securities are a new issue of securities with no established trading market. We intend to apply to have the new securities admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, but we cannot assure you that an active market for the new securities will exist at any time and, if any such market develops, we cannot assure you as to the liquidity of such a market.
     We have registered the new securities with the Special Section of the National Registry of Securities of Mexico, which is maintained by the National Banking and Securities Commission of Mexico. This registration does not imply that the new securities are investment quality, that the guarantor or the subsidiary guarantors will be solvent or that the information in this prospectus is accurate or complete.
     The new securities may not be publicly offered or sold in Mexico.
VALIDITY OF SECURITIES
     Cleary Gottlieb Steen & Hamilton LLP, our United States counsel, will pass upon the validity under New York law of the new securities and the guaranties for the guarantor and the subsidiary guarantors. The General Counsel and Head of the Legal Department of the guarantor will pass upon certain legal matters governed by Mexican law for the guarantor and the subsidiary guarantors. Certain legal matters governed by Delaware law will be passed upon by Richards, Layton & Finger, P.A., Delaware counsel to the Pemex Project Funding Master Trust.
PUBLIC OFFICIAL DOCUMENTS AND STATEMENTS
     The information that appears under the heading “Recent Developments–United Mexican States” in this prospectus and under the headings “Item 3—Key Information—Exchange Rates” and “Item 4—Information on the Company—United Mexican States” in the Form 20-F has been extracted or derived from publications of, or sourced from, Mexico or one of its agencies or instrumentalities. We have included other information that we have extracted, derived or sourced from official publications of PEMEX, which is a Mexican governmental agency. We have included this information on the authority of such publication or source as a public official document of Mexico. We have included all other information herein as a public official statement made on the authority of the Director General of Petróleos Mexicanos, Jesús Reyes Heroles.
EXPERTS
     The financial statements as of December 31, 2007 and for the year then ended incorporated by reference in this prospectus and registration statement from the Form 20-F have been so incorporated in reliance on the report of KPMG Cárdenas Dosal, S.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     The financial statements as of December 31, 2006 and for the four years then ended incorporated by reference in this prospectus and registration statement from the Form 20-F have been so incorporated in reliance on the report of PricewaterhouseCoopers, S.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     Certain oil and gas reserve data incorporated by reference in this prospectus and the registration statement from the annual report on Form 20-F for the year ended December 31, 2007 was reviewed by Netherland, Sewell International, S. de R.L. de C.V., DeGolyer and MacNaughton and Ryder Scott Company L.P., as indicated therein, in reliance upon the authority of such firms as experts in estimating proved oil and gas reserves.

RESPONSIBLE PERSONS
     We are furnishing this prospectus solely for use by prospective investors in connection with their consideration of participating in the exchange offers and for Luxembourg listing purposes. The issuer, together with the guarantors and the subsidiary guarantors, confirm that, having taken all reasonable care to ensure that such is the case:
•	the information contained in this prospectus is true, to the best of their knowledge, and correct in all material respects and is not misleading;

•	they, to the best of their knowledge, have not omitted other material facts, the omission of which would make this prospectus as a whole misleading; and

•	they accept responsibility for the information they have provided in this prospectus.
GENERAL INFORMATION
     1. The new securities have been accepted for clearance through Clearstream, Luxembourg and Euroclear. The securities codes for the new securities are:

Series	CUSIP	ISIN	Common Code
2018 new notes	706451BS9	US706451BS94	•

2035 new bonds	706451BG5	US706451BG56	22824082

2038 new bonds	706451BR1	US706451BR12	•
     2. In connection with the application to have the new securities admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, we will, prior to admission to trading, deposit, through our agent, copies of the trust agreement, as amended, establishing the issuer with the Luxembourg Stock Exchange, where you may examine or obtain copies of such documents. In addition, documents relating to PEMEX will be deposited prior to listing at the Luxembourg Stock Exchange, where you may examine or obtain copies of such documents.
     3. We have obtained the authorization of the Ministry of Finance and Public Credit and all necessary consents, approvals and authorizations in Mexico in connection with the issue of, and performance of our rights and obligations under, the new securities, including the registration of the indenture, the subsidiary guaranty agreement and the forms of securities attached to the indenture. On October 22, 2007 and June 4, 2008, the issuer issued certificates of authorization authorizing the issuance of the new securities. The board of directors of Petróleos Mexicanos approved resolutions on November 23, 2006 and August 29, 2007 authorizing the issuance of the securities. On June 19, 1996 and June 25, 1996, the board of directors of each of Pemex-Refining, Pemex-Gas and Basic Petrochemicals and Pemex-Exploration and Production authorized the signing of the subsidiary guaranty agreement.
     4. Except as disclosed in this document, there has been no material adverse change in the financial position of the issuer, the guarantor or the subsidiary guarantors since the date of the latest financial statements incorporated by reference in this prospectus.

     5. Except as disclosed under “Item 8—Financial Information—Legal Proceedings” in the Form 20-F, none of the issuer, the guarantor or any of the subsidiary guarantors is involved in any litigation or arbitration proceedings relating to claims or amounts which are material in the context of the issue of the new securities. None of the issuer, the guarantor or any of the subsidiary guarantors is aware of any such pending or threatened litigation or arbitration.
     6. You may obtain the following documents during usual business hours on any day (except Saturday and Sunday and legal holidays) at the specified offices of Deutsche Bank Trust Company Americas and the paying agent and transfer agent in Luxembourg for so long as any of the new securities are outstanding and admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange:
•	copies of the latest annual report and consolidated accounts of PEMEX;

•	copies of the trust agreement, as amended, establishing the issuer and the Organic Law constituting Petróleos Mexicanos and the subsidiary guarantors; and

•	copies of the indenture, including the form of the new securities, the guaranty agreement, and the subsidiary guaranty agreement.
     Neither the issuer nor the subsidiary guarantors publish their own financial statements and will not publish interim or annual financial statements. The guarantor publishes condensed consolidated interim financial statements in Spanish on a regular basis, and summaries of these condensed consolidated interim financial statements in English are available, free of charge, at the office of the paying and transfer agent in Luxembourg.
     7. The principal offices of KPMG Cárdenas Dosal, S.C., independent registered public accounting firm and auditors of PEMEX for the fiscal year ended December 31, 2007 are located at Blvd. Manuel A. Camacho 176, Col. Reforma Social, México D.F. 11650, telephone: (52-55) 2487-8300.
     8. The principal offices of PricewaterhouseCoopers, S.C., independent registered public accounting firm and auditors of PEMEX for the fiscal years ended December 31, 2003, 2004, 2005, and 2006 are located at Mariano Escobedo No. 573, Colonia Rincón del Bosque, México D.F. 11580, telephone: (52-55) 5263-6000.
     9. The Mexican Government is not legally liable for, and is not a guarantor of, the new securities.
     10. Under Mexican law, all domestic hydrocarbon reserves are permanently and inalienably vested in Mexico and Mexico can exploit such hydrocarbon reserves only through Petróleos Mexicanos and the guarantors.
     11. Article 27 of the Constitution, Articles 1, 2, 3 and 4 (and related Articles) of the Regulatory Law, Articles 15, 16 and 19 of the Regulations to the Regulatory Law, Articles 6 and 13 (and other related Articles) of the General Law on National Patrimony, Articles 1, 2, 3 and 4 (and other related Articles) of the Organic Law and Article 4 of the Federal Code of Civil Procedure of Mexico, set forth, inter alia, that:

•	attachment prior to judgment, attachment in aid of execution and execution of a final judgment may not be ordered by Mexican courts against property of the guarantor and the subsidiary entities;

•	all domestic petroleum and hydrocarbon resources (whether in solid, liquid, gas or intermediate form) are permanently and inalienably vested in Mexico and, to that extent, are subject to immunity;

•	(1) the exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil, (2) the exploration, exploitation, production and first-hand sale of natural gas, as well as the transportation and storage inextricably linked with such exploitation and production, and (3) the production, transportation, storage, distribution and first-hand sale of the derivatives of petroleum (including petroleum products) and of the petroleum industry, are reserved exclusively to Mexico (and, to that extent, assets related thereto are entitled to immunity); and

•	Petróleos Mexicanos and the subsidiary guarantors are the public entities created and appointed by the Federal Congress of Mexico to conduct, control, develop and operate the petroleum industry of Mexico and are, therefore, entitled to immunity in respect of such exclusive rights and powers.
Except for the rights of immunity granted to Petróleos Mexicanos and to the subsidiary guarantors by the provisions above, neither Petróleos Mexicanos nor the subsidiary guarantors nor their respective properties or assets has any immunity in Mexico from jurisdiction of any court or from set-off or any legal process whether such jurisdiction is through process, notice or otherwise.
     12. In the event that you bring proceedings in Mexico seeking performance of Petróleos Mexicanos’ or the subsidiary guarantors’ obligations in Mexico, pursuant to the Mexican Monetary Law, Petróleos Mexicanos or any of the subsidiary guarantors may discharge its obligations by paying any sum due in currency other than Mexican pesos, in Mexican pesos at the rate of exchange prevailing in Mexico on the date when payment is made. Banco de México currently determines such rate every business day in Mexico and publishes it in the Official Gazette of the Federation on the following business day.

OFFICE OF THE MANAGING TRUSTEE OF THE ISSUER	OFFICE OF THE DELAWARE TRUSTEE OF THE ISSUER

The Bank of New York Mellon	BNY Mellon Trust of Delaware
Corporate Trust	100 White Clay Center, Route 273
Global Structured Finance Unit	P. O. Box 6995
101 Barclay Street, 4 East	Newark, DE 19714
New York, NY 10286

HEAD OFFICE OF PETRÓLEOS MEXICANOS AND EACH OF THE SUBSIDIARY GUARANTORS Avenida Marina Nacional No. 329 Colonia Huasteca México, D.F. 11311	AUDITORS OF PETRÓLEOS MEXICANOS KPMG Cárdenas Dosal, S.C. Independent Registered Public Accounting Firm Blvd. Manuel A. Camacho 176, First Floor Col. Reforma Social México, D.F. 11650

TRUSTEE, PRINCIPAL PAYING AND TRANSFER AGENT	EXCHANGE AGENT

Deutsche Bank	Deutsche Bank
Trust Company Americas	Trust Company Americas
for Deutsche Bank National Trust Company 25 DeForest Avenue 2nd Floor Summit, NJ 07901	for DB Services Tennessee, Inc. Trust & Securities Services Reorganization Unit 648 Grassmere Park Road Nashville, Tennessee 37211

LUXEMBOURG LISTING AGENT	PAYING AND TRANSFER AGENT AND LUXEMBOURG EXCHANGE AGENT

KBL European Private Bankers S.A. 43 Boulevard Royal L-2955 Luxembourg	Deutsche Bank Luxembourg S.A. 2 Boulevard Konrad Adenauer L-1115 Luxembourg Ref: Coupon Paying Dept.
LEGAL ADVISORS
To the issuer, the guarantor and the
subsidiary guarantors as to U.S. law:	To the issuer as to Delaware law:
Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006	Richards, Layton & Finger, P.A. One Rodney Square P.O. Box 551 Wilmington, DE 19899

To the guarantor and the subsidiary
guarantors as to Mexican law:
General Counsel and Head of the Legal Department
Petróleos Mexicanos
Avenida Marina Nacional No. 329
Colonia Huasteca
México, D.F. 11311

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers
          Under Mexican law, when an officer or director of a corporation acts within the scope of his authority, the corporation will answer for any resulting liabilities or expenses.
Item 21. Exhibits and Financial Statement Schedules
(a) Exhibits

3.1	Trust Agreement, dated as of November 10, 1998, among The Bank of New York Mellon, BNY Mellon Trust of Delaware and Petróleos Mexicanos (previously filed as Exhibit 3.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

3.2	Amendment No. 1, dated as of November 17, 2004, to the Trust Agreement among The Bank of New York Mellon, BNY Mellon Trust of Delaware and Petróleos Mexicanos (previously filed as Exhibit 2.10 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

3.3	Amendment No. 2, dated as of December 22, 2004, to the Trust Agreement among The Bank of New York Mellon, BNY Mellon Trust of Delaware and Petróleos Mexicanos (previously filed as Exhibit 2.11 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

3.4	Amendment No. 3, dated as of August 17, 2006, to the Trust Agreement among The Bank of New York Mellon, BNY Mellon Trust of Delaware and Petróleos Mexicanos (previously filed as Exhibit 3.4 to the Petróleos Mexicanos Registration Statement on Form F-4/A (File No. 333-136674) on October 27, 2006 and incorporated by reference herein).

3.5	Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (the Organic Law), as amended effective January 1, 1994, together with an English translation (previously filed as Exhibit 3.1 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).

3.6	Reglamento de la Ley Orgánica de Petróleos Mexicanos (Regulations to the Organic Law), together with an English translation (previously filed as Exhibit 3.2 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).

3.7	Reglamento de Gas Natural (Natural Gas Regulation), effective November 9, 1995, together with an English translation (previously filed as Exhibit 1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 1996 and incorporated by reference herein).

3.8	Decreto por el que se Reforma la Ley Reglamentaria del Articulo 27 Constitucional en el Ramo del Petróleo (Decree that Amends the Regulatory Law to Article 27 of the Political Constitution of the United Mexican States Concerning Petroleum Affairs), effective November 14, 1996 (previously filed as Exhibit 1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1997 and incorporated by reference herein).

3.9	Decreto por el que se adiciona el Reglamento de la Ley Orgánica de Petróleos Mexicanos (Decree that adds to the Regulations to the Organic Law of Petróleos Mexicanos), together with an English translation, effective April 30, 2001 (previously filed as Exhibit 1.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 2001 and incorporated by reference herein).

3.10	Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (the Organic Law of Petróleos Mexicanos and Subsidiary Entities), as amended effective January 16, 2002 (English translation) (previously filed as Exhibit 1.6 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) on November 15, 2002 and incorporated by reference herein).

3.11	Decreto por el que se adicionan dos párrafos al artículo 6o. de la Ley Reglamentaria del artículo 27 Constitucional en el Ramo del Petróleo y se reforma el tercer párrafo y adiciona un último párrafo al artículo 3º de la Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (Decree that adds two paragraphs to Article 6 of the Regulatory Law to Article 27 of the Political Constitution of the United Mexican States Concerning Petroleum Affairs and amends the third paragraph and adds a last paragraph to Article 3 of the Organic Law of Petróleos Mexicanos and Subsidiary Entities) together with an English translation, effective January 13, 2006 (previously filed as Exhibit 1.7 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2006 and incorporated by reference herein).

4.1	Indenture, dated as of July 31, 2000, among Pemex Project Funding Master Trust, Petróleos Mexicanos and Bankers Trust (previously filed as Exhibit 2.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 2001 and incorporated by reference herein).

4.2	Indenture, dated as of December 30, 2004, among Pemex Project Funding Master Trust, Petróleos Mexicanos and Deutsche Bank Trust Company Americas (previously filed as Exhibit 2.7 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

4.3	Form of 5.75% Guaranteed Notes due 2018.

4.4	Form of 6.625% Guaranteed Bonds due 2035.

4.5	Form of 6.625% Guaranteed Bonds due 2038.

4.6	Guaranty Agreement, dated July 29, 1996, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (previously filed as Exhibit 4.4 to Petróleos Mexicanos’ Registration Statement on Form F-4 (File No. 333-7796) on October 17, 1997 and incorporated by reference herein).

4.7	Assignment and Indemnity Agreement, dated as of November 10, 1998, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and Pemex Project Funding Master Trust, and The Bank of New York Mellon (previously filed as Exhibit 3.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

4.8	Amendment No. 1, dated as of August 17, 2006, to the Assignment and Indemnity Agreement among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and Master Trust, (previously filed as Exhibit 4.7 to the Petróleos Mexicanos Registration Statement on Form F-4/A (File No. 333-136674) on October 27, 2006 and incorporated by reference herein).

The registrant agrees to furnish to the Securities and Exchange Commission, upon request, copies of any instruments that define the rights of holders of long-term debt of the registrant that are not filed as exhibits to this annual report.

5.1	Opinion of Richards, Layton & Finger, special Delaware counsel to Pemex Project Funding Master Trust.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to Pemex Project Funding Master Trust and Petróleos Mexicanos.

5.3	Opinion of Lic. José Néstor García Reza, General Counsel of Petróleos Mexicanos.

10.1	Agreement for the Financial Strengthening of Petróleos Mexicanos between the Federal Government of Mexico and Petróleos Mexicanos, together with a summary in English (previously filed as Exhibit 10.1 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).

10.2	Amendment to the Agreement for the Financial Strengthening of Petróleos Mexicanos between the Federal Government of Mexico and Petróleos Mexicanos, dated December 18, 1997, together with an English translation (previously filed as Exhibit 10.1 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) on July 20, 1998 and incorporated by reference herein).

10.3	Receivables Purchase Agreement, dated as of December 1, 1998, by and among Pemex Finance, Ltd., P.M.I. Comercio Internacional, S.A. de C.V., PMI Services B.V. and Pemex-Exploración y Producción (previously filed as Exhibit 3.3 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

10.4	Transfer of Funds Agreement, dated as of November 24, 2000, among Pemex Project Funding Master Trust, Petróleos Mexicanos and the Federal Government of Mexico (English translation) (previously filed as Exhibit 4.4 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) on November 15, 2002 and incorporated by reference herein).

12.1	Computation of Ratios of Earnings to Fixed Charges (previously filed as Exhibit 7.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2008 and incorporated by reference herein).

21.1	List of Subsidiaries (previously filed as Exhibit 8.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2008 and incorporated by reference herein).

23.1	Consent of Richards, Layton & Finger (included in Exhibit 5.1).

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).

23.3	Consent of Lic. José Néstor García Reza, General Counsel of Petróleos Mexicanos (included in Exhibit 5.3).

23.4	Consent of KPMG Cárdenas Dosal, S.C., an independent registered public accounting firm.

23.5	Consent of PricewaterhouseCoopers, S.C., an independent registered public accounting firm.

23.6	Consent of Ryder Scott Company, L.P.

23.7	Consent of Netherland, Sewell International, S. de R.L. de C.V.

23.8	Consent of DeGolyer and MacNaughton.

24.1	Power of Attorney.

25.1	Statement of Eligibility of Trustee on Form T-1 (previously filed as Exhibit 25.1 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

99.1	Form of Letter to Brokers.

99.2	Form of Letter to Clients.
          The exhibits do not include certain instruments defining the rights of holders of long-term debt of the registrants or their subsidiaries for which consolidated or unconsolidated financial statements are required to be filed because under such instruments the total amount of notes authorized does not exceed 10% of the total assets of the registrants and their subsidiaries on a consolidated basis. The registrants agree to furnish a copy of any such instrument to the Securities and Exchange Commission upon its request.
(b) Financial Statement Schedules
          All schedules have been omitted because they are not required or are not applicable, or the information is included in the financial statements or notes thereto.
(c) Not applicable.
Item 22. Undertakings
     (a) The undersigned registrants hereby undertake:
          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement.
          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          4. To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least current as the date of those financial statements.
          5. That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          6. That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
          7. The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
          8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
          9. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          10. The undersigned registrants hereby undertake: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

SIGNATURE PAGE OF PEMEX PROJECT FUNDING MASTER TRUST
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on July 23, 2008.

PEMEX PROJECT FUNDING MASTER TRUST

By	/s/ Guadalupe Merino Bañuelos

Guadalupe Merino Bañuelos
Associate Managing Director of Finance and
Attorney-in-Fact of the Pemex Project Funding
Master Trust

SIGNATURE PAGE OF PETRÓLEOS MEXICANOS
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on July 23, 2008.

PETROLEOS MEXICANOS

By:	/s/ Jesús Reyes Heroles González Garza

Jesús Reyes Heroles González Garza
Director General of Petróleos Mexicanos
Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.
KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints José Elías Sahab Jaik, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

/s/ Jesús Reyes Heroles González Garza	Director General (Chief Executive Officer)	July 23, 2008

Jesús Reyes Heroles González Garza

/s/ Esteban Levin Balcells	Corporate Director of Finance (Chief	July 23, 2008

Esteban Levin Balcells	Financial Officer)

/s/ Victor Manuel Cámara Peón	Deputy Director of Financial Information	July 23, 2008

Victor Manuel Cámara Peón	Systems (Chief Accounting Officer)

SIGNATURE PAGE OF PETRÓLEOS MEXICANOS
(continued)
BOARD OF DIRECTORS

Name	Title	Date

/s/ Georgina Y. Kessel Martínez	Chairwoman of the Board of Directors of Petróleos Mexicanos and Secretary of Energy	July 23, 2008

Georgina Y. Kessel Martínez

/s/ Eduardo Sojo Garza Aldape	Director and Secretary of Economy	July 23, 2008

Eduardo Sojo Garza Aldape

/s/ Juan Rafael Elvira Quesada	Director and Secretary of the Environment	July 23, 2008

Juan Rafael Elvira Quesada	and Natural Resources

/s/ Gerardo Ruiz Mateos Gerardo Ruiz Mateos	Director and Head of the President’s Office	July 23, 2008

/s/Agustín Guillermo Carstens Carstens Agustín Guillermo Carstens Carstens	Director and Secretary of Finance and Public Credit	July 23, 2008

/s/ Luis Téllez Kuenzler Luis Téllez Kuenzler	Director and Secretary of Communications and Transportation	July 23, 2008

/s/ Fernando Pacheco Martínez Fernando Pacheco Martínez	Director and Union Representative	July 23, 2008

/s/ Jorge Wade González Jorge Wade González	Director and Union Representative	July 23, 2008

/s/ Luis Ricardo Aldana Prieto Luis Ricardo Aldana Prieto	Director and Union Representative	July 23, 2008

/s/ Héctor Manuel Sosa Rodríguez Héctor Manuel Sosa Rodríguez	Director and Union Representative	July 23, 2008

/s/ Pedro García Barabata Pedro García Barabata	Director and Union Representative	July 23, 2008

SIGNATURE PAGE OF PEMEX-EXPLORATION AND PRODUCTION
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on July 23, 2008.

PEMEX-EXPLORATION AND PRODUCTION

By:	/s/ Carlos A. Morales Gil

Carlos A. Morales Gil
Director General of Pemex-Exploration and
Production
Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.
KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Raoul Capdevielle Orozco, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

/s/ Carlos A. Morales Gil Carlos A. Morales Gil	Director General	July 23, 2008

/s/ Jorge Collard de la Rocha Jorge Collard de la Rocha	Deputy Director of Management and Finance (Chief Financial Officer)	July 23, 2008

/s/ Rafael Muller Landeros Rafael Muller Landeros	Associate Managing Director of Financial Resources (Chief Accounting Officer)	July 23, 2008

SIGNATURE PAGE OF PEMEX-EXPLORATION AND PRODUCTION
(continued)
BOARD OF DIRECTORS

Name	Title	Date

/s/ Jesús Reyes Heroles González Garza Jesús Reyes Heroles González Garza	Chairman of the Board of Directors of Pemex-Exploration and Production and Director General of Petróleos Mexicanos	July 23, 2008

/s/ José Antonio Ceballos Soberanis José Antonio Ceballos Soberanis	Director and Director General of Pemex-Refining	July 23, 2008

/s/ Roberto Ramírez Soberón Roberto Ramírez Soberón	Director and Director General of Pemex-Gas and Basic Petrochemicals	July 23, 2008

/s/ Rafael Beverido Lomelín Rafael Beverido Lomelín	Director and Director General of Pemex-Petrochemicals	July 23, 2008

Mario Gabriel Budebo	Director and Undersecretary of Hydrocarbons of the Ministry of Energy

Dionisio Arturo Pérez-Jácome Friscione	Director and Undersecretary of Disbursements of the Ministry of Finance and Public Credit

/s/ Raúl Alejandro Livas Elizondo Raúl Alejandro Livas Elizondo	Director and Corporate Director of Operations of Petróleos Mexicanos	July 23, 2008

SIGNATURE PAGE OF PEMEX-REFINING
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on July 23, 2008.

PEMEX-REFINING
By:	/s/ José Antonio Ceballos Soberanis
José Antonio Ceballos Soberanis
Director General of Pemex-Refining

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.
KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Raoul Capdevielle Orozco, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

/s/ José Antonio Ceballos Soberanis José Antonio Ceballos Soberanis	Director General	July 23, 2008

/s/ José Antonio Gómez Urquiza de la Macorra José Antonio Gómez Urquiza de la Macorra	Deputy Director of Finance and Management (Chief Financial Officer)	July 23, 2008

/s/ Ricardo Zepeda Bustos Ricardo Zepeda Bustos	Associate Managing Director of Financial Resources (Chief Accounting Officer)	July 23, 2008

SIGNATURE PAGE OF PEMEX-REFINING
(continued)
BOARD OF DIRECTORS

Name	Title	Date

/s/ Jesús Reyes Heroles González Garza Jesús Reyes Heroles González Garza	Chairman of the Board of Directors of Pemex-Refining and Director General of Petróleos Mexicanos	July 23, 2008

/s/ Roberto Ramírez Soberón Roberto Ramírez Soberón	Director and Director General of Pemex-Gas and Basic Petrochemicals	July 23, 2008

/s/ Carlos A. Morales Gil Carlos A. Morales Gil	Director and Director General of Pemex-Exploration and Production	July 23, 2008

/s/ Rafael Beverido Lomelín Rafael Beverido Lomelín	Director and Director General of Pemex-Petrochemicals	July 23, 2008

/s/ Jordy H. Herrera Flores Jordy H. Herrera Flores	Director and Undersecretary of Energy Planning and Technological Development of the Ministry of Energy	July 23, 2008

Dionisio Arturo Pérez-Jácome Friscione	Director and Undersecretary of Disbursements of the Ministry of Finance and Public Credit

Roberto Ortega Lomelín	Director and Executive Coordinator to the General Direction of Petróleos Mexicanos

SIGNATURE PAGE OF PEMEX-GAS AND BASIC PETROCHEMICALS
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on July 23, 2008.

PEMEX-GAS AND BASIC PETROCHEMICALS
By:	/s/ Roberto Ramírez Soberón
Roberto Ramírez Soberón
Director General of Pemex-Gas and Basic Petrochemicals

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.
KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Raoul Capdevielle Orozco, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

/s/ Roberto Ramírez Soberón Roberto Ramírez Soberón	Director General	July 23, 2008

/s/ Agustín Castro Pérez Agustín Castro Pérez	Deputy Director of Management and Finance (Chief Financial Officer)	July 23, 2008

/s/ Mónica Ruvalcaba Gallardo Mónica Ruvalcaba Gallardo	Associate Managing Director of Accounting (Chief Accounting Officer)	July 23, 2008

SIGNATURE PAGE OF PEMEX-GAS AND BASIC PETROCHEMICALS
(continued)
BOARD OF DIRECTORS

Name	Title	Date

/s/ Jesús Reyes Heroles González Garza Jesús Reyes Heroles González Garza	Chairman of the Board of Directors of Pemex-Gas and Basic Petrochemicals and Director General of Petróleos Mexicanos	July 23, 2008

/s/ Carlos A. Morales Gil Carlos A. Morales Gil	Director and Director General of Pemex-Exploration and Production	July 23, 2008

/s/ José Antonio Ceballos Soberanis José Antonio Ceballos Soberanis	Director and Director General of Pemex-Refining	July 23, 2008

/s/ Rafael Beverido Lomelín Rafael Beverido Lomelín	Director and Director General of Pemex-Petrochemicals	July 23, 2008

Mario Gabriel Budebo	Director and Undersecretary of Hydrocarbons of the Ministry of Energy

Dionosio Pérez-Jácome Friscione	Director and Undersecretary of Disbursements of the Ministry of Finance and Public Credit

Roberto Ortega Lomelín	Director and Executive Coordinator to the General Direction of Petróleos Mexicanos

AUTHORIZED REPRESENTATIVE OF
PETRÓLEOS MEXICANOS AND THE GUARANTORS
IN THE UNITED STATES
KNOW ALL MEN BY THESE PRESENT, that Ismael Hernández Amor constitutes and appoints José Elías Sahab Jaik, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacity and on the date indicated.

Name	Title	Date

/s/ Ismael Hernández Amor	P.M.I. Holdings North America, Inc.	July 23, 2008
Ismael Hernández Amor